UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement.
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☒	Definitive Proxy Statement.
☐	Definitive Additional Materials.
☐	Soliciting material under Rule 14a-12.

MARTEN TRANSPORT, LTD.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dear Stockholder:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders of Marten Transport, Ltd. The meeting will be held on May 6, 2025, at 2:00 p.m. local time at the Roger Marten Community Center, 120 South Franklin Street, Mondovi, Wisconsin.

We suggest you carefully read the enclosed Notice of Annual Meeting and Proxy Statement.

We hope you will attend the Annual Meeting. Whether or not you attend, we urge you to complete, sign, date and return the enclosed proxy card in the enclosed envelope in order to have your shares represented and voted at the Annual Meeting.

Very truly yours,

Randolph L. Marten Executive Chairman of the Board

March 17, 2025

MARTEN TRANSPORT, LTD.

129 Marten Street

Mondovi, Wisconsin 54755

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 6, 2025

TO THE STOCKHOLDERS OF MARTEN TRANSPORT, LTD.:

The Annual Meeting of Stockholders of Marten Transport, Ltd. will be held on May 6, 2025, at 2:00 p.m. local time at the Roger Marten Community Center, 120 South Franklin Street, Mondovi, Wisconsin for the following purposes:

1.	To elect seven directors to serve for the next year or until their successors are elected and qualified.

2.	To approve the Marten Transport, Ltd. 2025 Equity Incentive Plan.

3.	To consider and hold a vote on an advisory resolution to approve executive compensation.

4.	To consider and vote on a proposal to ratify the selection of Grant Thornton LLP as our independent public accountants for 2025.

5.	To transact other business if properly brought before the Annual Meeting or any adjournment thereof.

Only stockholders of record as shown on the books of the Company at the close of business on March 7, 2025, will be entitled to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

Patrick J. Pazderka Secretary

March 17, 2025

MARTEN TRANSPORT, LTD.

129 Marten Street

Mondovi, Wisconsin 54755

PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS

MAY 6, 2025

INTRODUCTION

The Annual Meeting of Stockholders of Marten Transport, Ltd. will be held on May 6, 2025, at 2:00 p.m. local time at the Roger Marten Community Center, 120 South Franklin Street, Mondovi, Wisconsin. See the Notice of Meeting for the purposes of the meeting.

A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors of Marten Transport, Ltd. to MARK, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENVELOPE PROVIDED. Postage is not required if mailed in the United States. We will pay the cost of soliciting proxies, including preparing, assembling and mailing the proxies. We will also pay the cost of forwarding such material to the beneficial owners of our common stock, par value $.01 per share. Our directors, officers and regular employees may, for no additional compensation, solicit proxies by telephone or personal conversation. We may reimburse brokerage firms and others for the expenses of forwarding proxy material to the beneficial owners of our common stock.

Any proxy given in accordance with this solicitation and received in time for the Annual Meeting will be voted in accordance with the instructions given in the proxy. Any stockholder giving a proxy may revoke it at any time before its use at the Annual Meeting by giving written notice of revocation to our Secretary. The revocation notice may be given before the Annual Meeting, or a stockholder may appear at the Annual Meeting and give written notice of revocation before use of the proxy.

We expect to mail this Proxy Statement, the proxy card and Notice of Meeting to stockholders on or about March 17, 2025.

The terms “we,” “us,” “our,” or the “Company” or similar terms refer to Marten Transport, Ltd.

VOTING OF SHARES

Only holders of common stock of record at the close of business on March 7, 2025 will be entitled to vote at the Annual Meeting. On March 7, 2025, we had 81,464,511 shares of common stock outstanding. For each share of common stock that you own of record at the close of business on March 7, 2025, you are entitled to one vote on each matter voted on at the Annual Meeting. Holders of shares of common stock are not entitled to cumulative voting rights.

Presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock on March 7, 2025 (40,732,256 shares) is required for a quorum to conduct business. In general, shares of common stock represented by a properly signed and returned proxy card will count as shares present at the Annual Meeting to determine a quorum. This is the case regardless of whether the proxy card reflects votes withheld from the election of director nominees or abstentions (or is left blank) or reflects a “broker non-vote” on a matter. If your shares are held in “street name” and you do not indicate how you wish to vote, your broker is permitted to exercise its discretion to vote your shares only on certain “routine” matters. Proposal One – Election of Directors, Proposal Two – Approval of the Marten Transport, Ltd. 2025 Equity Incentive Plan and Proposal Three – Advisory Approval of Executive Compensation are not “routine” matters. If you do not direct your broker how to vote on these proposals, your broker may not exercise discretionary voting authority and may not vote your shares on these proposals. This is called a “broker non-vote” and although your shares will be considered to be represented by proxy at the annual meeting for purposes of a quorum, they are not considered to be shares “entitled to vote” at the annual meeting and will not be counted as having been voted on these non-routine matters. The ratification of Grant Thornton LLP is a “routine” matter and your broker is permitted to exercise discretionary voting authority to vote your shares “for” or “against” the proposal in the absence of your instruction.

Assuming a quorum is present at the Annual Meeting, any business, except for the election of directors and the approval of the Marten Transport, Ltd. 2025 Equity Incentive Plan, that may properly come before the Annual Meeting requires the approval of a majority of the shares voting in person or by proxy on that proposal. With respect to the election of directors, the seven director nominees receiving the greatest number of votes cast for the election of directors will be elected as directors. The proposal to approve the Marten Transport, Ltd. 2025 Equity Incentive Plan requires the affirmative vote of a majority of the outstanding shares of our common stock, present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting. The advisory vote on executive compensation is non-binding; provided, however, our Compensation Committee and Board expect to take into account the outcome of the vote when considering future executive compensation decisions.

You may vote for or against a proposal or may abstain from voting on a proposal. Shares voted as abstaining on a proposal will have the effect of a vote against the proposal. You may vote for all nominees for director or withhold authority to vote for all or certain nominees but you do not have the choice to abstain. Votes withheld from the election of director nominees, therefore, will be excluded entirely from such vote and will have no effect. Broker non-votes on the proposal for the election of directors, the approval of the Marten Transport, Ltd. 2025 Equity Incentive Plan and the advisory vote on executive compensation will be treated as shares not entitled to vote on such proposals and, therefore, will not be counted as voted shares. A broker may exercise discretion and may vote shares that are not directed how to vote on the ratification of Grant Thornton LLP as our independent public accountants.

Shares of common stock represented by properly executed proxy cards will be voted as directed on the proxy cards. Proxies signed by stockholders but lacking any voting instructions will be voted in favor of each of the proposals or in favor of management’s recommendation for a proposal, as appropriate. The proxies named on the proxy cards will use their judgment to vote such proxies on any other business that may properly come before the Annual Meeting.

ELECTION OF DIRECTORS

Proposal 1

Nomination

Our Amended and Restated Bylaws provide that the Board shall have at least one member, or a different number of members as may be determined by the Board of Directors or the stockholders. Effective as of the Annual Meeting, the Board size shall be set at and consist of seven members. The Board of Directors currently consists of eight members. The Nominating/Corporate Governance Committee has recommended to our Board of Directors that the seven persons listed below be nominated for election at the Annual Meeting and our Board has nominated the seven persons listed below. Thomas Winkel, a current Board member, will not seek re-election to the Board and his departure from the Board will be effective immediately prior to the Annual Meeting. If elected, the individuals will serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. Each of the nominees are members of the present Board of Directors, and each was elected at last year’s Annual Meeting of Stockholders.

The Board recommends a vote FOR the election of each of the nominees listed below. The seven nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast will be elected as directors. If, before the Annual Meeting, the Board learns that any nominee will be unable to serve because of death, incapacity or other unexpected occurrence, the proxies that would have been voted for the nominee will be voted for a substitute nominee recommended by the Nominating/Corporate Governance Committee and selected by the Board. The proxies may also, at the Board’s discretion, be voted for the remaining nominees. The Board believes that all nominees will be able to serve at the time of the Annual Meeting. No arrangements or understandings exist between any nominee and any other person under which such nominee was selected.

Information about Nominees

The following chart and paragraphs provide information as of the date of this proxy statement about each nominee. The information presented includes information each director has given us about his or her age as of February 14, 2025, all positions currently held, principal occupation and business experience for the past five years, and the names of other publicly-held companies of which such director currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our director nominees display personal and professional integrity; broad-based business acumen; a high level of understanding of our business and the transportation industry; strategic thinking and a willingness to share ideas; and have a diversity of experiences, expertise and background.

Name of Nominee	Age	Principal Occupation	Director Since

Randolph L. Marten	72	Our Executive Chairman of the Board	1980

Larry B. Hagness	75	Chief Executive Officer of Durand Builders Service, Inc. Durand, Wisconsin	1991

Jerry M. Bauer	72	Chairman of the Board and Chief Executive Officer of Bauer Built, Inc. Durand, Wisconsin	1997

Robert L. Demorest	79	Business Consultant and Retired President, Chief Executive Officer and Chairman of the Board of MOCON, Inc. Minneapolis, Minnesota	2007

Ronald R. Booth	74	Retired Partner, KPMG LLP Dellwood, Minnesota	2015

Kathleen P. Iverson	68	Retired President, Chief Executive Officer and Chairman of the Board of CyberOptics Corporation Cumberland, Wisconsin	2020

Patricia L. Jones	62	Founder and Chief Executive Officer of Culture Circus LLC Minneapolis, Minnesota	2023

Other Information about Nominees

Randolph L. Marten has been a full-time employee of ours since 1974. Mr. Marten has been a Director since October 1980 and our Executive Chairman of the Board since May 2021. Mr. Marten also served as our Chairman of the Board from August 1993 to May 2021, our Chief Executive Officer from January 2005 to May 2021, our President from June 1986 to June 2008, our Chief Operating Officer from June 1986 to August 1998 and as a Vice President from October 1980 to June 1986. We believe Mr. Marten’s qualifications to sit on our Board of Directors include his four decades of experience in the trucking industry, including 44 years as an executive officer.

Larry B. Hagness has been a Director since July 1991. Mr. Hagness has been the Chief Executive Officer of Durand Builders Service, Inc., a retail lumber/home center outlet and general contractor, since 2016 and served as the President of Durand Builders Service, Inc. from 1978 to 2016. Mr. Hagness is the principal stockholder of Durand Builders Service, Inc. Mr. Hagness was an officer and owner of Main Street Graphics, a commercial printing company, from 1985 through 2014, and also served on the Board of Directors of Chippewa Valley Technical College from 2007 through 2013. We believe Mr. Hagness’s qualifications to sit on our Board of Directors include his management experience with Durand Builders Service, Inc. and his years of experience as our director.

Jerry M. Bauer has been a Director since January 1997. Mr. Bauer has been the Chief Executive Officer of Bauer Built, Inc. since 1976 and the Chairman of the Board since 1980. Bauer Built is a distributor of new and retreaded tires and related products and services throughout the Midwest. Mr. Bauer also serves on the Board of Directors of ABM Equipment, Hopkins, Minnesota since 2021. Mr. Bauer served on the Board of Directors of Security Financial Bank, Durand, Wisconsin from 1992 through 2022, on the Board of Directors of Mason Companies, Inc., Chippewa Falls, Wisconsin from 1999 through 2008 and on the Board of Directors of Spectrum Aeromed, Fargo, North Dakota from 2019 to 2021. We believe Mr. Bauer’s qualifications to sit on our Board include his operational experience as the Chairman of the Board and Chief Executive Officer of a company that specializes in tires, an important component for a trucking company, combined with his board experience.

Robert L. Demorest has been a Director since December 2007. Mr. Demorest served as the President, Chief Executive Officer and Chairman of the Board of MOCON, Inc., a publicly traded company that provides consulting services and designs, manufactures, markets and services measurement and analytical instruments primarily for food, beverage and pharmaceutical companies world-wide, from 2000 to 2017, at which time he retired. Prior to that time, Mr. Demorest had been President of MOCON, Inc. for more than five years. Mr. Demorest is now a business consultant to global companies, and we believe Mr. Demorest’s qualifications to sit on our Board of Directors include his years of experience as a Chief Executive Officer leading a world-wide, publicly-traded organization.

Ronald R. Booth has been a Director since December 2015. Mr. Booth was employed by KPMG LLP, an international public accounting firm, where he worked from 1973 until his retirement in 2009 and where he served as an audit partner beginning in 1984. During his 36-year tenure with KPMG, Mr. Booth provided audit and business advisory services to clients in various industries, including the manufacturing, retail, distribution and transportation industries. Mr. Booth holds a B.S. in Accounting from Iowa State University. Mr. Booth also served as treasurer and a director for Habitat for Humanity of Minnesota, a not-for-profit organization, from 2009 through 2015. We believe Mr. Booth’s qualifications to sit on our Board of Directors include his extensive financial and accounting experience as an audit partner in a national accounting firm.

Kathleen P. Iverson has been a Director since March 2020. Ms. Iverson retired in 2016 from her position as a part-time Chief Executive Officer of Black Hills IP, a provider of IP, paralegal and trademark services, since 2014. Ms. Iverson served on the Board of Directors of Nortech Systems Incorporated, an electronic manufacturing services company listed on the NASDAQ Capital Market exchange, from 2015 until 2021. She previously served on the Board of Directors of MOCON, Inc. from 2014 until 2017 and Speed Commerce Inc. from 2008 until 2014. Ms. Iverson served as President, Chief Executive Officer and Chairman of the Board of CyberOptics Corporation, a designer and manufacturer of optical process control sensors and measurement inspection systems used in the electronic assembly and semiconductor industries, from 2003 until her retirement in 2014. Ms. Iverson held a variety of positions with CyberOptics beginning in 1998; she was a director from 1998 through 2014. We believe Ms. Iverson’s qualifications to sit on our Board of Directors include her experience as a President, Chief Executive Officer and Chairman of the Board of a publicly traded manufacturing company, combined with her board experience.

Patricia L. Jones has been a Director since March 2023. Ms. Jones is the founder of Culture Circus LLC, a management consulting firm, and has been its Chief Executive Officer since 2019 and has served as SVP HR for the National Marrow Donor Program since 2020. Ms. Jones was Chief Administrative Officer of TCF Financial Corporation from 2017 until 2019. Ms. Jones previously held executive positions at Arctic Cat Inc., Lifetouch Inc., Allina Health, H.B. Fuller Company and Northwest Airlines, Inc. Ms. Jones currently serves on the Board of Directors of Royal Neighbors of America where she is the chair of the governance committee and is a member of the investment committee. We believe Ms. Jones’ qualifications to sit on our Board of Directors include her extensive executive level experience and her background in human resources and corporate governance.

Corporate Governance

Our Board of Directors has adopted an Audit Committee Charter, a Compensation Committee Charter, a Nominating/Corporate Governance Committee Charter, Corporate Governance Standards, Policy Regarding Related Party Transactions, a Clawback Policy, a Code of Ethics for Senior Financial Management and a Code of Ethics/Conduct that applies to all officers, directors, employees and independent contractors. We have posted each of these documents on our website at www.marten.com. The information contained in or connected to our website is not incorporated by reference into or considered a part of this Proxy Statement.

Board Oversight of Risk

Management is responsible for our day-to-day risk management and the Board’s responsibility is to engage in informed oversight of and provide overall direction with respect to such risk management. Our Board administers its risk oversight function directly and through its committees, which includes regular meetings with management to discuss, identify and mitigate potential areas of risk. Our Board’s approach to risk management is to focus on understanding the nature and time horizon of our enterprise risks, to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value, while at the same time overseeing an appropriate level of risk for the Company. The Board evaluates risk taking into consideration the potential timeframe in which the risk exists (e.g., short-term, intermediate-term or long-term) and applies greater oversight of a potential risk based upon the immediacy of the risk being assessed as well as our potential exposure to the risk. The Board and management regularly consult with outside advisors, including, among others, its legal counsel, independent auditors, insurance brokers and information security consultants regarding potential future risks and trends. Although we do not currently have an individual holding the position of Chief Compliance Officer, our Chief Financial Officer is responsible for overseeing and monitoring the processes by which we comply with all applicable laws, regulations, policies and procedures. We believe our current board leadership structure helps ensure proper risk oversight, based on the allocation of duties among committees and the role of our independent directors in risk oversight.

While our Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. As part of its charter, the Audit Committee discusses with management and the independent auditors our adequacy and effectiveness of accounting and financial controls, including our systems to monitor and manage business, information technology and cybersecurity risks. On an annual basis management prepares and presents to the Audit Committee a risk management summary that identifies risks by operational department (e.g., executive, finance, human resources, information systems, maintenance, operations, sales and marketing, risk management and safety), estimated maximum exposure per occurrence, the risk management option and insured level. The Board, its committees and management continually reassess our risk environment based on changing circumstances and new information. The Audit Committee regularly discusses with management our enterprise risk management process, including our major risk exposures, the steps management has taken to monitor and control such exposures, and guidelines and policies to govern our risk assessment and risk management processes. The Audit Committee periodically reports to the Board regarding significant matters identified with respect to the foregoing, including, among others, our risk assessment and risk management approach to cybersecurity and climate change. Our Compensation Committee reviews our overall compensation programs and is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Nominating and Corporate Governance Committee manages risks associated with the Board’s composition and corporate governance practices, as well as director independence, ethics and conflicts of interest. The Board and its committees regularly discuss with management our major risk exposures, including significant emerging risks, their potential impact on us and the steps we take to manage them.

Corporate Governance Standards

Our Corporate Governance Standards provide guidelines which govern the qualifications and conduct of our Board. Our standards are consistent with the corporate governance requirements of the Sarbanes-Oxley Act of 2002 and the corporate governance listing requirements applicable to companies whose securities are listed on the NASDAQ Global Select Market. Our Corporate Governance Standards address, among other matters, the following:

●	regular meetings of our Board of Directors;

●	attendance by directors at annual meetings of stockholders;

●	conduct of Board meetings;

●	meetings of independent directors;

●	director access to executive officers and employees;

●	the composition, membership and selection of our Board of Directors;

●	the compensation and evaluation of performance of our Board of Directors and its committees;

●	the organization and basic function of Board committees;

●	the evaluation of the performance of our Chairman of the Board and Chief Executive Officer; and

●	stockholder communications with directors.

Code of Ethics for Senior Financial Management

Our Code of Ethics for Senior Financial Management applies to all of our executive officers, including our Executive Chairman of the Board, our Chief Executive Officer and our Executive Vice President and Chief Financial Officer, along with our Senior Vice President of Finance and Controller and other employees performing similar functions who have been identified by the Executive Chairman of the Board, and meets the requirements of the Securities and Exchange Commission, or SEC. We have posted our Code of Ethics for Senior Financial Management on our website at www.marten.com. We intend to disclose any amendments to and any waivers from a provision of our Code of Ethics for Senior Financial Management on our website within five business days following the amendment or waiver.

Risk Considerations in our Compensation Program

Our Compensation Committee has discussed risk as it relates to our compensation policies and practices for our employees and the Committee does not believe our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us because of the way we structure our compensation policies and practices. We structure our compensation policies and practices to consist of both fixed and variable compensation. The fixed (or salary) portion of compensation is designed to provide a steady income regardless of the metrics associated with our business so that employees do not feel pressured to focus exclusively on business metrics to the detriment of our business. The variable component of our pay structure includes stock options, performance-based unit awards and performance-based cash bonuses. Our stock options generally vest over five years and are only valuable if our stock price increases over time so employees are encouraged to add to our long-term value. Our performance unit awards vest based upon both increases in our profitability over a five-year period and a service-based vesting component. We believe that our compensation programs have an appropriate mix of fixed and variable compensation to ensure our compensation objectives and philosophy are being met without encouraging our employees to engage in unnecessary or excessive risk-taking that is reasonably likely to have a material adverse effect on us. Our Compensation Committee regularly monitors its compensation policies and practices to determine whether its risk management objectives are being met as it incentivizes our employees.

Hedging Policy

To prevent speculation or hedging of interests in our equity by our employees, we adopted in 2014 a policy prohibiting employees, officers and directors from engaging in any hedging or monetization transactions with respect to our securities, including through the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards or other derivative instruments, or through the establishment of a short position in our securities. Under the policy, our employees, officers and directors may not engage in short-term or speculative transactions in our securities, such as short-term trading or publicly traded options which could create heightened legal risk and/or the appearance of improper or inappropriate conduct by such employees, officers or directors.

Code of Ethics/Conduct

Our Code of Ethics/Conduct applies to all of our officers, directors, non-driver employees, driver employees and independent contractors. The Code is intended to promote honest and ethical conduct and to provide guidance for the appropriate handling of various business situations. The Code addresses, among other matters, legal and regulatory compliance, insider trading, confidentiality, conflicts of interest, competition and fair dealing, financial reporting and record-keeping, protection and proper use of our assets, and the reporting of illegal or unethical behavior. Employees may anonymously report possible violations of the Code via a toll-free telephone number, which is monitored by the chair of our Audit Committee. Waivers of the Code for officers and directors may be made only by our Board and will be promptly disclosed if and as required by law or NASDAQ listing requirements. We have posted our Code of Ethics/Conduct on our website at www.marten.com.

Insider Trading Policy

Within each of our Code of Ethics we have adopted a formal policy against insider trading which provides guidelines to all of our directors, officers, employees and consultants with respect to trading in our securities, as well as the securities of publicly traded companies with whom we have a business relationship. This policy has been designed to prevent insider trading or even allegations of insider trading.

Clawback Policy

Effective as of October 2, 2023, we adopted a Clawback Policy to comply with the mandatory recovery of erroneously paid compensation rules of the Nasdaq Stock Market. The Clawback Policy, which is administered by our Compensation Committee, applies to our current and former executive officers. Under the Clawback Policy, if we are required to prepare an accounting restatement to correct our material noncompliance with any financial reporting requirement under securities laws, including restatements that correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (collectively, a “Restatement”), we are obligated to recover erroneously awarded incentive-based compensation received from us by the executive officers. Incentive-based compensation includes any compensation that is granted, earned or vested based in whole or in part on the attainment of a financial reporting measure. Erroneously awarded incentive-based compensation is the amount of incentive-based compensation received that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on an applicable Restatement.

Board Oversight of Management Succession

On a periodic basis, our Board, with the involvement of our Compensation Committee, reviews our plan for management succession, both in the ordinary course of business and in response to individual situations. Potential candidates for management positions, including the position of Chief Executive Officer, are identified internally within the organization in consultation with our Compensation Committee (which oversees the evaluation of management) and our Chief Executive Officer, as well as externally through various sources. The succession planning process also addresses the continuing development of appropriate leadership skills for internal candidates for Chief Executive Officer, as well as candidates for our other leadership positions. To aid in its planning, our Board regularly requests contact with non-executive members of management in order to have visibility into potential internal management succession candidates. Our Board also regularly engages in discussions with our Chief Executive Officer regarding long-range plans for officer development and succession.

The Compensation Committee addresses management succession and executive development in connection with its review of officer elections, promotions and compensation matters during each year. On May 4, 2021, our Board approved the appointment of Tim Kohl as our Chief Executive Officer. Mr. Kohl succeeded Randy Marten, who had served as our Chief Executive Officer since 2005. Mr. Marten has served as Executive Chairman of the Board of Directors since Mr. Kohl’s appointment as our Chief Executive Officer. On August 30, 2021, our Board appointed Doug Petit as our President. Mr. Petit succeeded Mr. Kohl, who had served as our President since 2008. On August 15, 2023 and December 13, 2023, our Board appointed Randy Baier and Adam Phillips as our Executive Vice President and Chief Technology Officer and as our Executive Vice President and Chief Operating Officer, respectively.

Board Diversity

The following matrix is provided in accordance with applicable NASDAQ listing requirements:

Board Diversity Matrix (as of February 14, 2025)
Total Number of Directors		8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	6	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	1	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	6	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	-

Board and Board Committees

We continue to monitor the rules and regulations of the SEC and NASDAQ to ensure that a majority of our Board remains composed of “independent” directors. Mr. Winkel, Mr. Hagness, Mr. Bauer, Mr. Demorest, Mr. Booth, Ms. Iverson and Ms. Jones are all “independent” directors, as defined by current NASDAQ listing standards. Our independent directors hold meetings, referred to as “executive sessions,” on a periodic basis and at least two times each year, at which only the independent directors are present. We have appointed Mr. Winkel as our lead independent director to preside at executive sessions of our independent directors. Following our Annual Meeting, Mr. Demorest will be our lead independent director.

Our Board of Directors held four meetings during 2024, and each director then in office attended all Board meetings, as well as all meetings of committees of the Board on which they served and the annual meeting of stockholders. The Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating/Corporate Governance Committee. Our Board of Directors adopted a policy that all directors are expected to attend our annual meeting of stockholders and we generally schedule a meeting of the Board on the same day as our annual meeting of stockholders in order to facilitate attendance of all directors at the annual meeting.

Leadership Structure of the Board

We believe that effective board leadership structure can depend on the experience and skills of the individuals as well as the needs of our Company at any point in time. Our Corporate Governance Standards support flexibility in the structure of the Board by not requiring the separation of the roles of Chairman of the Board and Chief Executive Officer.

The Board regularly considers the appropriate leadership structure for the Company and has concluded that, at this time, the Company and its stockholders are best served by separating the positions of Chief Executive Officer and Chairman of the Board.  In May 2021, in conjunction with the appointment of Tim Kohl as our new Chief Executive Officer, the Board elected Randy Marten as Executive Chairman of the Board. Prior to May 2021, we combined the offices of Chairman and Chief Executive Officer with Mr. Marten holding both positions. The Board believes that separating the duties of Executive Chairman of the Board from the Chief Executive Officer improves the Board’s oversight of management and allows the Chief Executive Officer to focus on managing our business, while allowing the Executive Chairman of the Board to focus on more effectively leading the Board and supporting our initiatives and management. We believe that Mr. Marten, our former Chief Executive Officer, is uniquely qualified to serve as Executive Chairman of the Board. The extensive knowledge of the Executive Chairman of the Board regarding our operations and the markets in which we compete uniquely positions him to identify strategies and prioritize matters for board review and deliberation. Depending on the tenure of our current Executive Chairman of the Board as well as the composition of our Board in the future, the Board may reevaluate whether the Company and its stockholders are best served by continuing to separate the positions of Chief Executive Officer and Chairman of the Board. The Board may solicit prior input from stockholders regarding this decision, but has not committed to do so at this time. In the event such positions were to be combined in the future, we would promptly notify our stockholders by press release and filing a Current Report on Form 8-K.

We also have established a position of lead independent director who performs many of the duties that would be performed by an independent board chair. The lead independent director presides at executive sessions of our independent directors, as well as performs other duties applicable to that position including, among other duties, providing guidance to the Executive Chairman regarding agendas for Board and committee meetings, advising the Executive Chairman as to the information to be provided the Board for its meetings, chairing meetings of the Board in the event the Executive Chairman cannot be in attendance, providing input on the composition of the Board and acting as principal liaison between the independent directors and the Executive Chairman. The lead independent director also represents the Board in certain communications with stockholders and other stakeholders and has the discretion to require Board consideration of identified risks. The Board has the authority to override our Chief Executive Officer regarding risk matters. Such authority resides with the entire Board, not with any individual director. The lead independent director is expected to foster a cohesive board that cooperates with the Executive Chairman towards the ultimate goal of creating stockholder value.

Audit Committee

The Audit Committee provides assistance to the Board in satisfying its fiduciary responsibilities for our accounting, auditing, operating and reporting practices. In addition to discussing with management and the independent auditors our adequacy and effectiveness of accounting and financial controls, including our systems to monitor and manage business, information technology and cybersecurity risks, the Committee oversees the financial reporting process, has the sole authority to appoint, compensate, retain and oversee the work of our independent registered public accounting firm, reviews and pre-approves all audit services and permissible non-audit services performed by our independent registered public accounting firm, establishes procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters, oversees the establishment and administration of a written code of ethics for our senior financial management, reviews and either approves or disapproves of all related party transactions and performs other related duties delegated to it by the Board. The responsibilities and functions of the Audit Committee are further described in the Audit Committee Report beginning on page 12 of the Proxy Statement. The Audit Committee currently consists of Mr. Booth (Chair), Mr. Winkel, Mr. Demorest and Ms. Iverson. Each of the members of the Audit Committee are “independent” as defined by current NASDAQ listing standards and the rules of the SEC. In addition, our Board has determined that Mr. Booth, Mr. Winkel and Ms. Iverson are “audit committee financial experts” as defined by the rules and regulations of the SEC. During 2024, the Audit Committee met seven times.

Compensation Committee

The Compensation Committee establishes the compensation philosophy and policy for our executive officers and other key employees, which includes reviewing and approving corporate goals and objectives relevant to their compensation, reviewing and evaluating their performance, monitoring the effectiveness of our benefit plans and, where appropriate, approving changes, reviewing and approving, or recommending to the full Board of Directors, executive incentive compensation plans and equity-based plans, supervising and overseeing the administration of our incentive compensation and equity-based programs and reviewing the compensation levels of independent directors. The Committee reviews our compensation policies and practices to confirm that such policies and practices do not encourage unnecessary risk taking and reviews and discusses, at least annually, the relationship between risk management policies and practices, corporate strategy and our compensation policies and practices. The Committee serves as the disinterested administrator of our 2015 Equity Incentive Plan. The Committee also periodically reviews a management succession plan and recommends succession decisions to the Board of Directors. The responsibilities and functions of the Compensation Committee, including the use of compensation consultants and the involvement of management in compensation decisions, are further described in the Compensation Discussion and Analysis beginning on page 17 of the Proxy Statement. The Compensation Committee currently consists of Ms. Iverson (Chair), Mr. Winkel, Mr. Hagness, Mr. Bauer and Ms. Jones. Each of the members of the Compensation Committee are “independent” directors, as defined by current NASDAQ listing standards. During 2024, the Compensation Committee met five times.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee reviews and makes recommendations to the Board regarding the size and composition of the Board, considers and recruits candidates for director nominees based upon recommendations from current outside directors, members of management, outside consultants or search firms and stockholders, recommends on an annual basis a slate of director nominees for approval by the Board and the stockholders, reviews our committee structure and membership, reviews and advises the Board regarding our corporate governance standards, advises the Board on emerging corporate governance matters, oversees the development and implementation of succession plans for the CEO and other key executive officers and employees, reviews stockholder inquiries and proposals relating to corporate governance and other matters and recommends to the Board our response to such inquiries and proposals, develops and recommends to the Board for its approval an annual self-evaluation process of the Board and its committees and provides suitable programs for the orientation and continuing education of directors. The Committee also assists the Board in its oversight of key strategic and operational Environmental, Social and Corporate Governance (ESG) risks that we face. The Nominating/Corporate Governance Committee currently consists of Mr. Demorest (Chair), Mr. Hagness, Mr. Bauer, Mr. Booth and Ms. Jones. Each of the members of the Nominating/Corporate Governance Committee are “independent” directors, as defined by current NASDAQ listing standards. During 2024, the Nominating/Corporate Governance Committee met three times.

In evaluating and determining whether to recommend a person as a candidate for election as a director, the Nominating/Corporate Governance Committee’s criteria reflects the requirements of the NASDAQ definitions with respect to independence and financial literacy and the following factors: our needs with respect to the particular talents and experience of our directors; personal and professional integrity of the candidate; level of education and/or business experience; broad-based business acumen; the level of understanding of our business and the transportation industry; strategic thinking and a willingness to share ideas; and diversity of experiences, expertise and background. Because the Committee believes it is important to create a Board with a diversity of experience, expertise, gender, race and ethnicity, the Committee will commit to include in each search candidates who reflect diverse backgrounds, including diversity of gender, race and ethnicity. The Committee will use these criteria to evaluate potential nominees and will not evaluate proposed nominees differently depending upon who has made the recommendation.

The Nominating/Corporate Governance Committee will consider proposed nominees whose names are submitted to it by stockholders. For more information, see the information set forth under “Stockholder Proposals and Director Nominations for the Next Annual Meeting.” The Nominating and Corporate Governance Committee will evaluate candidates recommended by stockholders in the same manner as those recommended as stated above.

In considering whether to recommend any director nominee, including candidates recommended by stockholders, the Nominating/Corporate Governance Committee will apply the criteria set forth in its charter. These criteria include, among other criteria, the candidate’s diversity of experiences, expertise and background, and the Committee’s commitment to include in each search candidates who reflect diverse backgrounds, including diversity of gender, race and ethnicity. The Nominating/Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis prescribed by law.

Audit Committee Report

The Audit Committee of the Board of Directors is composed of four directors and acts under a written charter adopted and approved by the Board of Directors. A copy of the Audit Committee Charter is posted on our website at www.marten.com. All members of the Audit Committee meet the SEC and the NASDAQ definitions of independence and financial literacy for audit committee members. The Audit Committee will periodically review the Audit Committee Charter in light of new developments and may make additional recommendations to the Board of Directors for further revision of the Audit Committee Charter to reflect evolving best practices and changes in applicable laws and regulations.

Management is primarily responsible for the preparation, presentation and integrity of our consolidated financial statements, accounting and financial reporting processes and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Grant Thornton LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our annual consolidated financial statements and of the effectiveness of our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB, and to issue their reports thereon. Grant Thornton LLP also reviews our interim consolidated financial statements in accordance with Statement on Auditing Standards No. 116 (Interim Financial Information). The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and Grant Thornton LLP the audited consolidated financial statements, including Management’s Discussion and Analysis, included in our Annual Report on Form 10-K and the results of Grant Thornton LLP’s review of our interim consolidated financial statements. These reviews included a discussion of:

●	our critical accounting estimates;

●

the reasonableness of significant financial reporting judgments made in connection with our consolidated financial statements, including the quality, and not just the acceptability, of our accounting principles;

●	the clarity and completeness of financial disclosures;

●

the effectiveness of our internal control over financial reporting, including management’s and Grant Thornton LLP’s reports thereon, the basis for the conclusions expressed in those reports and changes made to our internal control over financial reporting during 2024;

●	matters noted by Grant Thornton LLP during its audit of our consolidated financial statements and other material written communications between management and Grant Thornton LLP; and

●	the potential effects of regulatory and accounting initiatives on our consolidated financial statements.

In connection with its audit of our annual consolidated financial statements, the Audit Committee also discussed with Grant Thornton LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC, and, with and without management present, reviewed and discussed the results of Grant Thornton LLP’s audit of our annual consolidated financial statements.

The Audit Committee also has received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the PCAOB regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence and has discussed with Grant Thornton LLP its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC.

AUDIT COMMITTEE RONALD R. BOOTH (CHAIR) THOMAS J. WINKEL ROBERT L. DEMOREST KATHLEEN P. IVERSON

Director Compensation

We do not pay fees to directors who are our full-time employees, nor do we reimburse them for out-of-pocket expenses of attending Board or committee meetings. No changes to annual retainers or meeting fees have been made since May 1, 2022. Effective that date, we pay each non-employee director an annual retainer of $45,000, a fee of $1,500 for each Board meeting attended, a fee of $750 for each committee meeting attended and reimburse them for out-of-pocket expenses of attending meetings. We also pay our lead independent director an additional annual retainer of $15,000, the Chair of our Audit Committee an additional annual retainer of $15,000, the Chair of our Compensation Committee an additional annual retainer of $10,000 and the Chair of our Nominating/Corporate Governance Committee an additional annual retainer of $10,000. The directors did not receive any other cash compensation for services as directors in 2024.

In 2024, each non-employee director received a grant of 3,500 shares of our common stock upon re-election to the Board. In each of 2023 and 2022, each non-employee director received a grant of 3,000 shares of our common stock.

In February 2010, we entered into an indemnification agreement with each of our then-current directors. Under each indemnification agreement, we agree to indemnify the director against liability arising out of performance of their duties to us and to advance expenses, if the requisite standards of conduct are met. The agreement also contains procedural mechanisms and presumptions applicable to any dispute as to whether such standards of conduct are satisfied. In February 2016, March 2020 and March 2023, we also entered into indemnification agreements containing similar terms with Mr. Booth, Ms. Iverson and Ms. Jones, respectively.

The following table provides summary information concerning the compensation of each individual who served as a director of our Company during the fiscal year ended December 31, 2024, other than Randolph L. Marten, our Executive Chairman of the Board, whose compensation is set forth below under the heading “Compensation and Other Benefits.”

Name	Fees Earned or Paid in Cash		Stock Awards (8)	Total

Thomas J. Winkel	$75,750	(1)	$61,390	$137,140

Ronald R. Booth	75,000	(2)	61,390	136,390

Kathleen P. Iverson	70,750	(3)	61,390	132,140

Robert L. Demorest	70,000	(4)	61,390	131,390

Larry B. Hagness	57,750	(5)	61,390	119,140

Jerry M. Bauer	57,750	(6)	61,390	119,140

Patricia L. Jones	57,750	(7)	61,390	119,140

(1)	Fees paid consist of $45,000 as an annual retainer, $15,000 for services as the lead independent director and $15,750 for attending 17 Board and committee meetings.

(2)	Fees paid consist of $45,000 as an annual retainer, $15,000 for services as the Audit Committee Chair and $15,000 for attending 15 Board and committee meetings.

(3)	Fees paid consist of $45,000 as an annual retainer, $10,000 for services as the Compensation Committee Chair and $15,750 for attending 17 Board and committee meetings.

(4)	Fees paid consist of $45,000 as an annual retainer, $10,000 for services as the Nominating/Corporate Governance Committee Chair and $15,000 for attending 15 Board and committee meetings.

(5)	Fees paid consist of $45,000 as an annual retainer and $12,750 for attending 13 Board and committee meetings.

(6)	Fees paid consist of $45,000 as an annual retainer and $12,750 for attending 13 Board and committee meetings.

(7)	Fees paid consist of $45,000 as an annual retainer and $12,750 for attending 13 Board and committee meetings.

(8)

This column reflects the aggregate grant date fair value of 3,500 shares of our common stock granted in 2024 to Mr. Winkel, Mr. Booth, Ms. Iverson, Mr. Demorest, Mr. Hagness, Mr. Bauer and Ms. Jones. The dollar amount for each of the seven directors reflects the compensation cost of the 3,500 shares granted on May 7, 2024 based on the closing market price of our common stock of $17.54 per share on that date.

Note	No current director had any options outstanding as of December 31, 2024.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table gives information on the beneficial ownership of our common stock as of February 14, 2025, unless otherwise indicated. The information is given by (a) each stockholder who we know to beneficially own more than 5% of our outstanding common stock, (b) each director, (c) each named executive officer and (d) all of our directors and executive officers as a group.

	Shares of Common Stock Beneficially Owned (1)
Name and Address of Beneficial Owner	Amount		Percentage

Randolph L. Marten
129 Marten Street
Mondovi, WI 54755	17,708,236	(2)	21.7%
BlackRock, Inc.
50 Hudson Yards
New York, NY 10001	9,221,304	(3)	11.3%
Dimensional Fund Advisors LP
Building One,
6300 Bee Cave Road, Building One
Austin, TX 78746	5,758,825	(4)	7.2%
Christine K. Marten
77 Cecil Johnson Road
Mulberry, TN 37359	5,211,856	(5)	6.4%
The Vanguard Group
100 Vanguard Boulevard
Malvern, PA 19355	4,338,538	(6)	5.3%
Victory Capital Management, Inc.
15935 La Cantera Parkway
San Antonio, TX 78256	4,071,568	(7)	5.0%
Timothy M. Kohl	264,225	(8)	*
Larry B. Hagness	201,975	(5)	*
Jerry M. Bauer	156,444	(5)	*
James J. Hinnendael	143,248	(9)	*
Thomas J. Winkel	60,174	(5)	*
Robert L. Demorest	56,874	(5)	*
Douglas P. Petit	29,080	(10)	*
Ronald R. Booth	23,749	(5)	*
Randall J. Baier	18,404	(11)	*
Kathleen P. Iverson	14,250	(5)	*
Adam D. Phillips	10,762	(12)	*
Patricia L. Jones	6,500	(5)	*
All Directors and Executive Officers as a Group (13 persons)	18,693,921	(13)	22.9%

*	Less than 1% of the outstanding shares

(1)

Unless otherwise noted, the stockholders have sole voting and investment power for the shares shown. Shares not outstanding but considered beneficially owned because of the right of a person or member of a group to purchase them within 60 days are treated as outstanding only when calculating the amount and percent owned by such person or group.

(2)	Includes 17,698,892 shares owned by Mr. Marten and 9,344 shares distributed to Mr. Marten after February 14, 2025 relating to vested performance unit awards.

(3)

On January 24, 2024, BlackRock, Inc. reported in a schedule 13G filed with the SEC that, as of December 31, 2023, it beneficially owns and has sole dispositive power over 9,221,304 shares of our stock.

(4)

On February 9, 2024, Dimensional Fund Advisors LP reported in a Schedule 13G filed with the SEC that as of December 29, 2023, Dimensional Fund Advisors LP furnishes investment advice to four investment companies and serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts. In its role as investment advisor, sub-advisor and/or manager, Dimensional Fund Advisors LP or its subsidiaries may possess investment and/or voting power over the Company’s securities that are owned by such investment companies, trusts and separate accounts. According to the Schedule 13G, the investment companies, trusts and separate accounts beneficially own all such shares of the Company’s stock and Dimensional Fund Advisors LP expressly disclaimed any beneficial ownership of such securities.

(5)	Consists entirely of shares owned.

(6)

On February 13, 2024, The Vanguard Group reported in a schedule 13G filed with the SEC that, as of December 29, 2023, it beneficially owns 4,338,538 shares of our stock with sole dispositive power over 4,185,639 shares of our stock and shared dispositive power over 152,899 shares of our stock.

(7)

On January 28, 2025, Victory Capital Management, Inc. reported in a schedule 13G filed with the SEC that, as of December 31, 2024, it beneficially owns and has sole dispositive power over 4,071,568 shares of our stock.

(8)	Includes 255,982 shares owned by Mr. Kohl and 8,243 shares distributed to Mr. Kohl after February 14, 2025 relating to vested performance unit awards.

(9)	Includes 138,574 shares owned by Mr. Hinnendael and 4,674 shares distributed to Mr. Hinnendael after February 14, 2025 relating to vested performance unit awards.

(10)

Includes 19,398 shares owned by Mr. Petit, 6,300 shares that Mr. Petit may acquire under outstanding options and 3,382 shares distributed to Mr. Petit after February 14, 2025 relating to vested performance unit awards.

(11)

Includes 8,457 shares owned by Mr. Baier, 8,100 shares that Mr. Baier may acquire under outstanding options and 1,847 shares distributed to Mr. Baier after February 14, 2025 relating to vested performance unit awards.

(12)

Includes 790 shares owned by Mr. Phillips, 8,100 shares that Mr. Phillips may acquire under outstanding options and 1,872 shares distributed to Mr. Phillips after February 14, 2025 relating to vested performance unit awards.

(13)

Includes a total of 22,500 shares that directors and executive officers may acquire under outstanding options and 29,362 shares distributed after February 14, 2025 relating to vested performance unit awards.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis describes the material elements of the compensation awarded to, earned by and paid to our Chief Executive Officer, our Executive Vice President and Chief Financial Officer and our other executive officers included in the Summary Compensation Table on page 29 below. These individuals are referred to in this Proxy Statement as our “named executive officers.” The discussion below focuses on the information contained in the tables and related footnotes and narrative primarily for 2024 under the heading “Compensation and Other Benefits” below, but also describes actions taken before 2024 to the extent it enhances the understanding of our executive compensation disclosure.

In connection with the discharge of its responsibilities, the Compensation Committee considered the result of the advisory, non-binding “say-on-pay” vote of our stockholders at our 2024 Annual Meeting of Stockholders. Because over 98% of the votes cast by our stockholders approved the compensation programs described in our proxy statement for the 2024 Annual Meeting of Stockholders, the Compensation Committee has not implemented any significant changes to our compensation programs as a result of the stockholder advisory vote.

A non-binding advisory vote on the frequency of future advisory votes on our executive compensation is required to be conducted every six years under Section 14A of the Exchange Act pursuant to the Dodd-Frank Act. At our 2023 Annual Meeting of Stockholders we asked our stockholders to indicate whether they preferred that we hold a say-on-pay vote every year, every two years or every three years. Over 92% of the votes cast by our stockholders approved an advisory vote on an annual basis. In light of the voting results, the Board decided that we will hold an advisory vote on the compensation of named executive officers on an annual basis.

Compensation Objectives and Philosophy

Our executive compensation program is designed to:

●	attract, motivate, retain and reward executive officers and other key employees who are likely to contribute to our long-term success;

●	provide a “team” approach where executive officers and key employees with differing functional responsibilities work together to achieve overall strategic objectives;

●

create a flexible environment that allows us to grant variable compensation based on actual performance results taking into account internal business goals as well as changing business and economic conditions during times of economic uncertainty;

●	focus management on maximizing stockholder value through equity-based compensation aligned to stockholder returns;

●	provide compensation opportunities depending upon our performance relative to our competitors and changes in our performance over time; and

●	ensure that our compensation program is competitive in the industry.

Our executive compensation program and decisions of the Compensation Committee are based on the following philosophy and principles:

●

As a performance driven company, we favor having a significant component of variable compensation tied to actual results that are evaluated at the end of the year when all of the relevant factors can be taken into account, such as our performance and changing business and economic conditions, over solely fixed compensation.

●

In order to foster cooperation and communication among our executives and among their respective teams, the Compensation Committee and the Board of Directors place primary emphasis on our Company performance (rather than individual performance).

●	We differentiate individual compensation among our executives based on scope and nature of responsibility, education and experience, job performance and potential.

●

We seek to align the interests of our executives with the interests of our stockholders through the use of long-term, equity-based incentive compensation, primarily in the form of performance unit awards and stock options.

Our primary objective is to provide a total compensation program that establishes competitive base salaries, bonus opportunities that reward above-average performance and equity-based incentive programs designed to achieve sustainable long-term corporate growth and build executive equity ownership in alignment with the interests of our stockholders.

Setting Executive Compensation

In determining the amount of compensation to pay our named executive officers, the Compensation Committee considers factors such as: the executive’s position within the Company and the level of responsibility; skills and experiences required by the executive’s position; the executive’s experience and qualifications; our ability to replace such individual and the overall competitive environment for executive talent; the attainment of or failure to attain our objectives and the difficulty in achieving such desired objectives; individual performance of the executive as measured by the impact of such performance on the attainment of our objectives; our performance in various economic environments; current and historical compensation levels; the executive’s length of service; the Compensation Committee’s view of internal equity and consistency; and other considerations it deems relevant. In analyzing some of these factors, the Compensation Committee from time-to-time reviews competitive compensation data gathered in comparative surveys, as well as publicly available comparable public company information.

In 2022, 2020 and 2017, the Compensation Committee engaged Grant Thornton LLP to conduct an overall benchmarking analysis of our executive compensation program, including a competitive assessment of the base salaries, short-term and long-term incentives, benefits and perquisites paid to our executive officers and to review the equity holdings of our executive officers in comparison to similar executives of other companies in our industry sector. The Compensation Committee continues to use the approach and methodology from a similar review a number of years ago, along with the use of other appropriate published data, to assist it in determining the amount of base salary, annual incentive compensation, total compensation and the form and amount of long-term equity-based incentive compensation to pay our named executive officers. The Compensation Committee believes the information from Grant Thornton LLP’s analysis not only confirmed our approach to structuring our compensation programs but will also be valuable in assisting in the determination of compensation on an ongoing basis.

Our executive compensation program as a whole and each individual element of the program is designed to be competitive in order to attract, motivate and retain executives necessary to the achievement of our Company objectives. We generally target total compensation and each element of total compensation within a reasonable range of our competitive market. In connection with the compensation consulting firm’s analysis of our executive compensation program, we define our industry sector as a peer group of five truckload carriers with approximately $800 million to approximately $7 billion in revenue. We continue to include these companies in our peer group based on their current business profiles being similar to ours and because we believe we compete with these or similar companies for executive talent and for stockholder investments. The companies in our peer group consist of the following:

●	Covenant Logistics Group, Inc.
●	Heartland Express, Inc.
●	Knight-Swift Transportation Holdings Inc.
●	P.A.M. Transportation Services, Inc.
●	Werner Enterprises, Inc.

Executive Compensation Components

The principal elements of our executive compensation program include:

●	base salary compensation;

●	annual incentive compensation;

●	equity-based compensation; and

●	executive benefits and perquisites.

In addition, our executive compensation program also includes certain change in control arrangements.

Except as described below, the Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid-out compensation, between cash and non-cash compensation or among different forms of non-cash compensation. However, the Compensation Committee’s philosophy is to make a significant portion of an executive’s compensation at risk and based on actual results that are evaluated at the end of the year when all of the relevant factors can be taken into account, such as our financial performance within the changing business and economic conditions. The Compensation Committee believes that since our executive officers have more opportunity to affect our performance, they should be held more accountable for results. It is also the Compensation Committee’s view to keep cash compensation at a competitive level while providing the opportunity to be well rewarded through long-term equity-based incentive compensation in the form of stock options if our stock price performs well over time and, for performance unit awards, if our net income increases year over year. We believe these equity-based awards to our executive officers help ensure that they have a stake in our long-term success by providing an incentive to improve our overall growth, profitability and value.

Base Salary Compensation

We provide a base salary for our named executive officers, which, unlike some of the other elements of our executive compensation program, is not subject to performance risk. We recognize the need for most executives to receive at least a portion of their total compensation in the form of a guaranteed base salary that is paid in cash regularly throughout the year to support a reasonable standard of living.

We initially fix base salaries for our executives at a level we believe enables us to hire and retain them in a competitive environment and to reward satisfactory individual performance and a satisfactory level of contribution to our overall business objectives. We also take into account the base compensation paid by companies in our peer group.

The Compensation Committee reviews base salaries for our named executive officers each year beginning in April and generally approves any increases at its May meeting held in conjunction with our Annual Meeting of Stockholders. Any increases in base salaries are typically effective in April of that year. This decision is made in May because the Compensation Committee takes the results of the first quarter of each fiscal year into consideration when deciding whether to increase base salaries.

In determining the amount of base salaries for our named executive officers, the Compensation Committee strives to target base salaries within the range of salaries for executives in similar positions and with similar responsibilities at companies in our current peer group. The Compensation Committee’s determinations regarding the base salaries of our named executive officers are also based on a number of other factors, including: the executive’s position within the Company and the level of responsibility; the skills and experience required by the executive’s position; the executive’s experience and qualifications; our ability to replace such individual and the overall competitive environment for executive talent; the executive’s current base salary; the executive’s length of service; the executive’s past performance and the impact of such performance on the attainment of our objectives; competitive compensation data; the Compensation Committee’s view of internal equity and consistency; and other considerations it deems relevant. Following these factors, we typically increase base salaries for executive officers modestly from year to year consistent with our general philosophy of favoring variable, performance-based compensation.

In particular, the Compensation Committee’s determination of base salary for each of the named executive officers included an emphasis on the following factors:

•         Mr. Marten’s leadership role as our Executive Chairman of the Board, length of service with the Company, in-depth knowledge of the trucking industry, position based on competitive compensation data and relative level of responsibility when compared to other executive officers;

•         Mr. Kohl’s experience and qualifications, including his operational experience in, and in-depth knowledge of, the trucking industry, position based on competitive compensation data and relative level of responsibility as Chief Executive Officer when compared to other executive officers;

•         Mr. Hinnendael’s experience and qualifications, including his financial expertise and in-depth knowledge of the trucking industry, position based on competitive compensation data and relative level of responsibility as Executive Vice President and Chief Financial Officer when compared to other executive officers;

•         Mr. Petit’s experience and qualifications, including his operational experience in, and in-depth knowledge of, the trucking industry, position based on competitive compensation data and relative level of responsibility as President when compared to other executive officers;

•         Mr. Phillips’ experience and qualifications, including his operational experience in, and in-depth knowledge of, the trucking industry, position based on competitive compensation data and relative level of responsibility as Executive Vice President and Chief Operating Officer when compared to other executive officers; and

•         Mr. Baier’s experience and qualifications, including his technology expertise and in-depth knowledge of the trucking industry, position based on competitive compensation data and relative level of responsibility as Executive Vice President and Chief Technology Officer when compared to other executive officers.

Annual salary rates for the named executive officers are as follows:

	Effective in 2023 (1)	Effective in 2024 (2)(3)

Randolph L. Marten	$818,000	$756,650
Timothy M. Kohl	751,000	694,675
James J. Hinnendael	412,000	381,100
Douglas P. Petit	401,000	370,925
Adam D. Phillips	310,000	294,500
Randall J. Baier	300,000	285,000

(1)

On May 2, 2023, the Compensation Committee approved the following increases to base salary of the current named executive officers, retroactive to April 3, 2023: Mr. Marten from $794,000 to $818,000; Mr. Kohl from $729,000 to $751,000; Mr. Hinnendael from $400,000 to $412,000; and Mr. Petit from $389,000 to $401,000. Mr. Phillips’ base salary increased from $256,000 to $263,680 effective February 27, 2023 for his annual increase and then to $300,000 effective March 27, 2023 with his promotion to Chief Operating Officer. On December 13, 2023, the Compensation Committee approved an increase in the base salary for Mr. Phillips to $310,000 effective the same day in connection with his appointment as Executive Vice President and Chief Operating Officer. Mr. Baier’s base salary increased from $244,000 to $251,320 effective February 27, 2023 for his annual increase. On August 15, 2023, the Compensation Committee approved an increase in the base salary for Mr. Baier to $300,000 effective the same day in connection with his appointment as Executive Vice President and Chief Technology Officer.

(2)

Effective September 9, 2024, the Compensation Committee approved the following temporary decreases to base salary of the current named executive officers: Mr. Marten from $818,000 to $756,650; Mr. Kohl from $751,000 to $694,675; Mr. Hinnendael from $412,000 to $381,100; Mr. Petit from $401,000 to $370,925; Mr. Phillips from $310,000 to $294,500; and Mr. Baier from $300,000 to $285,000.

(3)

The Compensation Committee reviews base salaries for our named executive officers each year beginning in April and generally approves any increases beginning with its May meeting held in conjunction with our Annual Meeting of Stockholders.

For 2024, base salaries accounted for 69.4% of total compensation for our Executive Chairman of the Board, 69.4% of total compensation for our Chief Executive Officer and 69.0% on average for the other named executive officers. We typically increase base salaries for executive officers modestly from year to year consistent with our general philosophy of favoring discretionary incentive compensation.

The Compensation Committee approved approximately 3% increases for each of our current named executive officers effective as of April 3, 2023. These increases were based on the Compensation Committee’s determination to maintain our competitive total compensation position in the marketplace. Mr. Phillips’ and Mr. Baier’s base salaries increased by 21.1% and 23.0%, respectively, from January 1, 2023 to the effective dates of their appointments as executive officers in 2023.

In support of our cost reduction initiatives to mitigate the considerable duration and depth of the freight market recession’s impact on our operations, the Compensation Committee approved management’s recommendation to temporarily reduce named executive officer base salaries effective September 9, 2024. The base salaries of Mr. Marten, Mr. Kohl, Mr. Hinnendael and Mr. Petit were each reduced by 7.5%, while the base salaries for Mr. Phillips and Mr. Baier were each reduced by 5.0%. The temporary reduction in base salaries will not affect any other items of compensation.

Annual Incentive Compensation

Second Amended and Restated Executive Officer Performance Incentive Plan

In March 2011, the Compensation Committee adopted the Executive Officer Performance Incentive Plan. The Executive Officer Performance Incentive Plan provided for cash bonuses in varying percentages of annual base compensation to the executive officers selected by the Compensation Committee if the diluted net income per share in the award year was 110% or more of the diluted net income per share in the prior year. The award was an amount equal to the percentage increase in the award year’s diluted net income per share over the prior year’s diluted net income per share multiplied by the executive officer’s base salary in the calendar year in which the bonus award was calculated. The award year’s diluted net income per share was our diluted net income per share, determined in accordance with generally accepted accounting principles, prior to accounting for the aggregate value of vesting performance unit awards, the aggregate value of the cash bonus awards under the plan and the related tax effects for the award year. The prior year’s diluted net income per share was our diluted net income per share, as reported in our audited financial statements, for the prior year. The Compensation Committee was given the discretion to adjust the diluted net income per share for the award year and the prior year to account for extraordinary items affecting the diluted net income per share. The Compensation Committee makes an annual determination of the executive officer participants in the Executive Officer Performance Incentive Plan. In February 2012, the Compensation Committee recommended, and our Board of Directors approved, an amendment effective January 1, 2012 to the Executive Officer Performance Incentive Plan which established a bonus pool calculated as the percentage increase in diluted net income per share as previously defined multiplied by the aggregate base salary for all executive officers. The Compensation Committee makes an annual determination of the executive officer participants in the plan and, at the end of each year, based on the recommendation of the Chief Executive Officer for all officers other than the Chief Executive Officer, the allocation of the bonus pool among the participants.

In December 2015, the Compensation Committee recommended, and our Board of Directors approved and adopted, the Amended and Restated Executive Officer Performance Incentive Plan effective January 1, 2016, which leaves the terms of the original plan unchanged, except that the bonus pool is based upon the percentage change in net income instead of diluted net income per share.

In August 2017, the Compensation Committee recommended, and our Board of Directors approved and adopted, the Second Amended and Restated Executive Officer Performance Incentive Plan effective January 1, 2017. The Second Amended and Restated Executive Officer Performance Incentive Plan leaves the terms of the original plan, as amended, unchanged, except that the bonus pool will be established based upon the percentage change in award year net income being at least 105% of an established net income goal, which is our net income for the prior year, or such other net income goal selected by the Compensation Committee. Award year net income continues to be defined as our net income determined in accordance with generally accepted accounting principles prior to accounting for the aggregate value of vesting performance unit awards, the aggregate value of the cash bonus awards under the plan, and the related tax effects for the award year. In addition, to the extent the percentage change in award year net income equals or exceeds 105% of the established net income goal, the size of the bonus pool will be determined by a multiplier related to the amount of such increase that results in the aggregate available bonus pool being between 5% and 100% of the aggregate base salary for executive officers.

For 2022, the available bonus pool under the Second Amended and Restated Executive Officer Performance Incentive Plan was equal to 82.8% of the aggregate annual base salary of the executive officers based on our percentage increase in net income from 2021 to 2022, including the adjustments to 2022 earnings for the after-tax aggregate value of vesting performance unit awards and cash bonus awards. Our executive officers were each awarded a cash bonus in the amount of 82.8% of annual base salary.

For each of 2023 and 2024, no cash bonuses were awarded to our executive officers because the current year’s net income was not 105% or more of the prior year’s net income, including the adjustments to prior year earnings for the after-tax aggregate value of vesting performance unit awards.

Equity-based Compensation

The third component of our executive compensation program consists of equity-based compensation. We award stock options and performance unit awards to align the interests of our executive officers and key personnel with our stockholders and to increase our long-term value. Through deferred vesting, this component of our compensation program creates an incentive for individuals to remain with us and promote our long-term goals.

We generally grant an option to purchase shares of common stock, along with performance unit awards, to our key personnel who are not executive officers based primarily upon the individual’s actual and/or potential contribution and our financial performance. To date, all stock options have been granted at fair market value.

Pursuant to our 2015 Equity Incentive Plan, our named executive officers, as well as other employees, are eligible to receive equity compensation awards, including stock options and restricted stock awards, stock appreciation rights, performance unit awards and stock bonuses. For more information concerning the terms of these plans, we refer you to “Compensation and Other Benefits-Grants of Plan-based Awards.” Currently, we provide named executive officers with performance unit awards.

Stock options and performance unit awards become valuable as our common stock price increases and the holder remains employed during the period required for the option or unit award to “vest,” and, in the case of performance unit awards, our overall Company performance objectives are satisfied. This provides an incentive for the holder to remain employed by us. In addition, these agreements link a portion of an employee’s compensation to stockholders’ interests by providing an incentive to achieve corporate goals and increase the market price of our stock.

In May 2022, the Compensation Committee recommended, and our Board of Directors approved, the granting of performance unit awards under our 2015 Equity Incentive Plan to our current named executive officers totaling 60,900 share units. This was our thirteenth grant of such awards. The unit awards will vest and become the right to receive a number of shares of common stock equal to a total vesting percentage multiplied by the number of units subject to such award. For purposes of the award, the vesting percentage is equal to the percentage increase, if any, in our net income for the year being measured over the prior year, as reflected in our audited financial statements for each such year, plus ten percentage points. The amount of unit awards within each of the grants to the named executive officers was tied to the level of each executive officer’s base compensation. All vested awards are to be paid to the named executive officers immediately upon vesting. For additional information concerning the terms of outstanding awards, we refer you to “Compensation and Other Benefits-Grants of Plan-based Awards.”

In May 2023, the Compensation Committee recommended, and our Board of Directors approved, the granting of performance unit awards under our 2015 Equity Incentive Plan to our current named executive officers and to Mr. Phillips and Mr. Baier, who were subsequently appointed as named executive officers in 2023, totaling 57,044 share units. The terms of these awards are similar to the awards granted in 2022.

In May 2024, the Compensation Committee recommended, and our Board of Directors approved, the granting of performance unit awards under our 2015 Equity Incentive Plan to our current named executive officers totaling 74,464 share units. The terms of these awards are similar to the awards granted in 2022.

The long-term incentive compensation information for our named executive officers during 2024, 2023 and 2022 is included in the Summary Compensation Table on page 29. Additional information on long-term incentive awards is shown in the Outstanding Equity Awards at Fiscal Year-end Table on page 34.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

Our equity awards are generally granted on fixed dates determined in advance. The Compensation Committee’s general practice is to complete its annual executive compensation review and determine performance goals and target compensation for our executives, which coincides with the Company’s regularly scheduled Board meetings, when such equity awards are granted. Annual equity awards are granted to our executives in May of each fiscal year. On limited occasions, the Compensation Committee may grant equity awards outside of our annual grant cycle for new hires, promotions, recognition, retention or other purposes.

While we do not have a formal written policy in place with regard to the timing of awards of options in relation to the disclosure of material, nonpublic information, our Compensation Committee approves all equity award grants on or before the grant date and does not grant equity awards in anticipation of the release of material nonpublic information. Similarly, the Compensation Committee does not time the release of material nonpublic information based on equity award grant dates. Since 2015, the Compensation Committee has not issued option awards to our executives, but has instead issued performance unit awards.

Executive Benefits and Perquisites; Other Compensation Arrangements

It is generally our policy not to extend significant perquisites to our executives that are not available to our employees generally. The only significant perquisite that we currently provide to our named executive officers is the reimbursement of their current accumulated vacation pay upon appointment as an executive officer.

Our executives receive benefits, which are also received by our other employees, including 401(k) matching contributions and health, dental and life insurance benefits. We do not provide pension arrangements or post-retirement health coverage for our executives or employees.

Each of our employees, including our executive officers, is employed at will and does not have an employment agreement. We have, however, entered into written change in control agreements with each of our executive officers, which provide for certain cash and other benefits upon the termination of the executive officer’s employment with us under certain circumstances, as described below.

In February 2010, we entered into an indemnification agreement with each of our current executive officers. Under each indemnification agreement, we agree to indemnify the executive officer against liability arising out of performance of their duties to us and to advance expenses, if the requisite standards of conduct are met. The agreement also contains procedural mechanisms and presumptions applicable to any dispute as to whether such standards of conduct are satisfied. We also entered into indemnification agreements containing similar terms with Mr. Petit, Mr. Baier and Mr. Phillips in connection with their appointments as executive officers in August 2021, August 2023 and December 2023, respectively.

In August 2010, we adopted our deferred compensation plan, which was an unfunded, nonqualified deferred compensation plan designed to allow board elected officers and other select members of our management designated by the Compensation Committee to save for retirement on a tax-deferred basis. The deferred compensation plan is described in more detail elsewhere in this Proxy Statement under the heading “Compensation and Other Benefits - Nonqualified Deferred Compensation.” On May 5, 2020, our Compensation Committee and Board of Directors approved the termination of our deferred compensation plan. The termination was effective May 5, 2021.

Change in Control and Post-termination Severance Arrangements

Our 2015 Equity Incentive Plan provides that in the event a change in control occurs, then, if approved by the Compensation Committee in its sole discretion either at the time of the grant of the incentive award or at any time after such grant, all options and stock appreciation rights will become immediately exercisable in full and will remain exercisable for the remainder of their terms, all outstanding restricted stock awards will become immediately fully vested and non-forfeitable, and all outstanding performance unit awards and stock bonuses will vest or continue to vest in accordance with their agreement. Using discretionary authority under the plan, our Compensation Committee approved Non-Statutory Stock Option Agreements which provide that such options become immediately exercisable in full in the event of a change in control with respect to options that have been outstanding for at least six months. Our Performance Unit Award Agreements become immediately vested in full upon a change in control if the grantee’s employment with us is terminated other than for death, cause or the grantee terminating their employment for good reason, on or before the last day of the 24th month after the change in control. In addition, the Compensation Committee in its sole discretion may determine that some or all participants holding outstanding options will receive cash in an amount equal to the excess of the fair market value of such shares immediately prior to the effective date of such change in control over the exercise price per share of the options (or, in the event that there is no excess, that such options will be terminated), and that some or all participants holding performance unit awards will receive, with respect to some or all of the shares subject to the performance unit awards, cash in an amount equal to the fair market value of such shares immediately prior to the effective date of such change in control. Using discretionary authority under the plan, our Compensation Committee approved a form of Non-Statutory Stock Option Agreement and a form of Performance Unit Award Agreement that allows such cash payments for all outstanding option and unit award shares for all participants.

In March 2006, the Compensation Committee approved the execution of Change in Control Severance Agreements with each then-current named executive officer pursuant to which we agreed to provide certain benefits to these executives if they are terminated in connection with a change in control. These Change in Control Severance Agreements were effective upon execution and continue until the termination of the executive’s employment or until we terminate the agreement upon fifteen months prior written notice. In August 2007, our Board of Directors approved Amended and Restated Change in Control Severance Agreements for Mr. Marten and Mr. Hinnendael. The Amended and Restated Change in Control Severance Agreements made changes to the Change in Control Severance Agreements previously entered into with these officers, in order to comply with final regulations published by the Internal Revenue Service under an exception to Section 409A of the Internal Revenue Code of 1986, as amended, and there were no changes to the economic terms of the Change in Control Severance Agreements. The Board of Directors also approved a Change in Control Severance Agreement containing similar terms with Mr. Kohl effective in June 2008 in connection with his appointment as President. In December 2008, we made a technical amendment to the Amended and Restated Change in Control Severance Agreements with Mr. Marten and Mr. Hinnendael, and to the Change in Control Severance Agreement with Mr. Kohl. The Board of Directors also approved Change in Control Severance Agreements containing similar terms with Mr. Petit, Mr. Baier and Mr. Phillips effective in August 2021, August 2023 and December 2023, respectively, in connection with their appointments as executive officers.

Under these agreements, these executive officers are entitled to certain benefits if they are terminated either within 24 months of the effective date of a change in control or before the effective date of the change in control if the termination was either a condition to the change in control or was at the request or insistence of a person related to the change in control. These executives will not be considered “terminated” for purposes of these agreements if they die or are terminated for cause. They will, however, be considered “terminated” if they voluntarily leave our employ for “good reason.”

Upon a termination in connection with a change in control, these executives will be entitled to receive a lump sum cash payment of 100% of their base salary (except for Mr. Marten, who will receive 200% of his base salary), plus one times the executive’s highest bonus in the preceding three calendar years (except for Mr. Marten, who will receive two times such amount). In addition, these executives will receive welfare benefits for a period of twelve months (except for Mr. Marten, who will receive such benefits for twenty-four months). These arrangements, including the quantification of the payment and benefits provided under these arrangements, are described in more detail elsewhere in this Proxy Statement under the heading “Compensation and Other Benefits—Potential Payments Upon Termination or Change in Control.”

Prior to March 2011, if an executive was subject to excise tax in connection with our payments under a Change in Control Severance Agreement, we would have made an additional excise tax gross-up payment to the executive equal to the excise tax as a result of the payments under the Change in Control Severance Agreement, including any excise tax as a result of the gross-up payment. In March 2011, due to changing compensation and governance practices, we amended our Change in Control Severance Agreements with our executive officers to provide for no excise tax gross-up.

In order for our named executive officers to receive any other payments or benefits as a result of a change in control of our Company, there must be a termination event, such as a termination of the executive’s employment by our successor without cause or a termination of the executive’s employment by the executive for good reason. The termination of the executive’s employment by the executive without good reason will not give rise to additional payments or benefits either in a change in control situation or otherwise. Thus, these additional payments and benefits will not just be triggered by a change in control, but will also require a termination event described above, and thus are known as “double trigger” change in control arrangements.

We believe that the change in control protections provided in the agreements described above are relevant and an important part of our executive compensation program. We believe that these arrangements mitigate some of the risk that exists for executives working in a company our size, where there is a meaningful likelihood that such company may be acquired. These arrangements are intended to attract and retain qualified executives who may have employment alternatives that may appear to them, in light of a possible change in control, to be less risky absent these arrangements. We also believe similar protections are typically provided by other companies, including companies with which we compete for executive talent, and thus believe we must continue to offer such protections in order to be competitive.

Except for our Change in Control Severance Agreements and award agreements under our 2015 Equity Incentive Plan and our 2005 Stock Incentive Plan, our named executive officers are not party to any employment or severance agreements and are not entitled to any particular severance benefit upon their involuntary termination of employment by the Company. The Compensation Committee may, however, provide severance on a case-by-case basis in its discretion.

Total Compensation Mix

The table below illustrates how total compensation for our named executive officers for 2024 was allocated between performance and non-performance based components, how performance-based compensation is allocated between annual and long-term components and how total compensation is allocated between cash and equity components:

	Total Compensation Mix (Base Salary, Annual Cash Incentives and Equity Incentives)
	% of Total Compensation that is:		% of Performance-Based Total Compensation that is:		% of Total Compensation that is:
	Performance- Based (1)	Not Performance- Based (2)	Annual (3)	Long-Term (4)	Cash- Based (5)	Equity- Based (6)

Randolph L. Marten	29.8%	70.2%	—%	100.0%	70.2%	29.8%
Timothy M. Kohl	29.8%	70.2%	—%	100.0%	70.2%	29.8%
James J. Hinnendael	29.6%	70.4%	—%	100.0%	70.4%	29.6%
Douglas P. Petit	29.6%	70.4%	—%	100.0%	70.4%	29.6%
Adam D. Phillips	29.6%	70.4%	—%	100.0%	70.4%	29.6%
Randall J. Baier	29.5%	70.5%	—%	100.0%	70.5%	29.5%

(1)	The sum of annual cash incentives and long-term equity incentives divided by total compensation.

(2)	The sum of base salary and all other compensation divided by total compensation.

(3)	Annual performance-based cash and equity incentives divided by the sum of annual performance-based cash and equity incentives and long-term performance-based equity incentives.

(4)	Long-term performance-based equity incentives divided by the sum of annual performance-based cash and equity incentives and long-term performance-based equity incentives.

(5)	The sum of base salary, annual cash incentives and all other compensation divided by total compensation.

(6)	Long-term equity incentives divided by total compensation.

We believe that the above table illustrates general alignment of our 2024 named executive officer compensation with our overall compensation objective and philosophies of aligning the interests of our executives with the interests of our stockholders through the use of long-term, equity-based incentive compensation.

Accounting and Tax Considerations

Section 162(m)

Historically Section 162(m) of the Internal Revenue Code required that we meet specific criteria, including stockholder approval of certain stock and incentive plans, in order to deduct, for federal income tax purposes, compensation over $1 million per individual paid to our named executive officers that qualified as “performance-based compensation.” The federal Tax Cuts and Jobs Act of 2017 removed the “performance-based compensation” exception from Section 162(m). Accordingly, awards made after November 2, 2017, generally are not eligible for the “performance-based compensation” exception and will not be deductible to the extent that they cause the compensation of the affected executive officers to exceed $1 million in any year. Awards that were made and subject to binding written contracts in effect on November 2, 2017, are “grandfathered” under prior law and can still qualify as deductible “performance-based compensation,” even if paid in future years. We were not affected by the limitations of Section 162(m) of the Internal Revenue Code in 2024. Our Compensation Committee will continue to monitor these awards and their deductibility if and when paid.

Accounting for Equity-based Compensation

We account for share-based payment arrangements, including our 2015 Equity Incentive Plan, in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, 718, Compensation-Stock Compensation.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed the foregoing “Compensation Discussion and Analysis” section of this Proxy Statement with our management. Based on this review and discussion, the Compensation Committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” section be included in this Proxy Statement for filing with the SEC.

This report is dated as of February 21, 2025.

COMPENSATION COMMITTEE KATHLEEN P. IVERSON (CHAIR) THOMAS J. WINKEL JERRY M. BAUER LARRY B. HAGNESS PATRICIA L. JONES

The foregoing Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Compensation Committee Report shall not be incorporated by reference into any such filings.

COMPENSATION AND OTHER BENEFITS

Summary Compensation Table

The table below provides information relating to compensation for fiscal years 2024, 2023 and 2022 for our Chief Executive Officer (Principal Executive Officer), Executive Vice President and Chief Financial Officer (Principal Financial Officer) and our other executive officers. The executives named in this table are referred to in this Proxy Statement as our named executive officers. The details of our named executive officers’ compensation are discussed in detail in the Compensation Discussion and Analysis beginning on page 17.

Name and Principal Position	Year	Salary (1)	Bonus	Stock Awards (2)	Option Awards	All Other Compen- sation (3)	Total

Randolph L. Marten	2024	$830,585	$—	$357,079	$—	$9,717	$1,197,381
Executive Chairman	2023	811,077	—	359,169	—	9,402	1,179,648
	2022	776,998	643,354	373,333	—	8,877	1,802,562

Timothy M. Kohl	2024	762,554	—	327,840	—	8,509	1,098,903
Chief Executive Officer	2023	744,654	—	329,746	—	8,836	1,083,236
(Principal Executive Officer)	2022	713,423	590,714	342,756	—	8,877	1,655,770

James J. Hinnendael	2024	418,338	—	179,855	—	9,225	607,418
Executive Vice President	2023	408,538	—	180,906	—	8,220	597,664
and Chief Financial	2022	391,346	324,034	188,068	—	7,695	911,143
Officer (Principal Financial Officer)

Douglas P. Petit	2024	407,169	—	175,049	—	8,535	590,753
President	2023	397,539	—	176,071	—	8,220	581,830
	2022	380,635	315,166	182,909	—	7,538	886,248

Adam D. Phillips (4)	2024	317,154	—	135,321	—	4,944	457,419
Executive Vice President	2023	288,860	—	61,470	—	31,547	381,877
and Chief Operating Officer

Randall J. Baier (5)	2024	306,923	—	130,954	—	6,008	443,885
Executive Vice President	2023	266,576	—	61,470	—	27,554	355,600
and Chief Technology
Officer

(1)	Salary is paid bi-weekly. In each of 2022 and 2023 there were 26 pay periods, compared with 27 pay periods in 2024.

(2)

This column reflects the aggregate grant date fair value of performance unit awards granted to each named executive officer in 2024, 2023 and 2022 calculated in accordance with FASB ASC 718, Compensation-Stock Compensation and based on the closing market price on the date of grant. The awards reported in this column are also disclosed in the Grants of Plan-based Awards table on page 31.

(3)	Included in this column are the following items:

	Year	Life Insurance Premiums	401(k) Match (a)	PTO Payout

Randolph L. Marten	2024	$2,472	$7,245	$—
	2023	2,472	6,930	—
	2022	2,472	6,405	—

Timothy M. Kohl	2024	2,472	6,037	—
	2023	2,472	6,364	—
	2022	2,472	6,405	—

James J. Hinnendael	2024	1,980	7,245	—
	2023	1,290	6,930	—
	2022	1,290	6,405	—

Douglas P. Petit	2024	1,290	7,245	—
	2023	1,290	6,930	—
	2022	1,290	6,248	—

Adam D. Phillips (4)	2024	441	4,503	—
	2023	450	4,559	26,538

Randall J. Baier (5)	2024	649	5,359	—
	2023	690	5,598	21,266

(a)

We sponsor a defined contribution retirement savings plan under Section 401(k) of the Internal Revenue Code. Employees, including executive officers, are eligible for the plan after three months of service. Participants are able to contribute up to the limit set by law, which in 2024 was $23,000 for participants less than age 50 and $30,500 for participants age 50 and above. We contribute 35% of each participant’s contribution, up to a total of 6% contributed. Our contribution vests at the rate of 20% per year for the first through fifth years of service. In addition, we may make elective contributions as determined by our Board of Directors. No elective contributions were made in 2024, 2023 or 2022.

(4)	Mr. Phillips was appointed as our Executive Vice President and Chief Operating Officer on December 13, 2023 and became a named executive officer on the same date.

(5)	Mr. Baier was appointed as our Executive Vice President and Chief Technology Officer on August 15, 2023 and became a named executive officer on the same date.

Chief Executive Officer Pay Ratio

As a result of the rules under the Dodd-Frank Act, the SEC requires annual disclosure of the Chief Executive Officer to median employee pay ratio. We believe our executive compensation program must be consistent and internally equitable to motivate our employees to perform in ways that enhance stockholder value. We are committed to internal pay equity, and the Compensation Committee will monitor the relationship between the pay of our executive officers and the pay of our non-executive employees.

Our Chief Executive Officer to median employee pay ratio was calculated in accordance with Item 402(u) of Regulation S-K, which requires the determination of the median employee once every three years. We identified the median employee by examining the 2023 total cash compensation for all individuals, excluding our Chief Executive Officer, who were employed by us on December 31, 2023, the last day of our 2023 fiscal year. We included all United States employees, whether employed on a full-time, part-time or seasonal basis, and excluded each of our employees located outside of the United States as such employees account for less than five percent of all of our employees. We did not make any assumptions, adjustments or estimates with respect to total cash compensation, except we did annualize the compensation for any full-time and part-time employees (other than seasonal employees) that were not employed by us for all of 2023. We believe the use of total cash compensation for all employees is a consistently applied compensation measure because we do not widely distribute annual equity awards to employees. Approximately 1% of our employees receive annual equity awards.

After identifying the median employee based on total cash compensation, we calculated annual total compensation for such employee for 2024 using the same methodology we use for our named executive officers as set forth in the Summary Compensation Table in this proxy statement.

Mr. Kohl, our Chief Executive Officer, had 2024 annual total compensation of $1,098,903 as reflected in the Summary Compensation Table included in this proxy statement. Our median employee’s annual total compensation for 2024 was $73,539. As a result, we estimate that Mr. Kohl’s 2024 annual total compensation was approximately 15 times that of our median employee. The chief executive officer pay ratio for the companies in our peer group noted on page 19 averaged 49 times for 2023.

Grants of Plan-based Awards

The table below provides information regarding grants of plan-based awards to each of our named executive officers under our 2015 Equity Incentive Plan in 2024. Our named executive officers were not granted any plan-based awards under our other plans in 2024.

		Estimated Future Payouts Under Non-equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
	Grant							Grant Date Fair Value of
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock Awards (3)

Randolph L.	N/A	$40,900	$—	$818,000	—	—	—	$—
Marten	May 7, 2024	—	—	—	—	—	20,358	357,079

Timothy M.	N/A	37,550	—	751,000	—	—	—	—
Kohl	May 7, 2024	—	—	—	—	—	18,691	327,840

James J.	N/A	20,600	—	412,000	—	—	—	—
Hinnendael	May 7, 2024	—	—	—	—	—	10,254	179,855

Douglas P.	N/A	20,050	—	401,000	—	—	—	—
Petit	May 7, 2024	—	—	—	—	—	9,980	175,049

Adam D.	N/A	15,500	—	310,000	—	—	—	—
Phillips	May 7, 2024	—	—	—	—	—	7,715	135,321

Randall J.	N/A	15,000	—	300,000	—	—	—	—
Baier	May 7, 2024	—	—	—	—	—	7,466	130,954

(1)

Represents potential performance-based non-equity awards under our Second Amended and Restated Executive Officer Performance Incentive Plan, which is described in greater detail in “Compensation Discussion and Analysis.” The plan provides for a cash bonus to be distributed to the executive officers which is calculated as an allocation of a bonus pool that is based on the percentage increase in the award year net income over the net income goal selected by the Compensation Committee, multiplied by the aggregate base salary for all executive officers, subject to the increase being at least 5%. Therefore, we calculated the threshold for each executive officer as current annual base salary multiplied by 5% assuming equal allocation of the bonus pool on a percentage basis. The maximum award amount under the plan is 100% of the aggregate base salary for all executive officers. Therefore, we calculated the maximum for each executive officer as current annual base salary multiplied by 100% assuming equal allocation of the bonus pool on a percentage basis. There is no target award amount under the plan.

(2)

These performance unit awards granted in 2024 will vest and become the right to receive a number of shares of common stock equal to a total vesting percentage multiplied by the number of units subject to such award. For purposes of the award, the vesting percentage is equal to the percentage increase, if any, in our net income for the year being measured over the prior year, as reflected in our audited financial statements for each such year, plus ten percentage points. All payments will be made in shares of our common stock. All vested performance unit award shares will be paid to the named executive officers immediately upon vesting.

(3)	The grant date fair value of the awards is calculated in accordance with FASB ASC 718, Compensation-Stock Compensation and is based on the closing market price on the date of grant.

Second Amended and Restated Executive Officer Performance Incentive Plan

The material terms of our Second Amended and Restated Executive Officer Performance Incentive Plan is described in the Compensation Discussion and Analysis beginning on page ‐‐17.

2015 Equity Incentive Plan

Under the terms of our 2015 Equity Incentive Plan, which was adopted by our Board of Directors in March 2015 subject to approval by our stockholders, which occurred in May 2015, each of our named executive officers, as well as other employees and any subsidiary employees (including officers and directors who are also employees), are eligible to receive incentive awards. To date, only stock options and performance unit awards have been granted under the plan. The plan contains an overall limit on the number of shares of our common stock that may be issued, as well as individual and other grant limits, which are subject to change in our corporate structure or shares.

The exercise price of an option may not be less than 100% of the fair market value of a share of our common stock on the option grant date (or, if the option is an incentive stock option, 110% if the participant beneficially owns more than 10% of our outstanding stock). Under the plan, “fair market value” means the closing sale price of a share of our common stock on the grant date as reported on the NASDAQ Global Select Market.

The aggregate fair market value of shares of common stock with respect to which incentive stock options may become exercisable by a participant for the first time during any calendar year may not exceed $100,000. Any incentive stock options in excess of this amount will be treated as non-statutory options.

Options may be exercised in whole or in installments, as determined by the Board or its committee, and may impose conditions or restrictions to the exercisability of an option, including that the participant remain continuously employed by us or a subsidiary for a certain period. An option may not remain exercisable after 10 years from its date of grant (or, if the option is an incentive stock option, five years from its date of grant if the participant beneficially owns more than 10% of our outstanding stock).

A performance unit award is an award of a right to receive the fair market value of shares of common stock payable in shares of our common stock granted to a participant where vesting is contingent upon achievement of performance criteria or other objectives during a specified period.

Shares of common stock that are issued under the plan or that are subject to outstanding incentive awards reduce the number of shares remaining available under the plan, but any shares of common stock subject to an incentive award that lapses, expires, is forfeited or for any reason terminates unexercised or unvested and any shares of common stock that are subject to an incentive award that is settled or paid in cash or any other form other than shares of common stock will automatically again become available for issuance under the plan.

In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in our corporate structure or shares, appropriate adjustment will be made to:

●	the number and kind of securities available for issuance under the plan; and

●	in order to prevent dilution or enlargement of the rights of participants, the number, kind and, where applicable, the exercise price of securities subject to outstanding incentive awards.

Accordingly, as a result of our three-for-two stock split effected in the form of a 50% stock dividend on August 13, 2020, the number of shares reserved for issuance under all outstanding options and performance unit awards and shares held within our Deferred Compensation Plan were increased by 50%.

The plan is administered by our Compensation Committee, which has the authority to determine all necessary or desirable provisions of incentive awards, including the eligible recipients who will be granted one or more incentive awards under the plan, the nature and extent of the incentive awards to be made to each participant, the time or times when incentive awards will be granted, the duration of each incentive award and payment or vesting restrictions and other conditions. The Compensation Committee has the authority to pay the economic value of any incentive award in the form of common stock and may amend or modify the terms of outstanding incentive awards (except for any prohibited “re-pricing” of options, discussed below) so long as the amended or modified terms are permitted under the plan and any affected participant has consented to the amendment or modification.

The Board may suspend or terminate the plan or any portion of the plan at any time and may amend the plan from time to time to conform incentive awards to any change in applicable laws or regulations or in any other respect that the Board may deem to be in our best interests. However, no amendments to the plan will be effective without stockholder approval if it is required under Section 422 of the Internal Revenue Code, Section 162(m) of the Internal Revenue Code or the rules of the NASDAQ Global Select Market, or if the amendment seeks to modify the prohibitions on underwater option re-pricing discussed above.

Termination, suspension or amendment of the plan will not adversely affect any outstanding incentive award without the consent of the affected participant, except for adjustments in the event of changes in capitalization or a “change in control,” discussed below.

In general, no right or interest in any incentive award may be assigned or transferred by a participant except by will or the laws of descent and distribution or subjected to any lien or encumbrance. However, the Board or its committee may permit a participant to transfer all or a portion of a non-statutory stock option, other than for value, to certain family members or related family trusts, foundations or partnerships. Any permitted transferee of a non-statutory stock option will remain subject to all the terms and conditions of the incentive award applicable to the participant.

The 2015 Equity Incentive Plan replaced our 2005 Stock Incentive Plan, which expired by its terms in May 2015. As of December 31, 2024, there were no remaining shares reserved for issuance under options or performance unit awards issued within the 2005 Plan.

Our 2015 Equity Incentive Plan terminates on May 12, 2025 which will prevent us from issuing additional equity awards. Any equity awards previously awarded under the plan will continue to be subject to the plan in accordance with their terms. Accordingly, on March 11, 2025, the Board of Directors, upon recommendation of the Compensation Committee, approved the Marten Transport, Ltd. 2025 Equity Incentive Plan, subject to approval by our stockholders at the Annual Meeting.

Outstanding Equity Awards at Fiscal Year-end

The following table provides information regarding outstanding equity incentive plan awards for each of our named executive officers that remained outstanding at December 31, 2024.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (1)	Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested (2)

Randolph L. Marten	—		—	$—	—	43,279	$675,585

Timothy M. Kohl	—		—	—	—	39,620	618,468

James J. Hinnendael	—		—	—	—	21,798	340,267

Douglas P. Petit	4,500	(3)	—	15.167	August 14, 2025	20,237	315,900
	1,800	(3)	1,200	17.360	May 4, 2028

Adam D. Phillips	4,500	(4)	—	15.167	August 14, 2025	10,768	168,088
	1,800	(4)	1,200	17.360	May 4, 2028
	1,800	(4)	1,200	16.930	December 15, 2028

Randall J. Baier	4,500	(5)	—	15.167	August 14, 2025	10,543	164,576
	1,800	(5)	1,200	17.360	May 4, 2028
	1,800	(5)	1,200	16.930	December 15, 2028

(1)	All performance unit award shares granted in 2020 through 2024 that vested as of December 31, 2024 were paid to each executive officer in March 2025. This number considers such shares vested in 2024.

(2)	Market value has been determined based on the closing market price of our common stock of $15.61 per share on December 31, 2024.

(3)

These stock option awards were granted on August 14, 2018 and May 4, 2021 and vest, on a cumulative basis, in five installments of 20% on each of the first five anniversaries of each option grant date.

(4)

These stock option awards were granted on August 14, 2018, May 4, 2021 and December 15, 2021 and vest, on a cumulative basis, in five installments of 20% on each of the first five anniversaries of each option grant date.

(5)

These stock option awards were granted on August 14, 2018, May 4, 2021 and December 15, 2021 and vest, on a cumulative basis, in five installments of 20% on each of the first five anniversaries of each option grant date.

Option Exercises and Stock Vested – 2024

The following table provides information regarding the exercises of stock options for our named executive officers, with exercises during 2024 on an aggregated basis.

	Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise

Douglas P. Petit	4,500	$33,097

Adam D. Phillips	4,500	33,634

The following table provides information regarding performance unit awards held by our named executive officers that vested during 2024.

	Stock Awards
Name	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting (2)

Randolph L. Marten	9,344	$145,860

Timothy M. Kohl	8,243	128,673

James J. Hinnendael	4,674	72,961

Douglas P. Petit	3,382	52,793

Adam D. Phillips	1,872	29,222

Randall J. Baier	1,847	28,832

(1)

This number reflects vesting in 2024 of each named executive officer’s unit awards, solely comprised of a service vesting component of 10%. All payments were made in shares of common stock. All performance unit award shares granted in 2020 through 2024 that vested as of December 31, 2024 were paid to each named executive officer in March 2025.

(2)	The value realized on vesting has been determined based on the closing market price of our common stock which was $15.61 per share on December 31, 2024.

Nonqualified Deferred Compensation

In August 2010, our Board of Directors approved and adopted the Marten Transport, Ltd. Deferred Compensation Plan. The deferred compensation plan was an unfunded, nonqualified deferred compensation plan designed to allow board elected officers and other select members of our management designated by our Compensation Committee to save for retirement on a tax-deferred basis.

Under the terms of the plan, each participant was eligible to defer portions of their base pay, annual bonus or receipt of common stock otherwise payable under a vested performance unit award. Each participant could have elected a fixed distribution date for the participant’s deferral account other than certain required performance unit award deferrals credited to the discretionary account, which were to be distributed after the later of the date of the participant’s termination of employment or the date the participant attains age 62. Upon termination of a participant’s employment with us, the plan required a lump-sum distribution of the deferral account, excluding the required performance unit award deferrals, unless the participant had elected an installment distribution. Upon a participant’s death, the plan provided that a participant’s distributions accelerate and be paid in a lump sum to the participant’s beneficiary. We had the ability to terminate the plan and accelerate distributions to participants, but only to the extent and at the times permitted under Section 409A of the Internal Revenue Code of 1986, as amended. We had the ability to terminate the plan and accelerate distributions upon a change in control, which was not a payment event under the plan. In conjunction with the approval of the plan, our Board of Directors also adopted an amendment to the Marten Transport, Ltd. 2005 Stock Incentive Plan that allowed for deferral of receipt of income from a performance unit award under the plan.

On May 5, 2020, our Compensation Committee and Board of Directors approved the termination of our deferred compensation plan. The termination was effective May 5, 2021. All remaining shares of our common stock within the plan were distributed by March 1, 2022.

Potential Payments upon Termination or Change in Control

All of our named executive officers are employed “at will” and, other than as described below, are not entitled to any severance or other payments under any agreement, contract, plan or arrangement upon their termination of employment without cause or otherwise. We have entered into agreements with our named executive officers that require us to provide compensation to them in the event of termination of their employment without cause in connection with or within a certain period of time after a “change in control” of our Company. Under these agreements, these executive officers are entitled to certain benefits if they are terminated either within 24 months of the effective date of a change in control or before the effective date of the change in control if the termination was either a condition to the change in control or was at the request or insistence of a person related to the change in control. These executives will not be considered “terminated” for purposes of these agreements if they die or are terminated for cause. They will, however, be considered “terminated” if they voluntarily leave Marten’s employ for “good reason.”

Upon a termination in connection with a change in control, the named executive officers will be entitled to receive a lump sum cash payment of 100% of their base salary, except for Mr. Marten, who will receive 200% of his base salary, plus one times the executive’s highest bonus in the preceding three calendar years, except for Mr. Marten, who will receive two times such amount. In addition, these executives will receive welfare benefits for a period of twelve months, except for Mr. Marten, who will receive such benefits for twenty-four months.

Our 2015 Equity Incentive Plan and 2005 Stock Incentive Plan provide that in the event a change in control occurs, then, if approved by the Committee in its sole discretion either at the time of the grant of the incentive award or at any time after such grant, all options and stock appreciation rights will become immediately exercisable in full and will remain exercisable for the remainder of their terms; all outstanding restricted stock awards will become immediately fully vested and non-forfeitable; and all outstanding performance unit awards and stock bonuses will vest or continue to vest in accordance with their agreement. Using discretionary authority under the plans, our Compensation Committee approved Non-Statutory Stock Option Agreements which provide that such options become immediately exercisable in full in the event of a change in control with respect to options that have been outstanding for at least six months. Our Performance Unit Award Agreements become immediately vested in full upon a change in control if the grantee’s employment with us is terminated other than for death, cause or the grantee terminating their employment for good reason, on or before the last day of the 24th month after the change in control. In addition, the Committee in its sole discretion may determine that some or all participants holding outstanding options will receive cash in an amount equal to the excess of the fair market value of such shares immediately prior to the effective date of such change in control over the exercise price per share of the options (or, in the event that there is no excess, that such options will be terminated), and that some or all participants holding performance unit awards will receive, with respect to some or all of the shares subject to the performance unit awards, cash in an amount equal to the fair market value of such shares immediately prior to the effective date of such change in control. Using discretionary authority under the plans, our Compensation Committee approved a form of Non-Statutory Stock Option Agreement and a form of Performance Unit Award Agreement that allows such cash payments for all outstanding option and unit award shares for all participants.

For purposes of the 2015 Equity Incentive Plan and 2005 Stock Incentive Plan, a “Change in Control” generally occurs if:

●	all or substantially all of our assets are sold, leased, exchanged or transferred to any successor;

●	our stockholders approve any plan or proposal to liquidate or dissolve us;

●

we are a party to a merger or consolidation that results in our stockholders beneficially owning securities representing less than 50% of the combined voting power ordinarily having the right to vote at elections of directors of the surviving corporation (regardless of any approval by the continuity directors); or

●

any successor, other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or Randolph L. Marten or Christine K. Marten or their affiliates, becomes the beneficial owner of more than 50% of our outstanding securities ordinarily having the right to vote at elections of directors.

If a named executive officer’s employment or other service with the Company and all its subsidiaries terminates for any reason other than death, disability or retirement, or a change in control occurs, all rights of the named executive officer under our 2015 Equity Incentive Plan and 2005 Stock Incentive Plan and our stock option agreements granted thereunder will immediately terminate without notice of any kind, and the stock option will no longer be exercisable. However, if such termination is due to any reason other than termination by the Company or its subsidiaries for cause, the option will remain exercisable to the extent exercisable as of such termination for a period of three months after such termination. Cause means (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any of its subsidiaries, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the named executive officer’s overall duties, or (iv) any material breach of any confidentiality or non-compete agreement entered into with the Company or any of its subsidiaries. In no event will an option be exercisable after the tenth anniversary of its grant date.

If a named executive officer’s employment or other service with the Company and all its subsidiaries terminates for any reason, other than in the event a change in control occurs, all award units granted under performance unit award agreements that have not vested on or by such date will be terminated and forfeited.

Potential Payments to Named Executive Officers. The following table describes the payments that each of our named executive officers would have received if a change in control of the Company occurred on December 31, 2024 in connection with a termination of their employment on December 31, 2024:

Name	Executive Benefits and Payments	Payment

Randolph L. Marten	Lump Sum Payment Based on Two Times Base Salary	$1,636,000
	Two Times Highest Bonus in Three Preceding Years	1,286,708
	Acceleration of Vesting of Unvested Performance Unit Awards (1)	675,585
	Welfare Benefits (2)	8,769
	Total	$3,607,062

Timothy M. Kohl	Lump Sum Payment Based on Base Salary	$751,000
	Highest Bonus in Three Preceding Years	590,714
	Acceleration of Vesting of Unvested Performance Unit Awards (1)	618,468
	Welfare Benefits (2)	8,244
	Total	$1,968,426

James J. Hinnendael	Lump Sum Payment Based on Base Salary	$412,000
	Highest Bonus in Three Preceding Years	324,034
	Acceleration of Vesting of Unvested Performance Unit Awards (1)	340,267
	Welfare Benefits (2)	135
	Total	$1,076,436

Douglas P. Petit	Lump Sum Payment Based on Base Salary	$401,000
	Highest Bonus in Three Preceding Years	315,166
	Acceleration of Vesting of Unvested Performance Unit Awards (1)	315,900
	Welfare Benefits (2)	14,603
	Total	$1,046,669

Adam D. Phillips	Lump Sum Payment Based on Base Salary	$310,000
	Highest Bonus in Three Preceding Years	191,341
	Acceleration of Vesting of Unvested Performance Unit Awards (1)	168,088
	Welfare Benefits (2)	14,252
	Total	$683,681

Randall J. Baier	Lump Sum Payment Based on Base Salary	$300,000
	Highest Bonus in Three Preceding Years	182,387
	Acceleration of Vesting of Unvested Performance Unit Awards (1)	164,576
	Welfare Benefits (2)	15,026
	Total	$661,989

(1)

Each of the presented named executive officer’s outstanding performance unit awards would have automatically accelerated and become immediately vested in full upon a change in control if we terminate the grantee’s employment within 24 months of the change in control. The value of the automatic acceleration of the vesting of unvested performance unit awards held by a named executive officer is based on the market price of the shares of our common stock underlying the unvested performance unit awards held by such officer as of December 31, 2024, which is based on the closing market price of our common stock on December 31, 2024, which was $15.61 per share. The value of the automatic acceleration and vesting of the unvested performance unit awards relates to awards granted on May 4, 2021, May 3, 2022, May 2, 2023 and May 7, 2024 to each named officer.

(2)	The value of the welfare benefits is based on the named executive officer’s estimated cost for medical insurance along with the named executive officer’s cost for life insurance premiums.

Note

Mr. Petit’s, Mr. Phillips’ and Mr. Baier’s outstanding option awards as of December 31, 2024 would have automatically accelerated and become immediately exercisable in full upon a change in control as they were held for six or more months. The value of the automatic acceleration of the vesting of unvested stock options held by named executive officers is based on the difference between: (i) the market price of the shares of our common stock underlying the unvested stock options held by such officers as of December 31, 2024, which is based on the closing market price of our common stock on December 31, 2024, which was $15.61 per share, and (ii) the exercise price of the options, as adjusted for any stock splits. The automatic acceleration and vesting of the unvested stock options has no value as the exercise price exceeds the price per share on December 31, 2024 for all outstanding option awards.

Pay Versus Performance

							Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for First PEO (1)	Summary Compensation Table Total for Second PEO (1)	Compensation Actually Paid to First PEO (1) (3) (4)	Compensation Actually Paid to Second PEO (1) (3) (4)	Average Summary Compensation Table Total for non-PEO NEOs (2)	Average Compensation Actually Paid to non-PEO NEOs (2) (3) (4)	Total Stockholder Return	Peer Group Total Stockholder Return (5)	Net Income (In Thousands)	Percentage Change in Net Income
2024	N/A	$1,098,903	N/A	$890,358	$659,371	$522,076	$130.22	$208.70	$26,922	(61.7)%
2023	N/A	1,083,236	N/A	1,134,119	619,324	654,398	172.64	230.65	70,373	(36.2)%
2022	N/A	1,655,770	N/A	1,755,304	1,199,984	1,282,556	160.90	174.40	110,354	29.2%
2021	$1,633,231	1,417,298	$1,649,360	1,428,059	710,165	706,983	137.88	213.00	85,428	22.9%
2020	1,153,987	N/A	1,598,750	N/A	631,430	898,133	128.47	131.56	69,500	13.8%

(1)	Randolph L. Marten served as our Chief Executive Officer until May 2021, at which time Timothy M. Kohl was promoted to the position.

(2)

The amounts for 2024 and 2023 are the average compensation for Mr. Marten, James J. Hinnendael, Douglas P. Petit, Adam D. Phillips and Randall J. Baier; for 2022 are the average compensation for Mr. Marten, Mr. Hinnendael and Mr. Petit; for 2021 are for Mr. Hinnendael, John H. Turner and Mr. Petit; and, for 2020 are for Mr. Kohl, Mr. Hinnendael and Mr. Turner.

(3)

Compensation actually paid is computed for each year as the total compensation in our Summary Compensation Table beginning on page 29, less the aggregate grant date fair value of performance unit awards and stock option awards included in the table – with the following added to the calculated compensation: (a) the fair value of such awards granted during each year as of the end of the year for outstanding and unvested awards; (b) the change in the fair value of such awards granted in prior years from the end of the prior year to the fair value as of the vesting date for vested awards or to the end of the year for outstanding and unvested awards; and (c) for 2021 and 2020, dividends paid on shares in certain officers’ accounts within our deferred compensation plan.

(4)

The assumptions used in the valuation of the performance unit awards and stock option awards for the computation of compensation actually paid do not materially differ from the methodologies used to value such awards in our financial statements calculated in accordance with FASB ASC 718, Compensation-Stock Compensation.

(5)

The total stockholder return for our peer group is based on our peer group included in the comparative stock performance graph in Part II, Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities section of our Annual Report on Form 10-K for the year ended December 31, 2024.

Compensation actually paid to our First PEO, Mr. Marten, increased 3.2% from 2020 to 2021. Compensation actually paid to our Second PEO, Mr. Kohl, increased 22.9% from 2021 to 2022. The larger increase from 2021 to 2022 is due, in part, to Mr. Kohl receiving a 24.1% increase in base salary effective April 2021 in connection with his appointment as Chief Executive Officer. Compensation actually paid to Mr. Kohl decreased 35.4% from 2022 to 2023. This decrease was primarily due to the 2022 cash bonus award being based on a 29.2% increase in net income, compared with no payment of a cash bonus award for 2023 given the decrease in earnings. Compensation actually paid to Mr. Kohl decreased 21.5% from 2023 to 2024. This decrease was primarily due to a decrease in the current fair value of outstanding performance unit awards in 2024 due to a decrease in our common stock’s market price from 2023.

While individual compensation for all non-PEO NEOs increased from 2020 to 2021, the change in the composition of the individuals identified as non-PEO NEOs, including the exclusion of Mr. Kohl in 2021 due to his transition to the Second PEO, led to a decrease of 21.3% in average compensation actually paid to non-PEO NEOs from 2020 to 2021. Average compensation actually paid to non-PEO NEOs increased 81.4% from 2021 to 2022. Again, this increase was materially impacted by the change in the composition of the individuals identified as non-PEO NEOs, including the inclusion of Mr. Marten in the calculation in 2022 due to his transition from First PEO in 2021 to a non-PEO NEO in 2022 while maintaining a higher compensation level. Average compensation actually paid to non-PEO NEOs decreased 49.0% from 2022 to 2023. This decrease was materially impacted by both the decrease in cash bonus awards in 2023 and the composition of the individuals identified as non-PEO NEOs, including the inclusion of Mr. Phillips and Mr. Baier in the 2023 calculation. Average compensation actually paid to non-PEO NEO’s decreased 20.2% from 2023 to 2024. This decrease was primarily due to a decrease in the current fair value of our outstanding performance unit awards and option awards in 2024 due to a decrease in our common stock’s market price from 2023.

Our net income was $69.5 million, $85.4 million, $110.4 million, $70.4 million and $26.9 million in 2020, 2021, 2022, 2023 and 2024 respectively. This equates to a 13.8% increase in net income from 2019 to 2020, a 22.9% increase in net income from 2020 to 2021, a 29.2% increase in net income from 2021 to 2022, a 36.2% decrease in net income from 2022 to 2023 and a 61.7% decrease in net income from 2023 to 2024.

As discussed above under the heading “Annual Compensation Components,” the primary elements of our executive compensation are base salary compensation, annual incentive compensation, equity-based compensation and executive benefits and perquisites. Our annual incentive compensation is designed to encourage and reward increases in net income on an annual basis and our equity-based compensation is designed to encourage and reward increases in net income on both an annual and long-term basis. In particular, the bonus pool for named executive officers for cash bonus awards under our Second Amended and Restated Executive Officer Performance Incentive Plan and a component of the vesting of performance unit awards under our 2015 Equity Incentive Plan are based on the percentage increase in net income over the prior year after exceeding an established percentage increase in net income goal. As a result, putting aside unique events that impacted the calculations in the table above, increases or decreases in the compensation actually paid to our PEOs and non-PEO NEOs generally move in tandem with increases or decreases to our net income, and as well, the percentage change in net income. The company-selected measurement of the percentage change in net income is the sole financial metric used by us for linking compensation actually paid to executives for performance in the most recent fiscal year. We believe that the percentage change in net income as a measure encompasses changes in both revenue and margin, which is why we believe that it alone is the most appropriate metric to evaluate our financial performance.

Based on an initial fixed investment of $100 as of December 31, 2019, including reinvestment of dividends, our cumulative total stockholder returns as of December 31, 2020, 2021, 2022, 2023 and 2024 were $128.47, $137.88, $160.90, $172.64 and $130.22, respectively. Our peer group cumulative total stockholder returns similarly calculated as of December 31, 2020, 2021, 2022, 2023 and 2024 were $131.56, $213.00, $174.40, $230.65 and $208.70, respectively. As this shows, our total stockholder return was below the return of our peer group over the five-year period ended December 31, 2024. We believe the changes in compensation actually paid to our PEOs and non-PEO NEOs generally align with our stockholder returns.

Compensation Committee Interlocks and Insider Participation

During 2024, the Compensation Committee was comprised of Kathleen P. Iverson, Thomas J. Winkel, Jerry M. Bauer, Larry B. Hagness and Patricia L. Jones. Ms. Iverson serves as Chair of the Committee. None of the members of the Compensation Committee has ever been an officer or employee of the Company. During 2024, no executive officer of ours served as a member of the board of directors or compensation committee of any entity that had an executive officer serving as a member of our Board of Directors or Compensation Committee. See “Related Party Transactions” for a description of transactions between us and Bauer Built, Inc., of which Mr. Bauer is the chairman of the board and chief executive officer, and between us and Durand Builders Service, Inc., of which Mr. Hagness is the chief executive officer and the principal stockholder.

RELATED PARTY TRANSACTIONS

We purchase tires and obtain related services from Bauer Built, Inc., or BBI. Jerry M. Bauer, one of our directors, is the chairman of the board and chief executive officer of BBI. We paid BBI $27,000 in 2024, $195,000 in 2023 and $477,000 in 2022 for tires and related services. In addition, we paid $2.2 million in 2024 and $2.0 million in each of 2023 and 2022 to tire manufacturers for tires that were provided by BBI. BBI received commissions from the tire manufacturers related to these purchases. Other than any benefit received from his ownership interest, Mr. Bauer receives no compensation or other benefits from our business with BBI.

We paid Durand Builders Service, Inc. $8,000 in each of 2024 and 2023 and $10,000 in 2022 for building repairs. Larry B. Hagness, one of our directors, is the chief executive officer and the principal stockholder of Durand Builders Service, Inc. Other than any benefit received from his ownership interest, Mr. Hagness receives no compensation or other benefits from our business with Durand Builders Service, Inc.

We believe that the transactions with the related party noted above are on reasonable terms which, based upon market rates, are comparable to terms available from unaffiliated third parties. The Audit Committee approved all of the transactions in accordance with our related party transactions policy.

Our Board of Directors has delegated to our Audit Committee, pursuant to the terms of a written policy, the authority to review, approve and ratify related party transactions. If it is not feasible for our Audit Committee to take an action with respect to a proposed related party transaction, the Executive Vice President and Chief Financial Officer may present the transaction arising in the time period between meetings of the Audit Committee to the Chair of the Committee, who shall review and may approve the transaction, subject to ratification by the Committee at the next meeting of the Committee. In addition, any related person transaction previously approved by the Committee or otherwise already existing that is ongoing in nature shall be reviewed by the Committee annually to ensure that such related person transaction has been conducted in accordance with the previous approval granted by the Committee, if any, and that all required disclosures regarding the related person transaction are made.

Any related person transaction proposed to be entered into by the Company must be reported to our Executive Vice President and Chief Financial Officer and shall be reviewed and approved by the Audit Committee of the Board of Directors pursuant to this policy, prior to effectiveness or consummation of the transaction, whenever practicable. If the Executive Vice President and Chief Financial Officer determines that advance approval of a related person transaction is not practicable under the circumstances, the Audit Committee shall review and, in its discretion, may ratify the related person transaction at the next meeting of the Audit Committee, or at the next meeting following the date that the related person transaction comes to the attention of the Executive Vice President and Chief Financial Officer; provided, however, that the Executive Vice President and Chief Financial Officer may present a related person transaction arising in the time period between meetings of the Audit Committee to the Chair of the Committee, who shall review and may approve the related person transaction, subject to ratification by the Audit Committee at the next Audit Committee meeting.

Our policy defines a “related person transaction” as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) were, are or will be a participant, the amount involved exceeds $25,000 and in which any related party had, has or will have a direct or indirect interest. The Board has determined that certain interests do not create a material direct or indirect interest on behalf of the related person, and are, therefore, not “related person transactions” for purposes of the policy, including interests arising only from (a) the related person’s position as a director of another corporation or organization that is a party to the transaction, and /or (b) from the direct or indirect ownership by the related person and all other related persons in the aggregate of less than a 10% equity interest (other than a general partnership interest) in another entity which is a party to the transaction.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Committee in accordance with the standards set forth in the policy after full disclosure of the related person’s interests in the transaction. As appropriate for the circumstances, the Committee shall review and consider:

●	the related person’s relationship to us and interest in the related person transaction (as an approximate dollar value, without regard to profit or loss);

●	the approximate total dollar value involved in the related person transaction;

●	whether the transaction was undertaken in our ordinary course of business;

●	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

●	whether the related person transaction would impair the independence of an outside director;

●	whether the transaction with the related person would require a waiver of our Code of Ethics;

●	the terms on which the related person offers the products or services involved in the related person transaction to unrelated parties;

●	the purpose of, and the potential benefits to us of, the transaction; and

●

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee will review all relevant information available to it about the related person transaction. The Committee may approve or ratify the related person transaction only if the Committee determines that, under the circumstances, the transaction is in the best interests of the Company and its stockholders. The Committee may, in its sole discretion, impose such conditions as it deems appropriate on the Company or the related person in connection with approval of the related person transactions.

APPROVAL OF MARTEN TRANSPORT, LTD. 2025 EQUITY INCENTIVE PLAN

Proposal 2

On March 11, 2025, the Board, upon recommendation of the Compensation Committee, approved, subject to approval by our stockholders, the Marten Transport, Ltd. 2025 Equity Incentive Plan (the “2025 Plan”). The purpose of the 2025 Plan is to advance the interests of the Company and our stockholders by enabling us to attract and retain qualified individuals to perform services, provide incentive compensation for such individuals in a form that is linked to the growth and profitability of our Company and increases in stockholder value, and provide opportunities for equity participation that align the interests of participants with those of our stockholders. The 2025 Plan is included in Appendix A.

If our stockholders approve the 2025 Plan, it will replace the Marten Transport, Ltd. 2015 Equity Incentive Plan (as amended, the “2015 Plan”), and no new awards will be granted under the 2015 Plan. The terms of the 2015 Plan, as applicable, will continue to govern awards outstanding under the 2015 Plan, until exercised, expired, paid or otherwise terminated or canceled. Other than the 2015 Plan, we have no other equity compensation plans under which equity awards can be granted.

The 2025 Plan permits the grant of non-statutory and incentive stock options, stock appreciation rights, or “SARs,” restricted stock awards, restricted stock units, or “RSUs,” deferred stock units, or “DSUs,” performance awards, non-employee director awards, stock bonuses and other stock-based awards. Subject to adjustment, the maximum number of shares of our common stock to be authorized for issuance under the 2025 Plan is 800,000 shares.

The Board is asking our stockholders to approve the 2025 Plan in order to qualify stock options for treatment as incentive stock options for purposes of Section 422 of the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”). In addition, the Nasdaq Stock Market rules require stockholder approval of the 2025 Plan. If our stockholders do not approve the 2025 Plan, the 2015 Plan, as currently in effect, will remain in effect until it terminates in accordance with its terms. If our stockholders approve the 2025 Plan, the 2025 Plan will become effective as of the date of stockholder approval.

Reasons Why You Should Vote in Favor of the 2025 Plan

The Board recommends a vote FOR approval of the 2025 Plan because the Board believes the proposed 2025 Plan is in the best interests of the Company and our stockholders for the following reasons:

●

Attracts and retains talent. Talented and motivated employees, non-employee directors, and consultants are essential to executing our business strategies. Stock-based compensation is an important component of total compensation for our non-employee directors, executive officers and key employees because such compensation enables us to effectively recruit and retain qualified individuals while encouraging them to think and act like owners of the Company.

●

Consistent with our pay-for-performance compensation philosophy to increase stockholder value. We believe that stock-based compensation, by its very nature, is performance-based compensation. We use incentive compensation both to reinforce desired business results for our key employees and to motivate them to achieve those results.

●

Aligns director, employee and stockholder interests. We believe our stock-based compensation programs help align the interests of our non-employee directors and employees with those of our stockholders. We believe our long-term stock-based incentives help promote long-term retention of our non-employee directors and employees and encourage significant ownership of our common stock. If the 2025 Plan is approved, we will be able to maintain these important means of aligning the interests of our non-employee directors and employees with those of our stockholders.

●

Protects stockholder interests and embraces sound equity-based compensation practices. As described below under the heading “—Summary of Sound Governance Features of the 2025 Plan,” the 2025 Plan includes a number of features that are consistent with protecting the interests of our stockholders and sound corporate governance practices.

Summary of Sound Governance Features of the 2025 Plan

The Board and Compensation Committee believe that the 2025 Plan contains several features that are consistent with protecting the interests of our stockholders and sound corporate governance practices, including the following:

✔ No automatic share replenishment or “evergreen” provision	✔ No re-pricing of “underwater” stock options or SARs without stockholder approval
✔ Will not be excessively dilutive to our stockholders	✔ No discounted or reload stock options or SARs
✔ Limit on non-employee director compensation	✔ No tax gross-ups
✔ No reload stock options or SARs	✔ “Clawback” provisions
✔ No liberal share counting or “recycling” of shares from exercised stock options, SARs, or other stock-based awards	✔ No liberal change in control definition

Background for Shares Authorized for Issuance

If the 2025 Plan is approved, the maximum number of shares of common stock available for issuance under the 2025 Plan will be equal to 800,000.

As of February 14, 2025, 1,168,653 shares of our common stock remained available for issuance under the 2015 Plan.

In setting the number of shares of common stock available for issuance under the 2025 Plan, the Board and Compensation Committee considered a number of factors, which are discussed further below, including:

●	Total outstanding equity-based awards and how long the shares available are expected to last;

●	Historical equity award granting practices, including our three-year average share usage rate (commonly referred to as “burn rate”); and

●	Potential dilution and overhang.

Shares Available and Outstanding Equity Awards

While the use of long-term incentives in the form of equity awards is an important part of our compensation program, we are mindful of our responsibility to our stockholders to exercise judgment in the granting of equity awards. In setting the number of shares of common stock available for issuance under the 2025 Plan, the Board and Compensation Committee also considered current outstanding equity awards under the 2015 Plan. To facilitate the approval of the 2025 Plan, set forth below is information about our shares of common stock that may be issued under our equity compensation plans as of February 14, 2025.

As of February 14, 2025, we had 81,463,938 shares of common stock issued and outstanding. The market value of one share of common stock on February 14, 2025, as determined by reference to the closing price as reported on the Nasdaq Stock Market, was $15.36.

As described in more detail in the table below, as of February 14, 2025:

●	Stock options to purchase 704,421 shares of our common stock and performance unit awards covering 298,791 shares were outstanding under the 2015 Plan; and

●	1,168,653 shares remained available for issuance under the 2015 Plan and no shares remained available for issuance under any other equity compensation plan.

Historical Equity Award Granting Practices

In setting the number of shares of common stock authorized for issuance under the 2025 Plan, the Board and Compensation Committee also considered the historical number of equity awards granted under the 2015 Plan and other equity compensation plans in the past three full fiscal years. The following table sets forth information regarding awards granted and earned and the annual burn rate for each of the last three fiscal years.

	2024	2023	2022
Performance unit awards awarded	125,464	114,044	123,900
Stock options granted	28,000	39,000	141,500
Shares granted to non-employee directors	24,500	21,000	21,000
Weighted average basic shares of common stock outstanding during fiscal year (in thousands)	81,406	81,272	81,692
Burn rate	0.22%	0.21%	0.35%

The Board and Compensation Committee also considered our three-year average burn rate (2022 to 2024) of approximately 0.26%. Based on historical granting practices and the recent trading price of our common stock, we expect the 2025 Plan to cover awards for approximately 3.8 years. However, we cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time; and, therefore, the share reserve under the 2025 Plan could last for a shorter or longer period of time.

Potential Dilution and Overhang

In setting the number of shares of common stock authorized for issuance under the 2025 Plan, the Board and Compensation Committee also considered the potential dilution and overhang that would result from approval of the 2025 Plan, including the policies of institutional investors and major proxy advisory firms.

Assuming Approval of the 2025 Plan
Options Outstanding as of February 14, 2025	704,421
Weighted Average Exercise Price of Options Outstanding	$17.17
Weighted Average Remaining Term of Options Outstanding (in years)	2.4
Outstanding Performance Unit Awards as of February 14, 2025	298,791
Total Equity Awards Outstanding	1,003,212
Common Stock Outstanding as of February 14, 2025	81,463,938
Current Dilution as of February 14, 2025(1)	1.2%
Shares Available for Grant Under 2015 Plan (will not carryover to 2025 Plan)	1,168,653
Current Overhang as a Percentage of Common Stock Outstanding as of February 14, 2025(2)	2.7%
Shares Available for Future Grant Under the 2025 Plan	800,000
Potential Dilution as of February 14, 2025 assuming adoption of 2025 Plan(1)	2.2%
Potential Overhang as a Percentage of Common Stock Outstanding as of February 14, 2025 assuming adoption of 2025 Plan(2)	2.2%

(1)

Dilution consists of the number of shares subject to equity awards outstanding as of February 14, 2025 divided by the number of shares of common stock outstanding as of February 14, 2025. Potential dilution also includes the number of shares available for future grant under the 2025 Plan.

(2)

Overhang consists of the number of shares subject to equity awards outstanding as of February 14, 2025 and the number of shares available for future grant under the 2015 plan divided by the number of shares of common stock outstanding as of February 14, 2025. Potential overhang consists of the number of shares subject to equity awards outstanding as of February 14, 2025 and the number of shares available for future grant under the 2025 Plan, but excludes the number of shares available for future grant under the 2015 plan since they will not carry over to the 2025 Plan.

Summary of the 2025 Plan Features

The major features of the 2025 Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the 2025 Plan, which has been filed electronically with the SEC along with the filing of this proxy statement and is available through the SEC’s website at www.sec.gov and may be obtained upon request to our Executive Vice President and Chief Financial Officer at Marten Transport, Ltd., 129 Marten Street, Mondovi, Wisconsin 54755, or by telephone at (715) 926-4216.

Purpose

The purpose of the 2025 Plan is to advance the interests of the Company and our stockholders by enabling the Company and our subsidiaries to attract and retain qualified individuals to perform services, provide incentive compensation for such individuals in a form that is linked to the growth and profitability of the Company and increases in stockholder value, and provide opportunities for equity participation that align the interests of participants with those of our stockholders.

Plan Administration

The Board and the Compensation Committee will administer the 2025 Plan. Subject to certain limitations, the plan administrator has broad authority under the terms of the 2025 Plan to take certain actions under the plan.

Delegation

To the extent permitted by applicable law, the Board or Compensation Committee may delegate to one or more of its members or to one or more officers of the Company such administrative duties or powers as it may deem advisable. The Board or Compensation Committee may authorize one or more directors or officers of the Company to designate employees, other than officers, non-employee directors, or 10% stockholders of the Company, to receive awards under the plan and determine the size of any such awards, subject to certain limitations.

No Re-pricing

The Board may not, without prior approval of our stockholders, effect any re-pricing of any previously granted “underwater” option or SAR by: (i) amending or modifying the terms of the option or SAR to lower the exercise price or grant price; (ii) canceling the underwater option or SAR in exchange for (A) cash; (B) replacement options or SARs having a lower exercise price or grant price; or (C) other awards; (iii) repurchasing the underwater options or SARs and granting new awards under the 2025 Plan; or (iv) a re-pricing within the meaning of the applicable accounting standard. An option or SAR will be deemed to be “underwater” at any time when the fair market value of the common stock is less than the exercise price of the option or the grant price of the SAR.

Shares Authorized

Subject to adjustment (as described below), the maximum number of shares of our common stock that will be available for issuance under the 2025 Plan will be 800,000 shares of common stock. The number of shares of common stock remaining available for issuance under the 2015 Plan but not subject to outstanding awards as of the effective date will not be carried over to the 2025. No more than 800,000 total shares may be granted as incentive stock options.

Shares that are issued under the 2025 Plan or that are subject to outstanding awards will be applied to reduce the maximum number of shares remaining available for issuance under the 2025 Plan only to the extent they are used; provided, however, that the full number of shares subject to a stock-settled SAR or other stock-based award will be counted against the shares of common stock authorized for issuance under the 2025 Plan, regardless of the number of shares actually issued upon settlement of such SAR or other stock-based award. Any shares withheld to satisfy tax withholding obligations on awards issued under the 2025 Plan, any shares withheld to pay the exercise price or grant price of awards under the 2025 Plan, and any shares not issued or delivered as a result of the “net exercise” of an outstanding option or settlement of a SAR in shares will be counted against the shares authorized for issuance under the 2025 Plan and will not be available again for grant under the 2025 Plan. Shares subject to awards settled in cash will again be available for issuance pursuant to awards granted under the 2025 Plan. Any shares repurchased by the Company on the open market using the proceeds from the exercise of an award will not increase the number of shares available for future grant of awards. Any shares of common stock related to awards granted under the 2025 Plan that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of the shares will be available again for grant under the 2025 Plan. To the extent permitted by applicable law, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or a subsidiary or otherwise will not be counted against shares available for issuance pursuant to the 2025 Plan. The shares available for issuance under the 2025 Plan may be authorized and unissued shares or treasury shares.

Non-Employee Director Compensation Limit

The 2025 Plan limits total non-employee director compensation such that the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of awards granted to a non-employee director as compensation for services as a non-employee director during any fiscal year of the Company may not exceed $400,000 (increased to $600,000 with respect to any non-employee director serving as Chairman of the Board or lead independent director or in the fiscal year in which a non-employee director is added to the Board). Any compensation that is deferred will count towards this limit for the year in which the compensation is first earned, and not a later year of settlement.

Adjustments

In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin off), or other similar change in the corporate structure or shares of our common stock, the Board will make the appropriate adjustment or substitution. These adjustments or substitutions may be to the number and kind of securities and property that may be available for issuance under the 2025 Plan. In order to prevent dilution or enlargement of the rights of participants, the Board may also adjust the number, kind, and exercise price of securities or other property subject to outstanding awards.

Eligible Participants

Awards may be granted to employees, non-employee directors, and consultants of the Company or any of our subsidiaries. A “consultant” for purposes of the 2025 Plan is one who renders services to the Company or its subsidiaries that are not in connection with the offer and sale of our securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for our securities. As of February 14, 2025, 3,809 employees, 7 non-employee directors and no consultants would have been eligible to participate in the 2025 Plan had it been approved by our stockholders at such time.

Types of Awards

The 2025 Plan permits the grant of non-statutory and incentive stock options, SARs, restricted stock awards, RSUs, DSUs, performance awards, non-employee director awards, stock bonuses and other stock-based awards. Awards may be granted either alone or in addition to or in tandem with any other type of award.

Stock Options

Stock options entitle the holder to purchase a specified number of shares of our common stock at a specified price, which is called the exercise price, subject to the terms and conditions of the stock option grant. The 2025 Plan permits the grant of both non-statutory and incentive stock options. Incentive stock options may be granted solely to eligible employees of the Company or its subsidiary. Each stock option granted under the 2025 Plan must be evidenced by an award agreement that specifies the exercise price, the term, the number of shares underlying the stock option, the vesting, and any other conditions. The exercise price of each stock option granted under the 2025 Plan must be at least 100% of the fair market value of a share of our common stock as of the date the award is granted to a participant. Fair market value under the plan means, unless otherwise determined by the Board, the closing price of our common stock, as reported on the Nasdaq Stock Market, on the immediately prior trading day. The closing price of our common stock, as reported on the Nasdaq Stock Market on February 14, 2025, was $15.36 per share. The Board fixes the terms and conditions of each stock option, subject to certain restrictions, such as a ten-year maximum term.

SARs

A SAR is a right granted to receive payment of cash, stock, or a combination of both equal to the difference between the fair market value of shares of our common stock and the grant price of such shares. Each SAR granted must be evidenced by an award agreement that specifies the grant price, the term, and such other provisions as the Board may determine. The grant price of a SAR must be at least 100% of the fair market value of our common stock on the date of grant. The Board fixes the term of each SAR, but SARs granted under the 2025 Plan will not be exercisable more than 10 years after the date the SAR is granted.

Restricted Stock Awards, RSUs, and DSUs

Restricted stock awards, RSUs, and/or DSUs may be granted under the 2025 Plan. A restricted stock award is an award of common stock that is subject to restrictions on transfer and risk of forfeiture upon certain events, typically including termination of service. RSUs and DSUs are similar to restricted stock awards except that no shares are actually awarded to the participant on the grant date. DSUs permit the holder to receive shares of common stock or the equivalent value in cash or other property at a future time as determined by the Board. The Board will determine, and set forth in an award agreement, the period of restriction, the number of shares of restricted stock awards or the number of RSUs or DSUs granted, and other such conditions or restrictions.

Performance Awards

Performance awards, in the form of cash, shares of common stock, other awards, or a combination of both, may be granted under the 2025 Plan in such amounts and upon such terms as the Board may determine. The Board will determine, and set forth in an award agreement, the amount of cash and/or number of shares or other awards, the performance goals, the performance periods, and other terms and conditions. The extent to which the participant achieves his or her performance goals during the applicable performance period will determine the amount of cash and/or number of shares or other awards earned by the participant. The Board retains discretion to adjust performance awards either upward or downward, either on a formula or discretionary basis or any combination, as the Board determines.

Non-Employee Director Awards

The Board at any time and from time to time may approve resolutions providing for the automatic or other grant of awards under the 2025 Plan to non-employee directors. Such awards may be granted singly, in combination, or in tandem, and may be granted pursuant to such terms, conditions, and limitations as the Board may establish in its sole discretion consistent with the provisions of the 2025 Plan. The Board may permit non-employee directors to elect to receive all or any portion of their annual retainers, meeting fees, or other fees in restricted stock, RSUs, DSUs, or other stock-based awards in lieu of cash.

Stock Bonuses

Participants may be granted one or more stock bonuses under the 2025 Plan, and such stock bonuses will be subject to such terms and conditions, if any, consistent with the other provisions of the 2025 Plan, as may be determined by the Board in its sole discretion, including the achievement of one or more performance goals.

Other Stock-Based Awards	Consistent with the terms of the 2025 Plan, other stock-based awards may be granted to participants in such amounts and upon such terms as the Board may determine in its sole discretion.
Dividend Equivalents

With the exception of stock options, SARs, and unvested performance awards, awards under the 2025 Plan may, in the Board’s discretion, earn dividend equivalents with respect to the cash or stock dividends or other distributions that would have been paid on the shares of our common stock covered by such award had such shares been issued and outstanding on the dividend payment date. However, no dividends may be paid on awards until they are vested. Such dividend equivalents will be converted to cash or additional shares of our common stock by such formula and at such time and subject to such limitations as determined by the Board.

Termination of Employment or Other Service

The 2025 Plan provides for certain default rules in the event of a termination of a participant’s employment or other service. These default rules may be modified in an award agreement or an individual agreement between the Company and a participant. If a participant’s employment or other service with the Company is terminated for cause, then all outstanding awards held by such participant will be terminated and forfeited. In the event a participant’s employment or other service with the Company is terminated by reason of death, disability, or retirement, then:

●    All outstanding stock options (excluding non-employee director options in the case of retirement) and SARs held by the participant will, to the extent exercisable, remain exercisable for a period of one year after such termination, but not later than the date the stock options or SARs expire;

●     All outstanding stock options and SARs that are not exercisable and all outstanding restricted stock will be terminated and forfeited; and

●   All outstanding unvested RSUs, performance awards, stock bonuses and other stock-based awards held by the participant will terminate and be forfeited. However, with respect to any awards that vest based on the achievement of performance goals, if a participant’s employment or other service with the Company or any subsidiary is terminated prior to the end of the performance period of such award, but after the conclusion of a portion of the performance period (but in no event less than one year), the Board may, in its sole discretion, cause shares to be delivered or payment made with respect to the participant’s award, but only if otherwise earned for the entire performance period and only with respect to the portion of the applicable performance period completed at the date of such event, with proration based on the number of months or years that the participant was employed or performed services during the performance period.

In the event a participant’s employment or other service with the Company is terminated by reason other than for cause, death, disability, or retirement, then:

●    All outstanding stock options (including non-employee director options) and SARs held by the participant that then are exercisable will remain exercisable for three months after the date of such termination, but will not be exercisable later than the date the stock options or SARs expire;

●     All outstanding restricted stock will be terminated and forfeited; and

●    All outstanding unvested RSUs, performance awards, stock bonuses and other stock-based awards will be terminated and forfeited. However, with respect to any awards that vest based on the achievement of performance goals, if a participant’s employment or other service with the Company or any subsidiary is terminated prior to the end of the performance period of such award, but after the conclusion of a portion of the performance period (but in no event less than one year), the Board may, in its sole discretion, cause shares to be delivered or payment made with respect to the participant’s award, but only if otherwise earned for the entire performance period and only with respect to the portion of the applicable performance period completed at the date of such event, with proration based on the number of months or years that the participant was employed or performed services during the performance period.

Modification of Rights upon Termination

Upon a participant’s termination of employment or other service with the Company or any subsidiary, the Board may, in its sole discretion (which may be exercised at any time on or after the grant date, including following such termination) cause stock options or SARs (or any part thereof) held by such participant as of the effective date of such termination to terminate, become, or continue to become exercisable or remain exercisable following such termination of employment or service, and restricted stock, RSUs, DSUs, performance awards, stock bonuses, non-employee director awards and other stock-based awards held by such participant as of the effective date of such termination to terminate, vest, or become free of restrictions and conditions to payment, as the case may be, following such termination of employment or service, in each case in the manner determined by the Board; provided, however, that no stock option or SAR may remain exercisable beyond its expiration date. Any such action by the Board adversely affecting any outstanding award will not be effective without the consent of the affected participant, except to the extent the Board is authorized by the 2025 Plan to take such action.

Forfeiture and Recoupment

If a participant is determined by the Board to have taken any action while providing services to the Company or within one year after termination of such services that would constitute “cause” or an “adverse action,” as such terms are defined in the 2025 Plan, all rights of the participant under the 2025 Plan and any agreements evidencing an award then held by the participant will terminate and be forfeited. The Board has the authority to rescind the exercise, vesting, issuance, or payment in respect of any awards of the participant that were exercised, vested, issued, or paid and require the participant to pay to the Company, within 10 days of receipt of notice, any amount received or the amount gained as a result of any such rescinded exercise, vesting, issuance, or payment. The Company may defer the exercise of any stock option or SAR for up to six months after receipt of notice of exercise in order for the Board to determine whether “cause” or “adverse action” exists. The Company is entitled to withhold and deduct future wages or make other arrangements to collect any amount due.

In addition, awards under the 2025 Plan shall be subject to any automatic forfeiture or voluntary compensation “clawback,” forfeiture or recoupment provisions under applicable law and any compensation “clawback,” forfeiture or recoupment policy of the Company, as in effect from time to time (including, but not limited to, the Company’s Clawback and Forfeiture Policy approved effective as of October 2, 2023), and such forfeiture and/or penalty conditions or provisions as determined by the Board and set forth in the applicable award agreement.

Effect of Change in Control

Generally, a change in control will mean:

●     The acquisition, other than by the Company, by any individual, entity, or group of beneficial ownership of 50% or more of the then outstanding shares of common stock;

●   The consummation of a reorganization, merger, or consolidation of the Company with respect to which all or substantially all of the individuals or entities who were the beneficial owners of common stock and voting securities immediately prior to the transaction do not, following the transaction, beneficially own more than 50% of the outstanding shares of common stock of the corporation resulting from the transaction; or

●     A complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company.

Subject to the terms of the applicable award agreement or an individual agreement between the Company and a participant, upon a change in control, the Board may, in its discretion, determine whether some or all outstanding options shall become exercisable in full or in part, whether the restriction period and performance period applicable to some or all outstanding restricted stock awards and RSUs shall lapse in full or in part, and whether the performance measures applicable to some or all outstanding awards shall be deemed to be satisfied. The Board may further require that shares of stock of the corporation resulting from such a change in control, or a parent corporation thereof, be substituted for some or all of our shares of common stock subject to an outstanding award and that any outstanding awards, in whole or in part, be surrendered to us by the holder, to be immediately cancelled by us, in exchange for a cash payment, shares of capital stock of the corporation resulting from or succeeding us, or a combination of both cash and such shares of stock.

Term, Termination and Amendment

Unless sooner terminated by the Board, the 2025 Plan will terminate at 11:59 p.m. on May 6, 2035. No award will be granted after termination of the 2025 Plan, but awards outstanding upon termination of the 2025 Plan will remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the 2025 Plan.

Subject to certain exceptions, the Board has the authority to suspend or terminate the 2025 Plan or terminate any outstanding award agreement and the Board has the authority to amend the 2025 Plan or amend or modify the terms of any outstanding award at any time and from time to time. No amendments to the 2025 Plan will be effective without approval of the Company’s stockholders if: (a) stockholder approval of the amendment is then required pursuant to Section 422 of the Code, the rules of the primary stock exchange on which the common stock is then traded, applicable U.S. state and federal laws or regulations, and the applicable laws of any foreign country or jurisdiction where awards are, or will be, granted under the 2025 Plan; or (b) such amendment would: (i) modify the re-pricing provisions of the 2025 Plan; (ii) increase the aggregate number of shares of common stock issued or issuable under the 2025 Plan; (iii) modify the eligibility requirements for participants in the 2025 Plan; or (vi) reduce the minimum exercise price or grant price as set forth in the 2025 Plan. No termination, suspension, or amendment of the 2025 Plan shall adversely affect any outstanding award previously granted under the 2025 Plan without the written consent of the participant holding such award.

U.S. Federal Income Tax Information

The following is a general summary, as of the date of this proxy statement, of the U.S. federal income tax consequences to participants and the Company of transactions under the 2025 Plan. This summary is intended for the information of stockholders considering how to vote at the meeting and not as tax guidance to participants in the 2025 Plan, as the consequences may vary with the types of grants made, the identity of the participant, and the method of payment or settlement. The summary does not address the effects of other U.S. federal taxes or taxes imposed under state, local, or foreign tax laws. Participants are encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the 2025 Plan.

Incentive Stock Options. With respect to incentive stock options, generally, the stock option holder is not taxed, and we are not entitled to a deduction, on either the grant or the exercise of an incentive stock option so long as the requirements of Section 422 of the Code continue to be met. If the stock option holder meets the employment requirements and does not dispose of the common shares acquired upon exercise of an incentive stock option until at least one year after date of the exercise of the stock option and at least two years after the date the stock option was granted, gain or loss realized on sale of the shares will be treated as long-term capital gain or loss. If the common shares are disposed of before those periods expire, which is called a disqualifying disposition, the stock option holder will be required to recognize ordinary income in an amount equal to the lesser of (i) the excess, if any, of the fair market value of our common shares on the date of exercise over the exercise price, or (ii) if the disposition is a taxable sale or exchange, the amount of gain realized. Upon a disqualifying disposition, we will generally be entitled, in the same tax year, to a deduction equal to the amount of ordinary income recognized by the stock option holder, assuming that a deduction is allowed under Section 162(m) of the Code.

Non-Statutory Stock Options. The grant of a stock option that does not qualify for treatment as an incentive stock option, which is generally referred to as a non-statutory stock option, is generally not a taxable event for the stock option holder. Upon exercise of the stock option, the stock option holder will generally be required to recognize ordinary income in an amount equal to the excess of the fair market value of our common shares acquired upon exercise (determined as of the date of exercise) over the exercise price of the stock option, and we will be entitled to a deduction in an equal amount in the same tax year, assuming that a deduction is allowed under Section 162(m) of the Code. At the time of a subsequent sale or disposition of shares obtained upon exercise of a non-statutory stock option, any gain or loss will be either a long-term or short-term capital gain or loss, depending on how long the shares have been held.

SARs. The grant of an SAR will not cause the participant to recognize ordinary income or entitle us to a deduction for federal income tax purposes. Upon the exercise of an SAR, the participant will recognize ordinary income in the amount of the cash or the value of common shares payable to the participant (before reduction for any withholding taxes), and we will receive a corresponding deduction in an amount equal to the ordinary income recognized by the participant, assuming that a deduction is allowed under Section 162(m) of the Code.

Restricted Stock, RSUs, DSUs and Other Stock-Based Awards. The federal income tax consequences with respect to restricted stock, RSUs, DSUs, performance shares and performance stock units, and other stock unit and stock-based awards depend on the facts and circumstances of each award, including, in particular, the nature of any restrictions imposed with respect to the awards. In general, if an award of stock granted to the participant is subject to a “substantial risk of forfeiture” (e.g., the award is conditioned upon the future performance of substantial services by the participant) and is nontransferable, a taxable event occurs when the risk of forfeiture ceases or the awards become transferable, whichever first occurs. At such time, the participant will recognize ordinary income to the extent of the excess of the fair market value of the stock on such date over the participant’s cost for such stock (if any), and the same amount is deductible by us, assuming that a deduction is allowed under Section 162(m) of the Code. Under certain circumstances, the participant, by making an election under Section 83(b) of the Code, can accelerate federal income tax recognition with respect to an award of stock that is subject to a substantial risk of forfeiture and transferability restrictions, in which event the ordinary income amount and our deduction, assuming that a deduction is allowed under Section 162(m) of the Code, will be measured and timed as of the grant date of the award. If the stock award granted to the participant is not subject to a substantial risk of forfeiture or transferability restrictions, the participant will recognize ordinary income with respect to the award to the extent of the excess of the fair market value of the stock at the time of grant over the participant’s cost, if any, and the same amount is deductible by us, assuming that a deduction is allowed under Section 162(m) of the Code. If a stock unit award or other stock-based award is granted but no stock is actually issued to the participant at the time the award is granted, the participant will recognize ordinary income at the time the participant receives the stock free of any substantial risk of forfeiture (or receives cash in lieu of such stock) and the amount of such income will be equal to the fair market value of the stock at such time over the participant’s cost, if any, and the same amount is then deductible by us, assuming that a deduction is allowed under Section 162(m) of the Code.

Withholding Obligations. We are entitled to withhold and deduct from future wages of the participant, to make other arrangements for the collection of, or to require the recipient to pay to us, an amount necessary for us to satisfy the recipient’s federal, state or local tax withholding obligations with respect to awards granted under the 2025 Plan. Withholding for taxes may be calculated based on the maximum applicable tax rate for the participant’s jurisdiction or such other rate that will not trigger a negative accounting impact on the Company. The Board of Directors may permit a participant to satisfy a tax obligation by withholding shares of common shares underlying an award, tendering previously acquired shares, delivery of a broker exercise notice, or a combination of these methods.

Code Section 409A. A grant may be subject to a 20% penalty tax, in addition to ordinary income tax, at the time the grant becomes vested, plus an interest penalty tax, if the grant constitutes deferred compensation under Section 409A of the Code and the requirements of Section 409A of the Code are not satisfied.

Code Section 162(m). Pursuant to Section 162(m) of the Code, the annual compensation paid to an individual who is a “covered employee” may not be deductible to the extent that it exceeds $1 million. The Tax Cut and Jobs Act, signed into law on December 22, 2017, amended Code Section 162(m), effective for tax years beginning after December 31, 2017, (i) to expand the definition of a “covered employee” to include any person who was the Chief Executive Officer or the Chief Financial Officer at any time during the year and the three most highly compensated officers (other than the Chief Executive Officer or the Chief Financial Officer) who were employed at any time during the year whether or not the compensation is reported in the Summary Compensation Table included in our proxy statement for our Annual Meeting of Stockholders; (ii) to treat any individual who is considered a covered employee at any time during a tax year beginning after December 31, 2017, as remaining a covered employee permanently; and (iii) to eliminate the performance-based compensation exception to the $1 million deduction limit (with a transition provision continuing the performance-based exception for certain compensation covered by a written binding contract in existence on November 2, 2017).

Excise Tax on Parachute Payments. Unless otherwise provided in a separate agreement between a participant and the Company, if, with respect to a participant, the acceleration of the vesting of an award or the payment of cash in exchange for all or part of an award, together with any other payments that such participant has the right to receive from the Company, would constitute a “parachute payment,” then the payments to such participant will be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code. Such reduction, however, will only be made if the aggregate amount of the payments after such reduction exceeds the difference between the amount of such payments absent such reduction minus the aggregate amount of the excise tax imposed under Section 4999 of the Code attributable to any such excess parachute payments. If such provisions are applicable and if an employee will be subject to a 20% excise tax on any “excess parachute payment” pursuant to Section 4999 of the Code, we will be denied a deduction with respect to such excess parachute payment pursuant to Section 280G of the Code.

New Plan Benefits

It is not presently possible to determine the benefits or amounts that will be received by or allocated to participants under the 2025 Plan or would have been received by or allocated to participants for the last completed fiscal year if the 2025 Plan had then been in effect because awards under the 2025 Plan will be made at the discretion of the Board.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2024:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)

Equity compensation plans approved by security holders	1,003,212	(1)	$17.17	(2)	1,168,653

Equity compensation plans not approved by security holders	—		—		—

Total	1,003,212		$17.17		1,168,653

(1)

Includes 704,421 outstanding stock options and 298,791 outstanding performance unit awards as of December 31, 2024. This number has not been reduced by 49,162 performance unit award shares distributed in March 2025, which vested based upon our financial performance in 2024.

(2)	The weighted-average exercise price does not take into account the shares to be issued upon vesting of outstanding performance unit awards, which have no exercise price.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Proposal 3

At our 2023 Annual Meeting of Stockholders we asked our stockholders to indicate whether they preferred that we hold a say-on-pay vote every year, every two years or every three years. Over 92% of the votes cast by our stockholders approved an advisory vote on an annual basis. In light of the voting results, the Board decided that we will hold an advisory vote on the compensation of named executive officers on an annual basis. The next vote for our stockholders’ preference on the frequency of say-on-pay votes will occur at our 2029 Annual Meeting of Stockholders.

We are asking our stockholders to indicate their support for our executive compensation as described in this proxy statement, which is also known as the “say-on-pay” vote, pursuant to Section 14A of the Securities Exchange Act of 1934. At our 2024 Annual Meeting of Stockholders held on May 7, 2024, over 98% of the votes cast by our stockholders were in favor of the say-on-pay vote. The Board generally believes that such results affirmed stockholder support of our approach to executive compensation.

Our Board believes that our executive compensation program as a whole and each individual element of the program attracts, motivates and retains executives necessary to the achievement of our objectives. We believe the program strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our executive officers to dedicate themselves fully to value creation for our stockholders. Conservative decisions to note within our executive officer compensation programs and policies are as follows:

●

Because over 98% of the votes cast by our stockholders approved the compensation programs described in our proxy statement for the 2024 Annual Meeting of Stockholders, we have not implemented any significant changes to our compensation programs.

●

We responded to economic conditions in 2009 appropriately by freezing base salaries of our executive officers and paid no bonuses in 2009 or 2010. We provided modest increases in base salary to our executive officers since 2010.

●

To motivate our executive officers to align their interests with those of our stockholders, we provide annual incentives which are designed to reward our executive officers for the attainment of short-term goals, and long-term incentives which are designed to reward them for increases in our stockholder value over time.

●

We provide executive officers with long-term incentives in the form of stock options and performance unit awards. These equity-based awards, which vest over a period of years, link compensation with our long-term performance and also provide a substantial retention incentive. In 2010, we began issuing performance unit awards as our primary equity awards to our executive officers and continued with the practice in 2011 through 2024. We believe these awards are an effective tool for creating long-term ownership and aligning our executive officers’ interests with those of our stockholders. Payouts of performance unit awards are based on achievement of targeted financial objectives over five years and are capped at 100% of the unit awards.

●	In 2011, we moved from discretionary bonuses to formulaic bonuses tied to specific financial metrics due to stabilizing economic conditions.

●

We have entered into change-in-control severance agreements with each of our executive officers. These agreements provide certain benefits in the event of a termination following a change in control, also known as a “double trigger” requirement. As of March 2011, we no longer provide for tax gross-up payments on any severance payments that would be made in connection with a change in control.

●

For 2013, our executive officers recommended, and the Compensation Committee approved, a 50% decrease in the executive officer bonus pool in order to increase the cash bonuses awarded to our other employees.

●	For 2014, 2016, 2023 and 2024, no cash bonuses were awarded to our executive officers because earnings in each year did not meet the plan threshold.

●

In support of our cost reduction initiatives to mitigate the considerable duration and depth of the freight market recession’s impact on our operations, the Compensation Committee approved management’s recommendation to temporarily reduce named executive officer base salaries effective September 9, 2024. The base salaries of Mr. Marten, Mr. Kohl, Mr. Hinnendael and Mr. Petit were each reduced by 7.5%, while the base salaries for Mr. Phillips and Mr. Baier were each reduced by 5.0%.

The Board believes our executive compensation program is reasonable and appropriate, is justified by our performance and is the result of a carefully considered approach and, accordingly, we ask our stockholders to vote “FOR” the following advisory resolution at the Annual Meeting:

RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

This proposal will be approved if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. Although this is an advisory vote and not binding on the Board or us, the Board values the opinion of our stockholders and the Board and the Compensation Committee will consider the outcome of the vote in evaluating our executive compensation program.

SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

Proposal 4

The Audit Committee of our Board has approved the engagement of Grant Thornton LLP to audit our consolidated financial statements for the 2025 fiscal year. Grant Thornton LLP has been our independent public accountants since 2014.

Although not required to do so, the Board of Directors wishes to submit the selection of Grant Thornton LLP to the stockholders for ratification because the Board believes it is good corporate practice. The Board recommends a vote FOR the ratification of Grant Thornton LLP as our independent public accountants for 2025. Unless a different choice is given, proxies received by the Board will be voted FOR the ratification of Grant Thornton LLP. If the selection of Grant Thornton LLP is not ratified, the Board of Directors will reconsider its selection but may retain Grant Thornton LLP.

We expect at least one representative of Grant Thornton LLP to be present at the Annual Meeting. Such representative(s) will have the opportunity to make a statement at the meeting if they desire to do so. We also expect such representative(s) will be available to respond to appropriate questions.

FEES OF INDEPENDENT AUDITORS

The following table presents the aggregate fees billed or estimated to be billed for audit services and fees billed for all other services rendered by Grant Thornton LLP for the fiscal years ended December 31, 2024 and 2023. All services rendered by Grant Thornton LLP were permissible under applicable laws and regulations, and all services provided in 2024 and 2023 were approved in advance by the Audit Committee in accordance with the rules adopted by the SEC in order to implement requirements of the Sarbanes-Oxley Act of 2002. Our Audit Committee has adopted policies and procedures pursuant to which audit, audit-related and tax services, and all permissible non-audit services, are pre-approved, and our Audit Committee is informed of each service actually rendered that was approved through its pre-approval process.

	Aggregate Amount Billed by Grant Thornton LLP
Services Rendered	2024	2023

Audit Fees (1)	$480,730	$448,540
Audit-Related Fees	-	-
Tax Fees (2)	74,880	65,520
All Other Fees (3)	-	-

(1)

These fees consisted of the annual audit of our consolidated financial statements for the applicable year, including an audit of our internal control over financial reporting and the reviews of our consolidated financial statements included in our Form 10-Q’s for the first, second and third quarters of the applicable year.

(2)	These fees related to tax compliance and tax planning services.

(3)	These fees related to benchmarking analyses of our executive compensation program.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

FOR THE NEXT ANNUAL MEETING

Stockholders who, in accordance with Rule 14a-8 under the Exchange Act, wish to present proposals for inclusion in our proxy materials for the next Annual Meeting of Stockholders must ensure that such proposals are received by us at our principal executive offices no later than the close of business on November 17, 2025 and must satisfy the requirements of the proxy rules promulgated by the SEC and our Amended and Restated Bylaws. However, if the date of the 2026 Annual Meeting is changed by more than 30 days from the first anniversary of the date of the 2025 Annual Meeting, the deadline will instead be a reasonable time before we begin to print and mail the proxy statement for the 2026 Annual Meeting

Our Amended and Restated Bylaws also establish an advance notice procedure with regard to nominations of persons for election to the Board and stockholder proposals to be brought before an annual meeting. Stockholder proposals and nominations may not be brought before an annual meeting unless, among other considerations, the stockholder’s submission contained certain information concerning the proposal or the nominee, as the case may be, and other information specified in our Amended and Restated Bylaws. Proposals or nominations not meeting these requirements will not be entertained at an annual meeting.

Stockholder proposals and nominations may not be brought before the 2026 Annual Meeting unless, among other things, the stockholder’s submission contains certain information concerning the proposal or the nominee, as the case may be, and other information specified in our Amended and Restated Bylaws, and the stockholder’s submission is received by us no earlier than 5:00 p.m., Central Time, on January 6, 2026 and no later than 5:00 p.m., Central Time, on February 5, 2026. However, if the date of the 2026 Annual Meeting is changed by more than 30 days before or more than 70 days after the first anniversary of the date of the 2025 Annual Meeting, notice by the stockholder must be delivered not later than 5:00 p.m., Central Time, on the 10th day following the day on which public announcement of the date of the 2026 Annual Meeting is first made by us. Proposals or nominations not meeting these requirements will not be entertained at the 2026 Annual Meeting. In addition, if applicable, stockholders who intend to solicit proxies in support of director nominees other than our nominees at the 2026 Annual Meeting must also comply with the additional requirements under Rule 14a-19 promulgated under the Exchange Act, as required by and in addition to our Amended and Restated Bylaws, including providing notice by no later than March 7, 2026, which is 60 days prior to the anniversary date of the 2025 Annual Meeting, and a statement that such stockholder intends to solicit the holders of shares representing at least 67% of the voting power of our shares entitled to vote on the election of directors in support of director nominees other than our nominees, as required by Rule 14a-19(b) promulgated under the Exchange Act.

Stockholders recommending candidates for consideration by the Board must provide the candidate’s name, biographical data, qualifications and certain other information. Any such recommendation should be accompanied by a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director. These requirements are separate from, and in addition to, the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the proxy statement.

We encourage stockholders who wish to submit a proposal or nomination to seek independent counsel. We will not consider any proposal or nomination that is not timely or otherwise does not meet our Amended and Restated Bylaws and SEC requirements. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

If multiple stockholders have the same address, we will deliver one proxy statement to such address unless we receive contrary instructions from a stockholder. A stockholder that wishes to make such a request or, multiple stockholders that currently receive multiple proxies at the same address and wish to only receive one proxy, may make a request to receive multiple proxies or only one proxy at a given address, as the case may be, by contacting our Executive Vice President and Chief Financial Officer, Marten Transport, Ltd., 129 Marten Street, Mondovi, Wisconsin 54755, or by telephone at (715) 926-4216, with such a request.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 6, 2025

The Notice of 2025 Annual Meeting Proxy Statement and Annual Report to Stockholders of Marten Transport, Ltd. are available at https://materials.proxyvote.com/573075. As noted above, our stockholders of record will be electing directors and ratifying the independent auditors at our 2025 Annual Meeting, which will be held at the Roger Marten Community Center, 120 South Franklin Street, Mondovi, Wisconsin.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders may communicate with the Board of Directors by sending correspondence, addressed to our Executive Vice President and Chief Financial Officer, Marten Transport, Ltd., 129 Marten Street, Mondovi, Wisconsin 54755, with an instruction to forward the communication to a particular director. Our Executive Vice President and Chief Financial Officer will receive the correspondence and forward it to any individual director or directors to whom the communication is directed.

OTHER BUSINESS

This Proxy Statement contains all business we are aware of that will be presented at the Annual Meeting. The person or persons voting the proxies will use their judgment to vote for proxies received by the Board for other business, if any, that may properly come before the Annual Meeting.

ANNUAL REPORT

A copy of our 2024 Annual Report on Form 10-K (excluding exhibits) has been sent with this Notice of Annual Meeting and Proxy Statement. The Annual Report on Form 10-K describes our financial condition as of December 31, 2024.

Randolph L. Marten Executive Chairman of the Board

APPENDIX A

MARTEN TRANSPORT, LTD.

2025 EQUITY INCENTIVE PLAN

(As proposed to be effective May 6, 2025)

Table of Contents

1	Purpose of Plan.	1
2	Definitions.	1
3	Plan Administration.	6
4	Shares Available for Issuance.	8
5	Participation.	9
6	Options.	9
7	Stock Appreciation Rights.	11
8	Restricted Stock Awards, Restricted Stock Units and Deferred Stock Units.	11
9	Performance Awards.	13
10	Non-Employee Director Awards.	15
11	Stock Bonuses.	15
12	Other Stock-Based Awards.	15
13	Dividend Equivalents.	16
14	Effect of Termination of Employment or Other Service.	16
15	Payment of Withholding Taxes.	18
16	Change in Control.	19
17	Rights of Eligible Recipients and Participants; Transferability.	21
18	Securities Law and Other Restrictions.	22
19	Deferred Compensation; Compliance with Section 409A.	23
20	Amendment, Modification and Termination.	23
21	Substituted Awards.	24
22	Duration of this Plan.	24
23	Miscellaneous.	24

MARTEN TRANSPORT, LTD.
2025 EQUITY INCENTIVE PLAN

(As proposed to be effective May 6, 2025)

1.	Purpose of Plan.

The purpose of the Marten Transport, Ltd. 2025 Equity Incentive Plan (this “Plan”) is to advance the interests of Marten Transport, Ltd., a Delaware corporation (the “Company”), and its stockholders by enabling the Company and its Subsidiaries to attract and retain qualified individuals to perform services for the Company and its Subsidiaries, providing incentive compensation for such individuals that is linked to the growth and profitability of the Company and increases in stockholder value and aligning the interests of such individuals with the interests of its stockholders through opportunities for equity participation in the Company. This Plan will become effective upon its approval by the Company’s stockholders and will replace the Marten Transport, Ltd. 2015 Equity Incentive Plan (as amended, the “Prior Plan”); provided, however, that awards outstanding under the Prior Plan as of the Effective Date will remain outstanding in accordance with their terms. After the Effective Date, no more grants of awards will be made under the Prior Plan.

2.	Definitions.

The following terms will have the meanings set forth below, unless the context clearly otherwise requires. Terms defined elsewhere in this Plan will have the same meaning throughout this Plan.

2.1    “Adverse Action” means any action or conduct by a Participant that the Committee, in its sole discretion, determines to be injurious, detrimental, prejudicial or adverse to the interests of the Company or any Subsidiary, including: (a) disclosing confidential information of the Company or any Subsidiary to any person not authorized by the Company or Subsidiary to receive it, (b) engaging, directly or indirectly, in any commercial activity that in the judgment of the Committee competes with the business of the Company or any Subsidiary or (c) interfering with the relationships of the Company or any Subsidiary and their respective employees, independent contractors, customers, prospective customers and vendors.

2.2    “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person where “control” will have the meaning given such term under Rule 405 of the Securities Act.

2.3    “Applicable Law” means any applicable law, including without limitation, (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange, national market system or automated quotation system on which the shares of Common Stock are listed, quoted or traded.

2.4    “Award” means, individually or collectively, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Deferred Stock Unit, Performance Award, Non-Employee Director Award, Stock Bonus or Other Stock-Based Award, in each case granted to an Eligible Recipient pursuant to this Plan.

2.5    “Award Agreement” means either: (a) a written or electronic (as provided in Section 23.9) agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof, or (b) a written or electronic (as provided in Section 23.9) statement issued by the Company to a Participant describing the terms and provisions of such an Award, including any amendment or modification thereof.

1

2.6    “Board” means the Board of Directors of the Company.

2.7    “Broker Exercise Notice” means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares of Common Stock or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver shares of Common Stock to be issued upon such exercise directly to such broker or dealer or its nominee.

2.8    “Cause” means, unless otherwise provided in an Award Agreement, (a) “Cause” as defined in any employment, consulting, severance or similar agreement between the Participant and the Company or one of its Subsidiaries or Affiliates (an “Individual Agreement”), or (b) if there is no such Individual Agreement or if it does not define Cause: (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary; (ii) any unlawful or criminal activity of a serious nature; (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties; (iv) any material breach by a Participant of any employment, service, consulting, confidentiality, assignment of inventions, non-compete or non-solicitation agreement entered into with the Company or any Subsidiary, or any action by a Participant that the Committee, in its sole discretion, determines to be injurious, detrimental, prejudicial or adverse to the interests of the Company or any Subsidiary, including (1) disclosing confidential information of the Company or any Subsidiary to any person not authorized by the Company or Subsidiary to receive it, (2) engaging, directly or indirectly, in any commercial activity that in the judgment of the Committee competes with the business of the Company or any Subsidiary or (3) interfering with the relationships of the Company or any Subsidiary and their respective employees, independent contractors, customers, prospective customers and vendors; or (v) before a Change in Control, such other events as will be determined by the Committee. Before a Change in Control, the Committee will, unless otherwise provided in an Individual Agreement, have the sole discretion to determine whether “Cause” exists with respect to subclauses (i), (ii), (iii), (iv) or (v) above, and its determination will be final.

2.9    “Change in Control” means, unless otherwise provided in an Award Agreement or any Individual Agreement, and except as provided in Section 19, an event described in Section 16.1 of this Plan.

2.10    “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be deemed to include a reference to any applicable regulations thereunder and any successor or amended section of the Code.

2.11    “Committee” means the Board or, if the Board so delegates, the Compensation Committee of the Board or a subcommittee thereof, or any other committee delegated authority by the Board to administer this Plan. If the Board determines appropriate, such committee may be comprised solely of directors designated by the Board to administer this Plan who are (a) “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, and (b) “independent directors” within the meaning of the rules of the Nasdaq Stock Market (or other applicable exchange or market on which the Common Stock may be traded or quoted). The members of the Committee will be appointed from time to time by and will serve at the discretion of the Board. Any action duly taken by the Committee will be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the requirements of membership provided herein.

2.12    “Common Stock” means the common stock of the Company, par value $0.01 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.4 of this Plan.

2.13    “Company” means Marten Transport, Ltd., a Delaware corporation, and any successor thereto as provided in Section 23.7 of this Plan.

2

2.14    “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to the Company or any Subsidiary that: (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

2.15    “Deferred Stock Unit” means a right granted to an Eligible Recipient pursuant to Section 8 of this Plan to receive shares of Common Stock (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

2.16    “Director” means a member of the Board.

2.17    “Disability” means, unless otherwise provided in an Award Agreement, with respect to a Participant who is a party to an Individual Agreement, which agreement contains a definition of “disability” or “permanent disability” (or words of like import) for purposes of termination of employment thereunder by the Company, “disability” or “permanent disability” as defined in the most recent of such agreements; or in all other cases, means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

2.18    “Dividend Equivalents” has the meaning set forth in Section 3.2(l) of this Plan.

2.19    “Effective Date” means the date that this Plan is approved by the Company’s stockholders.

2.20    “Eligible Recipients” means all Employees, all Non-Employee Directors and all Consultants.

2.21    “Employee” means any individual performing services for the Company or a Subsidiary and designated as an employee of the Company or a Subsidiary on the payroll records thereof. An Employee will not include any individual during any period he or she is classified or treated by the Company or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting or temporary agency or any other entity other than the Company or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company or Subsidiary during such period. An individual will not cease to be an Employee in the case of: (a) any leave of absence approved by the Company, or (b) transfers between locations of the Company or between the Company or any Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company or a Subsidiary, as applicable, is not so guaranteed, then three (3) months following the ninety-first (91st) day of such leave, any Incentive Stock Option held by a Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Non-Statutory Stock Option. Neither service as a Director nor payment of a Director’s fee by the Company will be sufficient to constitute “employment” by the Company.

2.22    “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a section of the Exchange Act herein will be deemed to include a reference to any applicable rules and regulations thereunder and any successor or amended section of the Exchange Act.

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2.23    “Fair Market Value” means, with respect to the Common Stock, as of any date: (a) the closing sale price of the Common Stock as of such date at the end of the regular trading session, as reported by the Nasdaq Stock Market or any national securities exchange on which the Common Stock is then listed (or, if no shares were traded on such date, as of the next preceding date on which there was such a trade); (b) if the Common Stock is not so listed, admitted to unlisted trading privileges or reported on any national exchange, the closing sale price as of the immediately preceding trading date at the end of the regular trading session, as reported by the OTC Bulletin Board, OTC Markets or other comparable quotation service (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote); or (c) if the Common Stock is not so listed or reported, the determination of Fair Market Value shall be made by the Committee in such manner as it deems appropriate and in good faith in the exercise of its reasonable discretion, and consistent with the definition of “fair market value” under Section 409A of the Code and in conformity with generally accepted accounting principles in the United States. If determined by the Committee, such determination will be final, conclusive and binding for all purposes and on all persons, including the Company, the stockholders of the Company, the Participants and their respective heirs and other successors-in-interest. No member of the Committee will be liable for any determination regarding the fair market value of the Common Stock that is made in good faith.

2.24    “Grant Date” means the date an Award is granted to a Participant pursuant to this Plan and as determined pursuant to Section 5 of this Plan.

2.25    “Incentive Stock Option” means a right to purchase shares of Common Stock granted to an Employee pursuant to Section 6 of this Plan that is designated as and intended to meet the requirements of an “incentive stock option” within the meaning of Section 422 of the Code.

2.26    “Individual Agreement” has the meaning set forth in Section 2.8 of this Plan.

2.27    “Non-Employee Director” means a Director who is not an Employee.

2.28    “Non-Employee Director Award” means any Award granted, whether singly, in combination, or in tandem, to an Eligible Recipient who is a Non-Employee Director, pursuant to such applicable terms, conditions and limitations as the Board or Committee may establish in accordance with this Plan, including any Non-Employee Director Option.

2.29    “Non-Employee Director Option” means a Non-Statutory Stock Option granted to a Non-Employee Director pursuant to Section 10 of this Plan.

2.30    “Non-Statutory Stock Option” means a right to purchase shares of Common Stock granted to an Eligible Recipient pursuant to Section 6 of this Plan that is not intended to meet the requirements of or does not qualify as an Incentive Stock Option.

2.31    “Option” means an Incentive Stock Option or a Non-Statutory Stock Option, including a Non-Employee Director Option.

2.32    “Other Stock-Based Award” means an Award, denominated in Shares, not otherwise described by the terms of this Plan, granted pursuant to Section 12 of this Plan.

2.33    “Participant” means an Eligible Recipient who receives one or more Awards under this Plan.

2.34    “Performance Award” means a right granted to an Eligible Recipient pursuant to Section 9 of this Plan to receive an amount of cash, a number of shares of Common Stock, or a combination of both, contingent upon and the value of which at the time it is payable is determined as a function of the extent of the achievement of one or more Performance Goals during a specified Performance Period or the achievement of other objectives during a specified period.

2.35    “Performance Goals” means with respect to any applicable Award, one or more targets, goals or levels of attainment required to be achieved during the specified Performance Period, as set forth in the related Award Agreement.

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2.36    “Performance Period” means the period of time, as determined by the Committee, during which the Performance Goals must be met in order to determine the degree of payout or vesting with respect to an Award.

2.37    “Period of Restriction” means the period when a Restricted Stock Award or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of Performance Goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Section 8 of this Plan.

2.38    “Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or any other entity of whatever nature.

2.39    “Plan” means the Marten Transport, Ltd. 2025 Equity Incentive Plan, as may be amended from time to time.

2.40    “Previously Acquired Shares” means shares of Common Stock that are already owned by the Participant or, with respect to any Award, that are to be issued to the Participant upon the grant, exercise, vesting or settlement of such Award.

2.41    “Prior Plan” means the Marten Transport, Ltd. 2015 Equity Incentive Plan, as amended.

2.42    “Restricted Stock Award” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 8 of this Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 8.

2.43    “Restricted Stock Unit” means an award denominated in shares of Common Stock granted to an Eligible Recipient pursuant to Section 8 of this Plan.

2.44    “Retirement,” means, unless otherwise defined in the Award Agreement or in an Individual Agreement between the Participant and the Company or one of its Subsidiaries or Affiliates, “Retirement” as defined from time to time for purposes of this Plan by the Committee or by the Company’s chief human resources officer or other person performing that function or, if not so defined, means voluntary termination of employment or service by the Participant on or after the date the Participant reaches age fifty-five (55) with the present intention to leave the Company’s industry or to leave the general workforce and completion of at least ten (10) years of continuous service with the Company or a Subsidiary.

2.45    “Securities Act” means the Securities Act of 1933, as amended. Any reference to a section of the Securities Act herein will be deemed to include a reference to any applicable rules and regulations thereunder and any successor or amended section of the Securities Act.

2.46    “Stock Appreciation Right” means a right granted to an Eligible Recipient pursuant to Section 7 of this Plan to receive a payment from the Company upon exercise, in the form of shares of Common Stock, cash or a combination of both, equal to the difference between the Fair Market Value of one or more shares of Common Stock and the grant price of such shares under the terms of such Stock Appreciation Right.

2.47    “Stock-Based Award” means any Award, denominated in Shares, made pursuant to this Plan, including Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Awards or Other Stock-Based Awards.

2.48    “Stock Bonus” means an award of shares of Common Stock granted to an Eligible Recipient pursuant to Section 11 of this Plan.

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2.49    “Subsidiary” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee, provided the Company has a “controlling interest” in the Subsidiary as defined in Treas. Reg. Sec. 1.409A-1(b)(5)(iii)(E)(1).

2.50    “Tax Date” means the date any withholding or employment related tax obligation arises under the Code or any Applicable Law for a Participant with respect to an Award.

2.51    “Tax Laws” has the meaning set forth in Section 23.11 of this Plan.

3.	Plan Administration.

3.1           The Committee. The Plan will be administered by the Committee. The Committee will act by majority approval of the members at a meeting or by unanimous written consent, and a majority of the members of the Committee will constitute a quorum. The Committee may exercise its duties, power and authority under this Plan in its sole discretion without the consent of any Participant or other party, unless this Plan specifically provides otherwise. The Committee will not be obligated to treat Participants or Eligible Recipients uniformly, and determinations made under this Plan may be made by the Committee selectively among Participants or Eligible Recipients, whether or not such Participants and Eligible Recipients are similarly situated. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of this Plan will be final, conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to this Plan or any Award granted under this Plan.

3.2          Authority of the Committee. In accordance with and subject to the provisions of this Plan, the Committee will have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of this Plan, including the following:

(a)    To designate the Eligible Recipients to be selected as Participants;

(b)    To determine the nature, extent and terms of the Awards to be made to each Participant, including the amount of cash or number of shares of Common Stock to be subject to each Award, any exercise price or grant price, the manner in which Awards will vest, become exercisable, settled or paid out and whether Awards will be granted in tandem with other Awards, and the form of Award Agreement, if any, evidencing such Award;

(c)    To determine the time or times when Awards will be granted;

(d)    To determine the duration of each Award;

(e)    To determine the terms, restrictions and other conditions to which the grant of an Award or the payment or vesting of Awards may be subject;

(f)    To construe and interpret this Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration and in so doing, to correct any defect, omission, or inconsistency in this Plan or in an Award Agreement, in a manner and to the extent it will deem necessary or expedient to make this Plan fully effective;

(g)    To determine Fair Market Value in accordance with Section 2.23 of this Plan;

(h)    To amend this Plan or any Award Agreement, as provided in this Plan;

(i)    To adopt subplans or special provisions applicable to Awards regulated by the laws of a jurisdiction other than, and outside of, the United States, which except as otherwise provided in this Plan, such subplans or special provisions may take precedence over other provisions of this Plan;

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(j)    To authorize any person to execute on behalf of the Company any Award Agreement or any other instrument required to effect the grant of an Award previously granted by the Committee;

(k)    To determine whether Awards will be settled in shares of Common Stock, cash or in any combination thereof;

(l)    To determine whether Awards will be adjusted for dividend equivalents, with “Dividend Equivalents” meaning a credit, made at the discretion of the Committee, to the account of a Participant in an amount equal to the cash dividends paid on one share of Common Stock for each share of Common Stock represented by an Award held by such Participant, subject to Section 13 of this Plan and any other provision of this Plan, and which Dividend Equivalents may be subject to the same conditions and restrictions as the Awards to which they attach and may be settled in the form of cash, shares of Common Stock, or in any combination of both; and

(m)    To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any shares of Common Stock, including restrictions under an insider trading policy, stock ownership guidelines, restrictions as to the use of a specified brokerage firm for such resales or other transfers and other restrictions designed to increase equity ownership by Participants or otherwise align the interests of Participants with the Company’s stockholders.

3.3         Delegation. To the extent permitted by Applicable Law, the Committee may delegate to one or more of its members or to one or more officers of the Company or any Subsidiary or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more directors of the Company or one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Eligible Recipients to be recipients of Awards pursuant to this Plan; and (b) determine the size of any such Awards; provided, however, that (x) the Committee will not delegate such responsibilities to any such director(s) or officer(s) for any Awards granted to an Eligible Recipient: (i) who is a Non-Employee Director or who is subject to the reporting and liability provisions of Section 16 under the Exchange Act, or (ii) to whom authority to grant or amend Awards has been delegated hereunder; provided, further; that any delegation of administrative authority will only be permitted to the extent it is permissible under Applicable Law; (y) the resolution providing such authorization will set forth the type of Awards and total number of each type of Awards such director(s) or officer(s) may grant; and (z) such director(s) or officer(s) will report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated. At all times, the delegate appointed under this Section 3.3 will serve in such capacity at the pleasure of the Committee.

3.4         No Re-pricing. Notwithstanding any other provision of this Plan other than Section 4.4 of this Plan, the Committee may not, without prior approval of the Company’s stockholders, seek to effect any re-pricing of any previously granted, “underwater” Option or Stock Appreciation Right by: (a) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price or grant price; (b) canceling the underwater Option or Stock Appreciation Right in exchange for (i) cash; (ii) replacement Options or Stock Appreciation Rights having a lower exercise price or grant price; or (iii) other Awards; (c) repurchasing the underwater Options or Stock Appreciation Rights and granting new Awards under this Plan; or (d) a re-pricing within the meaning of the applicable accounting standard. For purposes of this Section 3.4, an Option or Stock Appreciation Right will be deemed to be “underwater” at any time when the Fair Market Value of the Common Stock is less than the exercise price of the Option or grant price of the Stock Appreciation Right.

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3.5         Participants Based Outside of the United States. In addition to the authority of the Committee under Section 3.2(i) and notwithstanding any other provision of this Plan, the Committee may, in its sole discretion, amend the terms of this Plan or Awards with respect to Participants resident outside of the United States or employed by a non-U.S. Subsidiary in order to comply with local legal requirements, to otherwise protect the Company’s or Subsidiary’s interests or to meet objectives of this Plan, and may, where appropriate, establish one or more sub-plans (including the adoption of any required rules and regulations) for the purposes of qualifying for preferred tax treatment under foreign tax laws. The Committee will have no authority, however, to take action pursuant to this Section 3.5: (a) to reserve shares of Common Stock or grant Awards in excess of the limitations provided in Section 4.1 of this Plan; (b) to effect any re-pricing in violation of Section 3.4 of this Plan; (c) to grant Options or Stock Appreciation Rights having an exercise price or grant price less than one hundred percent (100%) of the Fair Market Value of one share of Common Stock on the Grant Date in violation of Section 6.3 or Section 7.3 of this Plan; or (d) for which stockholder approval would then be required pursuant to Section 20.2 of this Plan.

4.	Shares Available for Issuance.

4.1        Maximum Number of Shares Available. Subject to adjustment as provided in Section 4.4 of this Plan, the maximum number of shares of Common Stock that will be available for issuance under this Plan will be 800,000.

4.2        Limits on Incentive Stock Options and Non-Employee Director Compensation. Notwithstanding any other provisions of this Plan to the contrary and subject to adjustment as provided in Section 4.4 of this Plan,

(a)    the maximum aggregate number of shares of Common Stock that will be available for issuance pursuant to Incentive Stock Options under this Plan will be 800,000 shares; and

(b)    the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a Non-Employee Director as compensation for services as a Non-Employee Director during any fiscal year of the Company may not exceed $400,000 (increased to $600,000 with respect to any Non-Employee Director serving as Chairman of the Board or Lead Independent Director or in the fiscal year of a non-employee Director's initial service as a Non-Employee Director) (with any compensation that is deferred counting towards this limit for the year in which the compensation is first earned, and not a later year of settlement).

4.3         Accounting for Awards. Shares of Common Stock that are issued under this Plan or that are subject to outstanding Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under this Plan only to the extent they are used; provided, however, that the full number of shares of Common Stock subject to a stock-settled Stock Appreciation Right or other Stock-Based Award will be counted against the shares of Common Stock authorized for issuance under this Plan, regardless of the number of shares actually issued upon settlement of such Stock Appreciation Right or other Stock-Based Award. Furthermore, any shares of Common Stock withheld to satisfy tax withholding obligations on Awards issued under this Plan, any shares of Common Stock withheld to pay the exercise price or grant price of Awards under this Plan and any shares of Common Stock not issued or delivered as a result of the “net exercise” of an outstanding Option pursuant to Section 6.5 or settlement of a Stock Appreciation Right in shares of Common Stock pursuant to Section 7.7 will be counted against the shares of Common Stock authorized for issuance under this Plan and will not be available again for grant under this Plan. Shares of Common Stock subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under the Plan. Any shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award will not increase the number of shares of Common Stock available for future grant of Awards. Any shares of Common Stock related to Awards granted under this Plan that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of the shares of Common Stock, will be available again for grant under this Plan. To the extent permitted by Applicable Law, shares of Common Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or a Subsidiary pursuant to Section 21 of this Plan or otherwise will not be counted against shares of Common Stock available for issuance pursuant to this Plan. The shares of Common Stock available for issuance under this Plan may be authorized and unissued shares or treasury shares.

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4.4          Adjustments to Shares and Awards.

(a)    In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin off) or any other similar change in the corporate structure or shares of Common Stock the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment or substitutions (which determination will be conclusive) as to: (i) the number and kind of securities or other property (including cash) available for issuance or payment under this Plan, including the sub-limits set forth in Section 4.2 of this Plan, and (ii) in order to prevent dilution or enlargement of the rights of Participants, the number and kind of securities or other property (including cash) subject to outstanding Awards and the exercise price of outstanding Awards; provided, however, that this Section 4.4 will not limit the authority of the Committee to take action pursuant to Section 16 of this Plan in the event of a Change in Control. The determination of the Committee as to the foregoing adjustments and/or substitutions, if any, will be final, conclusive and binding on Participants under this Plan.

(b)    Notwithstanding anything else herein to the contrary, without affecting the number of shares of Common Stock reserved or available hereunder, the limits in Section 4.2 of this Plan, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Sections 422, 424 and 409A of the Code, as and where applicable.

5.	Participation.

Participants in this Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of the objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Awards, singly or in combination or in tandem with other Awards, as may be determined by the Committee in its sole discretion. Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the Grant Date of any related Award Agreement with the Participant.

6.	Options.

6.1       Grant. An Eligible Recipient may be granted one or more Options under this Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion. Incentive Stock Options may be granted solely to Eligible Recipients who are Employees of the Company or a Subsidiary. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option. To the extent that any Incentive Stock Option (or portion thereof) granted under this Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such Incentive Stock Option (or portion thereof) will continue to be outstanding for purposes of this Plan but will thereafter be deemed to be a Non-Statutory Stock Option. Options may be granted to an Eligible Recipient for services provided to a Subsidiary only if, with respect to such Eligible Recipient, the underlying shares of Common Stock constitute “service recipient stock” within the meaning of Treas. Reg. Sec. 1.409A-1(b)(5)(iii) promulgated under the Code.

6.2        Award Agreement. Each Option grant will be evidenced by an Award Agreement that will specify the exercise price of the Option, the maximum duration of the Option, the number of shares of Common Stock to which the Option pertains, the conditions upon which an Option will become vested and exercisable, and such other provisions as the Committee will determine which are not inconsistent with the terms of this Plan. The Award Agreement also will specify whether the Option is intended to be an Incentive Stock Option or a Non-Statutory Stock Option.

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6.3          Exercise Price. The per share price to be paid by a Participant upon exercise of an Option granted pursuant to this Section 6 will be determined by the Committee in its sole discretion at the time of the Option grant; provided, however, that such price will not be less than one hundred percent (100%) of the Fair Market Value of one share of Common Stock on the Grant Date (one hundred and ten percent (110%) of the Fair Market Value if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

6.4         Exercisability and Duration. An Option will become exercisable at such times and in such installments and upon such terms and conditions as may be determined by the Committee in its sole discretion at the time of grant, including (a) the achievement of one or more of the Performance Goals; or that (b) the Participant remain in the continuous employment or service with the Company or a Subsidiary for a certain period; provided, however, that no Option may be exercisable after ten (10) years from the Grant Date (five (5) years from the Grant Date in the case of an Incentive Stock Option that is granted to a Participant who owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company). Notwithstanding the foregoing, if the exercise of an Option that is exercisable in accordance with its terms is prevented by the provisions of Section 18 of this Plan, the Option will remain exercisable until thirty (30) days after the date such exercise first would no longer be prevented by such provisions, but in any event no later than the expiration date of such Option.

6.5          Payment of Exercise Price.

(a)    The total purchase price of the shares of Common Stock to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by (i) tender of a Broker Exercise Notice; (ii) by tender, either by actual delivery or attestation as to ownership, of Previously Acquired Shares; (iii) a “net exercise” of the Option (as further described in paragraph (b), below); (iv) by a combination of such methods; or (v) any other method approved or accepted by the Committee in its sole discretion. Notwithstanding any other provision of this Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act will be permitted to make payment with respect to any Awards granted under this Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

(b)    In the case of a “net exercise” of an Option, the Company will not require a payment of the exercise price of the Option from the Participant but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value on the exercise date that does not exceed the aggregate exercise price for the shares exercised under this method. Shares of Common Stock will no longer be outstanding under an Option (and will therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) shares used to pay the exercise price of an Option under the “net exercise,” (ii) shares actually delivered to the Participant as a result of such exercise and (iii) any shares withheld for purposes of tax withholding pursuant to Section 15 of this Plan.

(c)    For purposes of such payment, Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value on the exercise date of the Option.

6.6        Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in this Plan and in the Award Agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company at its principal executive office in Mondovi, Wisconsin (or to the Company’s designee as may be established from time to time by the Company and communicated to Participants), and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.5 of this Plan.

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7.	Stock Appreciation Rights.

7.1         Grant. An Eligible Recipient may be granted one or more Stock Appreciation Rights under this Plan, and such Stock Appreciation Rights will be subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion. Stock Appreciation Rights may be granted to an Eligible Recipient for services provided to a Subsidiary only if, with respect to such Eligible Recipient, the underlying shares of Common Stock constitute “service recipient stock” within the meaning of Treas. Reg. Sec. 1.409A-1(b)(5)(iii) promulgated under the Code.

7.2         Award Agreement. Each Stock Appreciation Right will be evidenced by an Award Agreement that will specify the grant price of the Stock Appreciation Right, the term of the Stock Appreciation Right, and such other provisions as the Committee will determine which are not inconsistent with the terms of this Plan.

7.3          Grant Price. The grant price of a Stock Appreciation Right will be determined by the Committee, in its discretion, at the Grant Date; provided, however, that such price may not be less than one hundred percent (100%) of the Fair Market Value of one share of Common Stock on the Grant Date.

7.4         Exercisability and Duration. A Stock Appreciation Right will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Stock Appreciation Right may be exercisable after ten (10) years from its Grant Date. Notwithstanding the foregoing, if the exercise of a Stock Appreciation Right that is exercisable in accordance with its terms is prevented by the provisions of Section 18 of this Plan, the Stock Appreciation Right will remain exercisable until thirty (30) days after the date such exercise first would no longer be prevented by such provisions, but in any event no later than the expiration date of such Stock Appreciation Right.

7.5          Manner of Exercise. A Stock Appreciation Right will be exercised by giving notice in the same manner as for Options, as set forth in Section 6.6 of this Plan, subject to any other terms and conditions consistent with the other provisions of this Plan as may be determined by the Committee in its sole discretion.

7.6        Settlement. Upon the exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(a)    The excess of the Fair Market Value of a share of Common Stock on the date of exercise over the per share grant price; by

(b)    The number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised.

7.7        Form of Payment. Payment, if any, with respect to a Stock Appreciation Right settled in accordance with Section 7.6 of this Plan will be made in accordance with the terms of the applicable Award Agreement, in cash, shares of Common Stock or a combination thereof, as the Committee determines in its sole discretion.

8.	Restricted Stock Awards, Restricted Stock Units and Deferred Stock Units.

8.1        Grant. An Eligible Recipient may be granted one or more Restricted Stock Awards, Restricted Stock Units or Deferred Stock Units under this Plan, and such Awards will be subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion. Restricted Stock Units and Deferred Stock Units will be similar to Restricted Stock Awards except that no shares of Common Stock are actually awarded to the Participant on the Grant Date of the Restricted Stock Units. Restricted Stock Units and Deferred Stock Units will be denominated in shares of Common Stock but paid in cash, shares of Common Stock or a combination of cash and shares of Common Stock as the Committee, in its sole discretion, will determine, and as provided in the Award Agreement.

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8.2          Award Agreement. Each Restricted Stock Award, Restricted Stock Unit or Deferred Stock Unit grant will be evidenced by an Award Agreement that will specify the type of Award, the period(s) of restriction, the number of shares of restricted Common Stock, or the number of Restricted Stock Units or Deferred Stock Units granted, and such other provisions as the Committee will determine that are not inconsistent with the terms of this Plan.

8.3         Conditions and Restrictions. Subject to the terms and conditions of this Plan, the Committee will impose such conditions or restrictions on a Restricted Stock Award, Restricted Stock Units or Deferred Stock Units granted pursuant to this Plan as it may deem advisable including a requirement that Participants pay a stipulated purchase price for each share of Common Stock underlying a Restricted Stock Award, Restricted Stock Unit or Deferred Stock Unit, restrictions based upon the achievement of specific Performance Goals, time-based restrictions on vesting following the attainment of the Performance Goals, time-based restrictions, restrictions under Applicable Laws or holding requirements or sale restrictions placed on the shares of Common Stock by the Company upon vesting of such Restricted Stock Award, Restricted Stock Units or Deferred Stock Units.

8.4         Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by Applicable Law, as determined by the Committee, Participants holding a Restricted Stock Award granted hereunder will be granted the right to exercise full voting rights with respect to the shares of Common Stock underlying such Restricted Stock Award during the Period of Restriction. A Participant will have no voting rights with respect to any Restricted Stock Units or Deferred Stock Units granted hereunder.

8.5          Dividend Rights.

(a)    Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by Applicable Law, as determined by the Committee, Participants holding a Restricted Stock Award granted hereunder will have the same dividend rights as the Company’s other stockholders. Notwithstanding the foregoing any such dividends as to a Restricted Stock Award that is subject to vesting requirements will be subject to forfeiture and termination to the same extent as the Restricted Stock Award to which such dividends relate and the Award Agreement may require that any cash dividends be reinvested in additional shares of Common Stock subject to the Restricted Stock Award and subject to the same conditions and restrictions as the Restricted Stock Award with respect to which the dividends were paid. In no event will dividends with respect to Restricted Stock Awards that are subject to vesting be paid or distributed until the vesting provisions of such Restricted Stock Award lapse.

(b)    Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by Applicable Law, as determined by the Committee, prior to settlement or forfeiture, any Restricted Stock Units or Deferred Stock Unit awarded under this Plan may, at the Committee’s discretion, carry with it a right to Dividend Equivalents. Such right entitles the Participant to be credited with an amount equal to all cash dividends paid on one share of Common Stock while the Restricted Stock Unit or Deferred Stock Unit is outstanding. Dividend Equivalents may be converted into additional Restricted Stock Units or Deferred Stock Units and may (and will, to the extent required below) be made subject to the same conditions and restrictions as the Restricted Stock Units or Deferred Stock Units to which they attach. Settlement of Dividend Equivalents may be made in the form of cash, in the form of shares of Common Stock, or in a combination of both. Dividend Equivalents as to Restricted Stock Units or Deferred Stock Units will be subject to forfeiture and termination to the same extent as the corresponding Restricted Stock Units or Deferred Stock Units as to which the Dividend Equivalents relate. In no event will Participants holding Restricted Stock Units or Deferred Stock Units be entitled to receive any Dividend Equivalents on such Restricted Stock Units or Deferred Stock Units until the vesting provisions of such Restricted Stock Units or Deferred Stock Units lapse.

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8.6    Enforcement of Restrictions. To enforce the restrictions referred to in this Section 8, the Committee may place a legend on the stock certificates or book-entry notations representing Restricted Stock Awards referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent, or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company’s transfer agent. Alternatively, Restricted Stock Awards may be held in non-certificated form pursuant to such terms and conditions as the Company may establish with its registrar and transfer agent or any third-party administrator designated by the Company to hold Restricted Stock Awards on behalf of Participants.

8.7    Lapse of Restrictions; Settlement. Except as otherwise provided in this Plan, including without limitation this Section 8 and 17.4 of this Plan, shares of Common Stock underlying a Restricted Stock Award will become freely transferable by the Participant after all conditions and restrictions applicable to such shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations). Upon the vesting of a Restricted Stock Unit, the Restricted Stock Unit will be settled, subject to the terms and conditions of the applicable Award Agreement, (a) in cash, based upon the Fair Market Value of the vested underlying shares of Common Stock, (b) in shares of Common Stock or (c) a combination thereof, as provided in the Award Agreement, except to the extent that a Participant has properly elected to defer income that may be attributable to a Restricted Stock Unit under a Company deferred compensation plan or arrangement.

8.8    Section 83(b) Election for Restricted Stock Award. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant must file, within thirty (30) days following the Grant Date of the Restricted Stock Award, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in the Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the award under Section 83(b) of the Code.

9.	Performance Awards.

9.1    Grant. An Eligible Recipient may be granted one or more Performance Awards under this Plan, and such Awards will be subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion, including the achievement of one or more Performance Goals.

9.2    Award Agreement. Each Performance Award will be evidenced by an Award Agreement that will specify the amount of cash, shares of Common Stock, other Awards, or combination of both to be received by the Participant upon payout of the Performance Award, any Performance Goals upon which the Performance Award is subject, any Performance Period during which any Performance Goals must be achieved and such other provisions as the Committee will determine which are not inconsistent with the terms of this Plan.

9.3    Vesting. Subject to the terms of this Plan, the Committee may impose such restrictions or conditions, not inconsistent with the provisions of this Plan, to the vesting of such Performance Awards as it deems appropriate, including the achievement of one or more of the Performance Goals.

9.4    Earning of Performance Award Payment. Subject to the terms of this Plan and the Award Agreement, after the applicable Performance Period has ended, the holder of Performance Awards will be entitled to receive payout on the value and number of Performance Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved and such other restrictions or conditions imposed on the vesting and payout of the Performance Awards has been satisfied.

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9.5    Form and Timing of Performance Award Payment. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Awards will be entitled to receive payment on the value and number of Performance Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved. Payment of earned Performance Awards will be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Awards in the form of cash, in shares of Common Stock or other Awards (or in a combination thereof) equal to the value of the earned Performance Awards at the close of the applicable Performance Period. Payment of any Performance Award will be made as soon as practicable after the Committee has determined the extent to which the applicable Performance Goals have been achieved and not later than the fifteenth (15th) day of the third (3rd) month immediately following the later of the end of the Company’s fiscal year in which the Performance Period ends and any additional vesting restrictions are satisfied or the end of the calendar year in which the Performance Period ends and any additional vesting restrictions are satisfied, except to the extent that a Participant has properly elected to defer payment that may be attributable to a Performance Award under a Company deferred compensation plan or arrangement. The determination of the Committee with respect to the form and time of payment of Performance Awards will be set forth in the Award Agreement pertaining to the grant of the Performance Award. Any shares of Common Stock or other Awards issued in payment of earned Performance Awards may be granted subject to any restrictions deemed appropriate by the Committee, including that the Participant remain in the continuous employment or service with the Company or a Subsidiary for a certain period.

9.6    Evaluation of Performance. The Committee may provide in any such Award Agreement including Performance Goals that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) items related to a change in accounting principles; (b) items relating to financing activities; (c) expenses for restructuring or productivity initiatives; (d) other non-operating items; (e) items related to acquisitions; (f) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (g) items related to the disposal of a business or segment of a business; (h) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (i) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (j) any other items of significant income or expense which are determined to be appropriate adjustments; (k) items relating to unusual or extraordinary corporate transactions, events or developments; (l) items related to amortization of acquired intangible assets; (m) items that are outside the scope of the Company’s core, on-going business activities; (n) items related to acquired in-process research and development; (o) items relating to changes in tax laws; (p) items relating to major licensing or partnership arrangements; (q) items relating to asset impairment charges; (r) items relating to gains or losses for litigation, arbitration and contractual settlements; (s) foreign exchange gains and losses; or (t) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

9.7    Adjustment of Performance Goals, Performance Periods or other Vesting Criteria. The Committee may amend or modify the vesting criteria (including any Performance Goals or Performance Periods) of any outstanding Awards based in whole or in part on the financial performance of the Company (or any Subsidiary or division, business unit or other sub-unit thereof) in recognition of unusual or nonrecurring events (including the events described in Sections 9.6 or 4.4(a) of this Plan) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, will be final, conclusive and binding on Participants under this Plan.

9.8    Committee Discretion to Make Adjustments. Subject to the terms of an Individual Agreement, the Committee retains the discretion to adjust Awards either upward or downward, either on a formula or discretionary basis or any combination, as the Committee determines in its sole discretion.

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9.9    Dividend Rights. Participants holding Performance Awards granted under this Plan will not receive any cash dividends or Dividend Equivalents based on the dividends declared on shares of Common Stock that are subject to such Performance Awards during the period between the date that such Performance Awards are granted and the date such Performance Awards are settled.

10.	Non-Employee Director Awards.

10.1    Automatic and Non-Discretionary Awards to Non-Employee Directors. Subject to such terms and conditions, consistent with the other provisions of this Plan, the Committee at any time and from time to time may approve resolutions providing for the automatic grant to Non-Employee Directors of Non-Employee Director Awards granted under this Plan and may grant to Non-Employee Directors such discretionary Non-Employee Director Awards on such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion, and set forth in an applicable Award Agreement.

10.2    Deferral of Award Payment; Election to Receive Award in Lieu of Retainers. The Committee may permit Non-Employee Directors the opportunity to defer the payment of an Award pursuant to such terms and conditions as the Committee may prescribe from time to time. In addition, the Committee may permit Non-Employee Directors to elect to receive, pursuant to the procedures established by the Board or a committee of the Board, all or any portion of their annual retainers, meeting fees, or other fees in Restricted Stock, Restricted Stock Units, Deferred Stock Units or other Stock-Based Awards as contemplated by this Plan in lieu of cash.

11.          Stock Bonuses. An Eligible Recipient may be granted one or more Stock Bonuses under the Plan, and such Stock Bonuses will be subject to such terms and conditions, if any, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion, including the achievement of one or more Performance Goals.

12.	Other Stock-Based Awards.

12.1    Other Stock-Based Awards. Subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion, the Committee may grant Other Stock-Based Awards to Eligible Recipients not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted shares of Common Stock) in such amounts and subject to such terms and conditions as the Committee will determine. Such Awards may involve the transfer of actual shares of Common Stock to Participants as a bonus or in lieu of obligations to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, or payment in cash or otherwise of amounts based on the value of shares of Common Stock, and may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

12.2    Value of Other Stock-Based Awards. Each Other Stock-Based Award will be expressed in terms of shares of Common Stock or units based on shares of Common Stock, as determined by the Committee. The Committee may establish Performance Goals in its discretion for any Other Stock-Based Award. If the Committee exercises its discretion to establish Performance Goals for any such Awards, the number or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the Performance Goals are met.

12.3    Payment of Other Stock-Based Awards. Payment, if any, with respect to an Other Stock-Based Award will be made in accordance with the terms of the Award, in cash or shares of Common Stock for any Other Stock-Based Award, as the Committee determines in its sole discretion, except to the extent that a Participant has properly elected to defer payment that may be attributable to an Other Stock-Based Award under a Company deferred compensation plan or arrangement.

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13.	Dividend Equivalents.

Subject to the provisions of this Plan and any Award Agreement, any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on shares of Common Stock that are subject to any Award (including any Award that has been deferred), to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests, settles, is paid or expires, as determined by the Committee. Such Dividend Equivalents will be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee and the Committee may provide that such amounts (if any) will be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested. Notwithstanding the foregoing, the Committee may not grant Dividend Equivalents based on the dividends declared on shares of Common Stock that are subject to an Option or Stock Appreciation Right or unvested Performance Awards; and further, no dividend or Dividend Equivalents will be paid out with respect to any Awards until they are vested.

14.	Effect of Termination of Employment or Other Service.

14.1       Termination Due to Cause. Unless otherwise expressly provided by the Committee in its sole discretion in an Award Agreement or the terms of an Individual Agreement between the Participant and the Company or one of its Subsidiaries or Affiliates or a plan or policy of the Company applicable to the Participant specifically provides otherwise, and subject to Sections 14.4 and 14.5 of this Plan, in the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated for Cause:

(a)    All outstanding Options and Stock Appreciation Rights held by the Participant as of the effective date of such termination will be immediately terminated and forfeited;

(b)    All outstanding but unvested Restricted Stock Awards, Restricted Stock Units, Performance Awards and Other Stock-Based Awards held by the Participant as of the effective date of such termination will be terminated and forfeited; and

(c)    All other outstanding Awards to the extent not vested will be immediately terminated and forfeited.

14.2       Termination Due to Death, Disability or Retirement. Unless otherwise expressly provided by the Committee in its sole discretion in an Award Agreement between the Participant and the Company or one of its Subsidiaries or Affiliates or the terms of an Individual Agreement or a plan or policy of the Company applicable to the Participant specifically provides otherwise, and subject to Sections 14.4, 14.5 and 16 of this Plan, in the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of death or Disability of a Participant, or in the case of a Participant that is an Employee, Retirement:

(a)    All outstanding Options (excluding Non-Employee Director Options in the case of Retirement) and Stock Appreciation Rights held by the Participant as of the effective date of such termination or Retirement will, to the extent exercisable as of the date of such termination or Retirement, remain exercisable for a period of one (1) year after the date of such termination or Retirement (but in no event after the expiration date of any such Option or Stock Appreciation Right) and Options and Stock Appreciation Rights not exercisable as of the date of such termination or Retirement will be terminated and forfeited;

(b)    All outstanding unvested Restricted Stock Awards held by the Participant as of the effective date of such termination or Retirement will be terminated and forfeited; and

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(c)    All outstanding unvested Restricted Stock Units, Performance Awards, Stock Bonuses and Other Stock-Based Awards held by the Participant as of the effective date of such termination or Retirement will be terminated and forfeited; provided, however, that with respect to any such Awards the vesting of which is based on the achievement of Performance Goals, if a Participant’s employment or other service with the Company or any Subsidiary, as the case may be, is terminated prior to the end of the Performance Period of such Award, but after the conclusion of a portion of the Performance Period (but in no event less than one year), the Committee may, in its sole discretion, cause shares of Common Stock to be delivered or payment made (except to the extent that a Participant has properly elected to defer income that may be attributable to such Award under a Company deferred compensation plan or arrangement) with respect to the Participant’s Award, but only if otherwise earned for the entire Performance Period and only with respect to the portion of the applicable Performance Period completed at the date of such event, with proration based on the number of months or years that the Participant was employed or performed services during the Performance Period. The Committee will consider the provisions of Section 14.5 of this Plan and will have the discretion to consider any other fact or circumstance in making its decision as to whether to deliver such shares of Common Stock or other payment, including whether the Participant again becomes employed.

14.3        Termination for Reasons Other than Death, Disability or Retirement. Unless otherwise expressly provided by the Committee in its sole discretion in an Award Agreement or the terms of an Individual Agreement between the Participant and the Company or one of its Subsidiaries or Affiliates or a plan or policy of the Company applicable to the Participant specifically provides otherwise, and subject to Sections 14.4, 14.5 and 16 of this Plan, in the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated for any reason other than for Cause or death or Disability of a Participant, or in the case of a Participant that is an Employee, Retirement:

(a)    All outstanding Options (including Non-Employee Director Options) and Stock Appreciation Rights held by the Participant as of the effective date of such termination will, to the extent exercisable as of such termination, remain exercisable for a period of three (3) months after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right) and Options and Stock Appreciation Rights not exercisable as of such termination will be terminated and forfeited. If the Participant dies within the three (3) month period referred to in the preceding sentence, the Option or Stock Appreciation Right may be exercised by those entitled to do so under the Participant’s will or by the laws of descent and distribution within a period of one (1) year following the Participant’s death (but in no event after the expiration date of any such Option or Stock Appreciation Right);

(b)    All outstanding unvested Restricted Stock Awards held by the Participant as of the effective date of such termination will be terminated and forfeited; and

(c)    All outstanding unvested Restricted Stock Units, Performance Awards, Stock Bonuses and Other Stock-Based Awards held by the Participant as of the effective date of such termination will be terminated and forfeited; provided, however, that with respect to any such Awards the vesting of which is based on the achievement of Performance Goals, if a Participant’s employment or other service with the Company or any Subsidiary, as the case may be, is terminated by the Company without Cause prior to the end of the Performance Period of such Award, but after the conclusion of a portion of the Performance Period (but in no event less than one year), the Committee may, in its sole discretion, cause Shares to be delivered or payment made (except to the extent that a Participant has properly elected to defer income that may be attributable to such Award under a Company deferred compensation plan or arrangement) with respect to the Participant’s Award, but only if otherwise earned for the entire Performance Period and only with respect to the portion of the applicable Performance Period completed at the date of such event, with proration based on the number of months or years that the Participant was employed or performed services during the Performance Period.

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14.4       Modification of Rights upon Termination. Notwithstanding the other provisions of this Section 14, and subject to the terms of an Individual Agreement, upon a Participant’s termination of employment or other service with the Company or any Subsidiary, as the case may be, the Committee may, in its sole discretion (which may be exercised at any time on or after the Grant Date, including following such termination) cause Options or Stock Appreciation Rights (or any part thereof) held by such Participant as of the effective date of such termination to terminate, become or continue to become exercisable or remain exercisable following such termination of employment or service, and Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Awards, Non-Employee Director Awards, Stock Bonuses and Other Stock-Based Awards held by such Participant as of the effective date of such termination to terminate, vest or become free of restrictions and conditions to payment, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that (a) no Option or Stock Appreciation Right may remain exercisable beyond its expiration date; and (b) any such action by the Committee adversely affecting any outstanding Award will not be effective without the consent of the affected Participant (subject to the right of the Committee to take whatever action it deems appropriate under Section 4.4, 14.5, 16 or 20 of this Plan).

14.5        Additional Forfeiture Events.

(a)    Effect of Actions Constituting Cause or Adverse Action. Notwithstanding anything in this Plan to the contrary and in addition to the other rights of the Committee under this Plan, including this Section 14.5, and subject to the terms of an Individual Agreement, if a Participant is determined by the Committee, acting in its sole discretion, to have taken any action that would constitute Cause or an Adverse Action during or within one (1) year after the termination of employment or other service with the Company or a Subsidiary, irrespective of whether such action or the Committee’s determination occurs before or after termination of such Participant’s employment or other service with the Company or any Subsidiary and irrespective of whether or not the Participant was terminated as a result of such Cause or Adverse Action, (i) all rights of the Participant under this Plan and any Award Agreements evidencing an Award then held by the Participant will terminate and be forfeited without notice of any kind, and (ii) the Committee in its sole discretion will have the authority to rescind the exercise, vesting or issuance of, or payment in respect of, any Awards of the Participant that were exercised, vested or issued, or as to which such payment was made, and to require the Participant to pay to the Company, within ten (10) days of receipt from the Company of notice of such rescission, any amount received or the amount of any gain realized as a result of such rescinded exercise, vesting, issuance or payment (including any dividends paid or other distributions made with respect to any shares of Common Stock subject to any Award). The Company may defer the exercise of any Option or Stock Appreciation Right for a period of up to six (6) months after receipt of the Participant’s written notice of exercise or the issuance of stock certificates or book-entry notations upon the vesting of any Award for a period of up to six (6) months after the date of such vesting in order for the Committee to make any determination as to the existence of Cause or an Adverse Action. The Company will be entitled to withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary) or make other arrangements for the collection of all amounts necessary to satisfy such payment obligations. Unless otherwise provided by the Committee in an applicable Award Agreement, this Section 14.5(a) will not apply to any Participant following a Change in Control.

(b)    Forfeiture or Clawback of Awards Under Applicable Law and Company Policy. Subject to the terms of an Individual Agreement, Awards under the Plan shall be subject to any automatic forfeiture or voluntary compensation “clawback,” forfeiture or recoupment provisions under Applicable Law and any compensation “clawback,” forfeiture or recoupment policy of the Company, as in effect from time to time (including, but not limited to, the Company’s Clawback and Forfeiture Policy approved effective as of October 2, 2023), and such forfeiture and/or penalty conditions or provisions as determined by the Committee and set forth in the applicable Award Agreement.

15.	Payment of Withholding Taxes.

15.1       General Rules. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all amounts the Company reasonably determines are necessary to satisfy any and all federal, foreign, state and local withholding and employment related tax requirements attributable to an Award, including the grant, exercise, vesting or settlement of, or payment of dividends with respect to, an Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Award. When withholding shares of Common Stock for taxes is effected under this Plan, it will be withheld only up to an amount based on the maximum statutory tax rates in the Participant’s applicable tax jurisdiction or such other rate that will not trigger a negative accounting impact on the Company.

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15.2       Special Rules. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment related tax obligation described in Section 15.1 of this Plan by withholding shares of Common Stock underlying an Award, by electing to tender, or by attestation as to ownership of, Previously Acquired Shares, by delivery of a Broker Exercise Notice or a combination of such methods. For purposes of satisfying a Participant’s withholding or employment-related tax obligation, shares of Common Stock withheld by the Company or Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value on the Tax Date.

16.	Change in Control.

16.1      Definition of Change in Control. Unless otherwise provided in an Award Agreement or Individual Agreement between the Participant and the Company or one of its Subsidiaries or Affiliates, a “Change in Control” will mean the occurrence of any of the following:

(a)    The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by the Company or any of its Subsidiaries, or any employee benefit plan (or related trust) of the Company or its Subsidiaries, or any entity with respect to which, following such acquisition, more than fifty percent (50%) of, respectively, the then outstanding equity of such entity and the combined voting power of the then outstanding voting equity of such entity entitled to vote generally in the election of all or substantially all of the members of such entity's governing body is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the Common Stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be; or

(b)    The consummation of a reorganization, merger or consolidation of the Company, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation; or

(c)    a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company.

16.2       Effect of Change in Control. Subject to the terms of the applicable Award Agreement or an Individual Agreement, in the event of a Change in Control, the Committee (as constituted prior to such Change in Control) may, in its discretion:

(a)         require that shares of stock of the corporation resulting from such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding Award, with an appropriate and equitable adjustment to such Award as shall be determined by the Board in accordance with Section 4.4;

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(b)         provide that (i) some or all outstanding Options shall become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (ii) the restrictions or vesting applicable to some or all outstanding Restricted Stock Awards and Restricted Stock Units shall lapse in full or in part, either immediately or upon a subsequent termination of employment, (iii) the Performance Period applicable to some or all outstanding Awards shall lapse in full or in part, and/or (iv) the Performance Goals applicable to some or all outstanding Awards shall be deemed to be satisfied at the target or any other level; and/or

(c)         require outstanding Awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (A) a cash payment in an amount determined pursuant to Section 16.3 below; (B) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (A) above; or (C) a combination of the payment of cash pursuant to clause (A) above and the issuance of shares pursuant to clause (B) above.

16.3      Alternative Treatment of Incentive Awards. In connection with a Change in Control, the Committee in its sole discretion, either in an Award Agreement at the time of grant of an Award or at any time after the grant of such an Award, in lieu of providing a substitute award to a Participant pursuant to Section 16.2(a), may determine that any or all outstanding Awards granted under the Plan, whether or not exercisable or vested, as the case may be, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Award will receive for each share of Common Stock subject to such Award a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities with a fair market value (as determined by the Committee in good faith) equivalent to such cash payment) equal to the difference, if any, between the consideration received by stockholders of the Company in respect of a share of Common Stock in connection with such Change in Control and the purchase price per share, if any, under the Award, multiplied by the number of shares of Common Stock subject to such Award (or in which such Award is denominated); provided, however, that if such product is zero ($0) or less or to the extent that the Award is not then exercisable, the Award may be canceled and terminated without payment therefor. If any portion of the consideration pursuant to a Change in Control may be received by holders of shares of Common Stock on a contingent or delayed basis, the Committee may, in its sole discretion, determine the fair market value per share of such consideration as of the time of the Change in Control on the basis of the Committee’s good faith estimate of the present value of the probable future payment of such consideration. Notwithstanding the foregoing, any shares of Common Stock issued pursuant to an Award that immediately prior to the effectiveness of the Change in Control are subject to no further restrictions pursuant to the Plan or an Award Agreement (other than pursuant to the securities laws) will be deemed to be outstanding shares of Common Stock and receive the same consideration as other outstanding shares of Common Stock in connection with the Change in Control.

16.4      Limitation on Change in Control Payments. Notwithstanding anything in this Section 16 to the contrary, if, with respect to a Participant, the acceleration of the vesting of an Award or the payment of cash in exchange for all or part of a Stock-Based Award (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other “payments” that such Participant has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the “payments” to such Participant pursuant to Section 16.2 or Section 16.3 of this Plan will be reduced (or acceleration of vesting eliminated) to the largest amount as will result in no portion of such “payments” being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that such reduction will be made only if the aggregate amount of the payments after such reduction exceeds the difference between (a) the amount of such payments absent such reduction minus (b) the aggregate amount of the excise tax imposed under Section 4999 of the Code attributable to any such excess parachute payments; and provided, further that such payments will be reduced (or acceleration of vesting eliminated) by first eliminating vesting of Options with an exercise price above the then Fair Market Value of a share of Common Stock that have a positive value for purposes of Section 280G of the Code, followed by reducing or eliminating payments or benefits pro rata among Awards that are deferred compensation subject to Section 409A of the Code, and, if a further reduction is necessary, by reducing or eliminating payments or benefits pro rata among Awards that are not subject to Section 409A of the Code. Notwithstanding the foregoing sentence, if a Participant is subject to a separate agreement with the Company or a Subsidiary that expressly addresses the potential application of Section 280G or 4999 of the Code, then this Section 16.4 will not apply and any “payments” to a Participant pursuant to Section 16 of this Plan will be treated as “payments” arising under such separate agreement; provided, however, such separate agreement may not modify the time or form of payment under any Award that constitutes deferred compensation subject to Section 409A of the Code if the modification would cause such Award to become subject to the adverse tax consequences specified in Section 409A of the Code.

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16.5       Exceptions. Notwithstanding anything in this Section 16 to the contrary, individual Award Agreements or Individual Agreements between a Participant and the Company or one of its Subsidiaries or Affiliates may contain provisions with respect to vesting, payment or treatment of Awards upon the occurrence of a Change in Control, and the terms of any such Award Agreement or Individual Agreement will govern to the extent of any inconsistency with the terms of this Section 16. The Committee will not be obligated to treat all Awards subject to this Section 16 in the same manner. The timing of any payment under this Section 16 may be governed by any election to defer receipt of a payment made under a Company deferred compensation plan or arrangement.

17.	Rights of Eligible Recipients and Participants; Transferability.

17.1      Employment. Nothing in this Plan or an Award Agreement will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue employment or other service with the Company or any Subsidiary.

17.2       No Rights to Awards. Subject to the terms of an Individual Agreement, no Participant or Eligible Recipient will have any claim to be granted any Award under this Plan.

17.3      Rights as a Stockholder. Except as otherwise provided in the Award Agreement, a Participant will have no rights as a stockholder with respect to shares of Common Stock covered by any Stock-Based Award unless and until the Participant becomes the holder of record of such shares of Common Stock and then subject to any restrictions or limitations as provided herein or in the Award Agreement.

17.4       Restrictions on Transfer.

(a)    Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by subsections (b) and (c) below, no right or interest of any Participant in an Award prior to the exercise (in the case of Options or Stock Appreciation Rights) or vesting, issuance or settlement of such Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

(b)    A Participant will be entitled to designate a beneficiary to receive an Award upon such Participant’s death, and in the event of such Participant’s death, payment of any amounts due under this Plan will be made to, and exercise of any Options or Stock Appreciation Rights (to the extent permitted pursuant to Section 14 of this Plan) may be made by, such beneficiary. If a deceased Participant has failed to designate a beneficiary, or if a beneficiary designated by the Participant fails to survive the Participant, payment of any amounts due under this Plan will be made to, and exercise of any Options or Stock Appreciation Rights (to the extent permitted pursuant to Section 14 of this Plan) may be made by, the Participant’s legal representatives, heirs and legatees. If a deceased Participant has designated a beneficiary and such beneficiary survives the Participant but dies before complete payment of all amounts due under this Plan or exercise of all exercisable Options or Stock Appreciation Rights, then such payments will be made to, and the exercise of such Options or Stock Appreciation Rights may be made by, the legal representatives, heirs and legatees of the beneficiary.

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(c)    Upon a Participant’s request, the Committee may, in its sole discretion, permit a transfer of all or a portion of a Non-Statutory Stock Option, other than for value, to such Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, any person sharing such Participant’s household (other than a tenant or employee), a trust in which any of the foregoing have more than fifty percent (50%) of the beneficial interests, a foundation in which any of the foregoing (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent (50%) of the voting interests. Any permitted transferee will remain subject to all the terms and conditions applicable to the Participant prior to the transfer. A permitted transfer may be conditioned upon such requirements as the Committee may, in its sole discretion, determine, including execution or delivery of appropriate acknowledgements, opinion of counsel, or other documents by the transferee.

(d)    The Committee may impose such restrictions on any shares of Common Stock acquired by a Participant under this Plan as it may deem advisable, including minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which the Common Stock is then listed or traded, or under any blue sky or state securities laws applicable to such shares or the Company’s insider trading policy.

17.5        Non-Exclusivity of this Plan. Nothing contained in this Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

18.	Securities Law and Other Restrictions.

Notwithstanding any other provision of this Plan or any Award Agreements entered into pursuant to this Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Awards granted under this Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other U.S. or foreign regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates or book-entry notations representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

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19.	Deferred Compensation; Compliance with Section 409A.

It is intended that all Awards issued under this Plan be in a form and administered in a manner that will comply with the requirements of Section 409A of the Code, or the requirements of an exception to Section 409A of the Code, and the Award Agreements and this Plan will be construed and administered in a manner that is consistent with and gives effect to such intent. The Committee is authorized to adopt rules or regulations deemed necessary or appropriate to qualify for an exception from or to comply with the requirements of Section 409A of the Code. With respect to an Award that constitutes a deferral of compensation subject to Code Section 409A: (a) if any amount is payable under such Award upon a termination of service, a termination of service will be treated as having occurred only at such time the Participant has experienced a Separation from Service; (b) if any amount is payable under such Award upon a Disability, a Disability will be treated as having occurred only at such time the Participant has experienced a “disability” as such term is defined for purposes of Code Section 409A; (c) if any amount is payable under such Award on account of the occurrence of a Change in Control, a Change in Control will be treated as having occurred only at such time a “change in the ownership or effective control of the corporation or in the ownership of a substantial portion of the assets of the corporation” as such terms are defined for purposes of Code Section 409A, (d) if any amount becomes payable under such Award on account of a Participant’s Separation from Service at such time as the Participant is a “specified employee” within the meaning of Code Section 409A, then no payment will be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the date of the Participant’s Separation from Service or (ii) the Participant’s death, and (e) no amendment to or payment under such Award will be made except and only to the extent permitted under Code Section 409A.

20.	Amendment, Modification and Termination.

20.1    Generally. Subject to other subsections of this Section 20 and Sections 3.4 and 20.3 of this Plan, the Board at any time may suspend or terminate this Plan (or any portion thereof) or terminate any outstanding Award Agreement and the Committee, at any time and from time to time, may amend this Plan or amend or modify the terms of an outstanding Award. The Committee’s power and authority to amend or modify the terms of an outstanding Award includes the authority to modify the number of shares of Common Stock or other terms and conditions of an Award, extend the term of an Award, accelerate the vesting of an Award, accept the surrender of any outstanding Award or, to the extent not previously exercised or vested, authorize the grant of new Awards in substitution for surrendered Awards; provided, however that the amended or modified terms are permitted by this Plan as then in effect, including without limitation Section 3.4 of this Plan and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification.

20.2    Stockholder Approval. No amendments to this Plan will be effective without approval of the Company’s stockholders if: (a) stockholder approval of the amendment is then required pursuant to Section 422 of the Code, the rules of the primary stock exchange or stock market on which the Common Stock is then traded, applicable state corporate laws or regulations, applicable federal laws or regulations, and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under this Plan; or (b) such amendment would: (i) modify Section 3.4 of this Plan; (ii) increase the aggregate number of shares of Common Stock issued or issuable under this Plan; (iii) modify the eligibility requirements for Participants in this Plan; or (iv) reduce the minimum exercise price or grant price as set forth in Sections 6.3 and 7.3 of this Plan.

20.3    Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary, no termination, suspension or amendment of this Plan may adversely affect any outstanding Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 4.4, 9.7, 14, 16, 19 or 20.4 of this Plan.

20.4    Amendments to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Committee may amend this Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming this Plan or an Award Agreement to any present or future law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 20.4 to any Award granted under this Plan without further consideration or action.

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21.	Substituted Awards.

The Committee may grant Awards under this Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or a Subsidiary as a result of a merger or consolidation of the former employing entity with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the former employing corporation. The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

22.	Effective Date and Duration of this Plan.

This Plan will terminate at 11:59 p.m., Eastern Time, on March 6, 2035, and may be terminated prior to such time by Board action. No Award will be granted after termination of this Plan, but Awards outstanding upon termination of this Plan will remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

23.	Miscellaneous.

23.1    Usage. In this Plan, except where otherwise indicated by clear contrary intention, (a) any masculine term used herein also will include the feminine, (b) the plural will include the singular, and the singular will include the plural, (c) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term, and (d) “or” is used in the inclusive sense of “and/or”.

23.2    Unfunded Plan. Participants will have no right, title or interest whatsoever in or to any investments that the Company or its Subsidiaries may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company or any Subsidiary under this Plan, such right will be no greater than the right of an unsecured general creditor of the Company or the Subsidiary, as the case may be. All payments to be made hereunder will be paid from the general funds of the Company or the Subsidiary, as the case may be, and no special or separate fund will be established and no segregation of assets will be made to assure payment of such amounts except as expressly set forth in this Plan.

23.3    Relationship to Other Benefits. Neither Awards made under this Plan nor shares of Common Stock or cash paid pursuant to such Awards under this Plan will be included as “compensation” for purposes of computing the benefits payable to any Participant under any pension, retirement (qualified or non-qualified), savings, profit sharing, group insurance, welfare, or benefit plan of the Company or any Subsidiary unless provided otherwise in such plan.

23.4    Effect on Existing Agreements. Nothing in this Plan is intended to abrogate the rights of any Participant under any contract or agreement existing between the Participant and the Company or any Subsidiary, or any subsequent amendments or modifications of such contract or agreement, and all Awards granted under this Plan and actions taken with respect to this Plan shall be subject to the terms of any contract or agreement between the Participant and the Company.

23.5    Fractional Shares. No fractional shares of Common Stock will be issued or delivered under this Plan or any Award. The Committee will determine whether cash, other Awards or other property will be issued or paid in lieu of fractional shares of Common Stock or whether such fractional shares of Common Stock or any rights thereto will be forfeited or otherwise eliminated by rounding up or down.

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23.6    Governing Law; Mandatory Jurisdiction. Except to the extent expressly provided herein or in connection with other matters of corporate governance and authority (all of which will be governed by the laws of the Company’s jurisdiction of incorporation), the validity, construction, interpretation, administration and effect of this Plan and any rules, regulations and actions relating to this Plan will be governed by and construed exclusively in accordance with the laws of the State of Wisconsin, notwithstanding the conflicts of laws principles of any jurisdictions. Unless otherwise expressly provided in an Award Agreement, the Company and recipients of an Award under this Plan hereby irrevocably submit to the jurisdiction and venue of the Federal or State courts of the States of Delaware and Wisconsin relative to any and all disputes, issues and/or claims that may arise out of or relate to this Plan or any related Award Agreement. The Company and recipients of an Award under this Plan further agree that any and all such disputes, issues and/or claims arising out of or related to this Plan or any related Award Agreement will be brought and decided in the Federal or State courts of the States of Wisconsin or Delaware, with such jurisdiction and venue selected by and at the sole discretion of the Company.

23.7    Successors. All obligations of the Company under this Plan with respect to Awards granted hereunder will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

23.8    Construction. Wherever possible, each provision of this Plan and any Award Agreement will be interpreted so that it is valid under the Applicable Law. If any provision of this Plan or any Award Agreement is to any extent invalid under the Applicable Law, that provision will still be effective to the extent it remains valid. The remainder of this Plan and the Award Agreement also will continue to be valid, and the entire Plan and Award Agreement will continue to be valid in other jurisdictions.

23.9    Delivery and Execution of Electronic Documents. To the extent permitted by Applicable Law, the Company may: (a) deliver by email or other electronic means (including posting on a Web site maintained by the Company or by a third party under contract with the Company) all documents relating to this Plan or any Award hereunder (including prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including annual reports and proxy statements), and (b) permit Participants to use electronic, internet or other non-paper means to execute applicable Plan documents (including Award Agreements) and take other actions under this Plan in a manner prescribed by the Committee.

23.10    Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Committee, regardless of when the instrument, certificate or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board or Committee consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

23.11    No Representations or Warranties Regarding Tax Effect; No Obligation to Minimize or Notify Regarding Taxes. Notwithstanding any provision of this Plan to the contrary, the Company and its Subsidiaries, the Board, and the Committee neither represent nor warrant the tax treatment under any federal, state, local, or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under this Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties, and interest under the Tax Laws and have no duty or obligation to minimize the tax consequences of an Award to the holder of such Award. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising an Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised.

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23.12    Indemnification. Subject to any limitations and requirements of Delaware law, each individual who is or will have been a member of the Board, or a Committee appointed by the Board, or an officer or Employee of the Company to whom authority was delegated in accordance with Section 3.3 of this Plan, will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she will give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or pursuant to any agreement with the Company, or any power that the Company may have to indemnify them or hold them harmless.

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MARTEN TRANSPORT LTD.

VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

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2025 Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Randolph L. Marten	☐	☐	02 - Larry B. Hagness	☐	☐	03 - Jerry M. Bauer	☐	☐
04 - Robert L. Demorest	☐	☐	05 - Ronald R. Booth	☐	☐	06 - Kathleen P. Iverson	☐	☐
07 - Patricia L. Jones	☐	☐						

	For	Against	Abstain
2. To approve the Marten Transport, Ltd. 2025 Equity Incentive Plan.	☐	☐	☐
3. Advisory resolution to approve executive compensation.	☐	☐	☐
4. Proposal to confirm the selection of Grant Thornton LLP as independent public accountants of the company for the fiscal year ending December 31, 2025.	☐	☐	☐

NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

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0444VA

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Marten Transport, Ltd.

Notice of 2025 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 6, 2025

Timothy M. Kohl and James J. Hinnendael, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Marten Transport, Ltd. to be held on May 6, 2025 at the Roger Marten Community Center, 120 South Franklin Street, Mondovi, Wisconsin or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.